UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TCF Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TCF FINANCIAL CORPORATION

200 Lake Street East, Mail Code EX0-03-A

Wayzata, MN 55391-1693

(952) 745-2760

March 10, 2011

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 27, 2011, at 10:00 a.m. local time.

At the Annual Meeting you will be asked to elect fifteen Directors, to approve an increase in the number of authorized shares reserved for issuance under the TCF Employees Stock Purchase Plan – Supplemental Plan, to approve revised and additional performance criteria under each of the TCF Performance-Based Compensation Policy and the TCF Financial Incentive Stock Program, and to approve an Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements.  You will also be asked to give advisory (non-binding) votes on executive compensation, the frequency of future stockholder advisory votes on executive compensation, and on the Audit Committee’s appointment of KPMG, LLP as the Company’s independent registered public accountants for 2011.  The Board of Directors recommends a vote of “Annual” on the frequency of the stockholder advisory vote on executive compensation and that you vote “FOR” all of the other proposals to be presented at the meeting.

Your vote is important, regardless of the number of shares you own.  I urge you to vote now, even if you plan to attend the Annual Meeting.  Today we are also mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the majority of stockholders who are eligible to vote at the Annual Meeting, as opposed to the traditional hard copy proxy materials.  The Notice instructs stockholders how to access TCF’s proxy materials and vote their TCF shares online.  If you were sent this Notice but would prefer to receive the traditional hard copy proxy materials, follow the instructions on the Notice to request the printed materials via mail.  If you received the traditional hard copy proxy materials in lieu of the Notice, you may vote your TCF shares online, via telephone, or via mail by following the instructions on the enclosed proxy card.  If you received more than one proxy card, please vote each card.

If you plan to attend the Annual Meeting, please bring a valid photo identification.

Sincerely,

William A. Cooper

Chairman and Chief Executive Officer

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(952) 745-2760

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2011

The Annual Meeting of Stockholders of TCF Financial Corporation is scheduled as shown below:

Date:	April 27, 2011
Time:	10:00 a.m. local time
Place:	Marriott Minneapolis West
9960 Wayzata Boulevard
St. Louis Park, MN 55426

Meeting Agenda

1.       Elect fifteen Directors, each to serve a one-year term;

2.       Approve an increase in the number of authorized shares reserved for issuance under the TCF Employees Stock Purchase Plan – Supplemental Plan;

3.       Approve revised and additional performance criteria under the TCF Performance-Based Compensation Policy;

4.       Approve revised and additional performance criteria under the TCF Financial Incentive Stock Program;

5.       Approve an Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements;

6.       Advisory (non-binding) vote on executive compensation as disclosed in the proxy statement;

7.       Advisory (non-binding) vote on the frequency of the stockholder advisory vote on executive compensation as disclosed in the proxy statement;

8.       Advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2011; and

9.       Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock at the close of business on February 28, 2011.  If you plan to attend the Annual Meeting, please bring a valid photo identification.

Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote now to make sure there will be a quorum for the Annual Meeting.  You may vote your shares by Internet, telephone or mail by following the instructions on your Notice or proxy card.  You may revoke your proxy by submitting another timely proxy, by notifying the Secretary of TCF in writing before your shares are voted at the Annual Meeting or by voting your shares in person at the Annual Meeting.  If you hold shares through a broker or other nominee, please follow the voting instructions provided to you by that broker or other nominee.

TCF is making its Proxy Statement for the 2011 Annual Meeting of Stockholders and its 2010 Annual Report to Stockholders available via the Investor Relations section of TCF’s website at ir.tcfbank.com.  A free webcast of the Annual Meeting also will be available at ir.tcfbank.com on Wednesday, April 27, 2011, at 10:00 a.m. local time.

By Order of the Board of Directors

William A. Cooper
Chairman and Chief Executive Officer

Wayzata, Minnesota

March 10, 2011

TABLE OF CONTENTS

Page

About the Meeting	1
Proposal 1: Election of Directors	4
Background of the Nominees	5
Corporate Governance	8
Director Attendance	10
Board Committees, Committee Memberships, and Meetings in 2010	10
Director Independence and Related Party Transactions	14
Compensation of Directors	17
TCF Stock Ownership of Directors, Officers and 5% Owners	20
Section 16(a) Beneficial Ownership Reporting Compliance	22
Background of Executive Officers Who Are Not Directors	22
Compensation Discussion and Analysis	23
Compensation Committee Report	34
Summary Compensation Table	35
Grants of Plan-Based Awards in 2010	37
Outstanding Equity Awards at December 31, 2010	38
Option Exercises and Stock Vested in 2010	39
Pension Benefits in 2010	39
Nonqualified Deferred Compensation in 2010	41
Potential Payments Upon Termination or Change in Control	43
Equity Compensation Plans Approved by Stockholders	46
Proposal 2: Approve an Increase in the Number of Authorized Shares Reserved for Issuance Under the TCF Employees Stock Purchase Plan – Supplemental Plan	47
Proposal 3: Approve Revised and Additional Performance Criteria Under the TCF Performance-Based Compensation Policy	50
Proposal 4: Approve Revised and Additional Performance Criteria Under the TCF Financial Incentive Stock Program	53
Proposal 5: Approve an Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements	59
Proposal 6: Advisory (Non-Binding) Vote on Executive Compensation	61
Proposal 7: Advisory (Non-Binding) Vote on the Frequency of the Stockholder Advisory Vote on Executive Compensation	62
Proposal 8: Advisory (Non-Binding) Vote on the Appointment of KPMG LLP as Independent Registered Public Accountants	63
Audit Committee Report	64
Independent Registered Public Accountants	64
Additional Information	65
Appendix I – Proposed TCF Employees Stock Purchase Plan – Supplemental Plan	66
Appendix II – Proposed TCF Performance-Based Compensation Policy	76
Appendix III – Proposed TCF Financial Incentive Stock Program	79
Appendix IV – Proposed Amended and Restated Certificate of Incorporation	87

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST, MAIL CODE EX0-03-A

WAYZATA, MN 55391-1693

(952) 745-2760

PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial,” “TCF,” or the “Company”) requests your proxy for the 2011 Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”).  The proxy is being solicited on behalf of the Board and TCF Financial.  The Annual Meeting is scheduled as shown below:

Date:	April 27, 2011
Time:	10:00 a.m. local time
Place:	Marriott Minneapolis West
9960 Wayzata Boulevard
St. Louis Park, MN 55426

The mailing address and telephone number of the principal executive offices of TCF Financial appear at the top of this page.

The Notice of Internet Availability of Proxy Materials (the “Notice”) or, in some cases, this proxy statement and the accompanying form of proxy, were mailed on or about March 10, 2011.

ABOUT THE MEETING

What Proposals are on the Agenda for the Annual Meeting?  Assuming a quorum is present, the following proposals will be voted on at the Annual Meeting:

1.     Elect fifteen Directors, each to serve a one-year term.

2.               Approve an increase in the number of authorized shares reserved for issuance under the TCF Employees Stock Purchase Plan — Supplemental Plan (the “ESPP — Supplemental Plan Increase”).

3.               Approve revised and additional performance criteria under the TCF Performance-Based Compensation Policy.

4.               Approve revised and additional performance criteria under the TCF Financial Incentive Stock Program.

5.               Approve an Amended and Restated Certificate of Incorporation to eliminate supermajority voting.

6.               Advisory (non-binding) vote on executive compensation as disclosed herein (“Say on Pay”).

7.               Advisory (non-binding) vote on the frequency of the stockholder advisory vote on executive compensation as disclosed in the proxy statement (“Say on Frequency”).

8.               Advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2011.

Who is Permitted to Vote at the Annual Meeting?  You are entitled to vote at the Annual Meeting if you owned shares of TCF Financial’s common stock (“TCF Stock”) at the close of business on February 28, 2011 (the “Record Date”).  There were ____________ shares of TCF Stock outstanding on the Record Date.  Each share of TCF Stock you owned as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

Stockholders of Record.  If your shares of TCF Stock are registered directly in your name, then you are considered the stockholder of record with respect to those shares and you may grant your proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting.

“Street Name” Holders.  If your shares are held in a stock brokerage account or by any other nominee, then you are considered the beneficial owner of those shares, which are said to be held in “street name.”  As the beneficial owner, you may direct your broker or other nominee how to vote your shares using the voting instructions provided to you by that broker or nominee.  You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

How is a Quorum Determined?   A majority of the shares of TCF Stock  outstanding  as  of  the  Record  Date must be present in person or by proxy at the Annual Meeting in order to have a quorum.  Broker non-votes (described below) of your shares are counted toward the quorum requirement.  If you vote by proxy before the Meeting but decide to withhold authority or abstain on one or more proposals, you are counted as being present at the Meeting and your shares count toward the quorum requirement but will not be deemed to have been voted in favor of the proposal(s).

How do I Vote?

Stockholders of Record.  You can vote your shares of TCF Stock by proxy (in advance of the Meeting) by using one of these three options:

(1)   online by following the instructions for Internet voting shown on the Notice or proxy card;

(2)   by telephone by following the instructions for telephone voting shown on the proxy card; or

(3)          by mail by marking the proxy card(s) with your instructions and then signing, dating and returning the card(s) in the enclosed return addressed envelope.

The individuals designated as proxies (see page ___) will vote your shares, based on your instructions.  If you submit your proxy card, but do not give instructions as to a proposal, they will vote “FOR” all proposals except the advisory vote on the frequency of the advisory (non-binding) stockholder vote on executive compensation, for which the proxies will vote “Annual.”  If any other business comes before the Meeting, they will vote your proxy according to their own judgment.  You can also vote in person at the Meeting.

“Street Name” Holders.  You must follow the voting instructions provided by your broker or other nominee.  Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold your shares in “street name” have the authority to vote shares for which they do not receive instructions on all routine matters submitted for approval at the Annual Meeting.  In the absence of your specific instructions as to how to vote, your broker will not have authority to vote on the election of directors, the ESPP — Supplemental Plan Increase, approval of revised and additional performance criteria under the TCF Performance-Based Compensation Policy and the TCF Financial Incentive Stock Program, Say on Pay, or Say on Frequency.  “Street name” holders are invited to attend the Meeting; however, you may not vote your shares in person at the Meeting unless you obtain a legal proxy from the stockholder of record (your broker or other nominee).

You May Not Vote via the Annual Meeting Webcast.  Stockholders listening to the Meeting via webcast will not have any voting rights at the Meeting via such webcast.  If you plan to listen to the Meeting via webcast, please vote by proxy following the instructions set forth above.

You May Not Vote by Filling Out and Returning the Notice.  The Notice identifies the items to be voted on at the Meeting, but you cannot vote by marking the Notice and returning it.  The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card provided by your broker, or by submitting a ballot in person at the Meeting.

Once I have Voted My Proxy, May I Revoke It and Vote At The Meeting?  Yes.  Your proxy is revocable and is automatically revoked if you submit a new vote.  You can vote your shares at the Meeting by written ballots available at the Meeting, even if you voted them in advance by proxy.  However, if your shares are held in street name by a broker or other nominee, you must bring with you to the Meeting a proxy from them in your name.  Stockholders who listen to the Meeting via the webcast will not be able to revoke proxies at the Meeting via the webcast.

What is the Vote Required for Approval?  For Proposal 1, the election of Directors, the fifteen candidates who receive the most votes (a plurality) will be elected.  Withholding authority to vote for a Director will have no effect on the election of the Director.  Proposal 2, the ESPP — Supplemental Plan Increase, requires the affirmative vote of the holders of a majority of the shares cast on such proposal, provided the total votes cast on the proposal represent more than 50% of the outstanding shares of TCF Stock entitled to vote on such matter.  Proposal 5, Approval of an Amended and Restated Certificate of Incorporation of TCF to Eliminate Supermajority Voting, requires the affirmative vote of at least 80% of the total votes eligible to be cast.  For Proposal 7, Say on Frequency, the frequency (annual, biennial or triennial) that receives the most votes will be deemed the preference of the stockholders.  All other proposals must be approved by a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

What is a “Broker Non-Vote” and What is the Effect of Broker Non-Votes and Abstentions?  A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in street name) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you.  Generally, if a broker returns a “non-vote” proxy, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining a quorum, but will not be deemed to have voted in favor of such proposal.  Accordingly, abstentions will have the same effect as a vote against the proposal.

Who Pays for the Expenses  Related to Proxy  Solicitation?  TCF Financial is paying all costs of solicitation.  Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission, mail or facsimile.  Directors, officers and employees will not receive any additional compensation for such services.  In addition, TCF has hired a professional solicitor, MacKenzie Partners, Inc. (“MacKenzie Partners”).  TCF expects total solicitation fees paid to MacKenzie Partners to be approximately $15,000 plus reasonable expenses.  TCF will, upon request, reimburse brokerage firms and other nominees for their reasonable expenses incurred for forwarding solicitation materials to beneficial owners of TCF Stock.

Who Will Count The Votes?  A representative of Broadridge Financial Solutions, Inc., TCF’s tabulation agent, will tabulate the votes and act as independent inspector of election.

Attending the Annual Meeting.  If you plan to attend the Meeting, please bring a valid photo identification.

May Stockholders Submit Proposals or Nominate Directors for This Meeting?  The deadline for submitting proposals or nominations was February 26, 2011, sixty days before the Annual Meeting date.  No stockholder proposals or nominations were submitted by that date.

What is TCF’s Policy on Stockholder Nominations?  Please refer to “Director Nominations” on page __ for a description of TCF’s policy on stockholder nominations.

PROPOSAL 1:  ELECTION OF DIRECTORS

All Directors are being nominated for election to a one-year term.  Unless instructed otherwise by the person submitting the proxy, all proxies received will be voted in favor of the Nominees listed in the following chart.  All Nominees agree they will serve if elected.  If any Nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (Thomas F. Jasper and/or Neil W. Brown) will vote for a replacement nominee recommended by the Nominating Committee of the Compensation/Nominating/Corporate Governance Committee of the Board of Directors of TCF.

Name	Position(s) with TCF Financial:	Age	Director Since *
Raymond L. Barton	Director	62	2011
Peter Bell	Director	59	2009
William F. Bieber	Director	68	1997
Theodore J. Bigos	Director	58	2008
William A. Cooper	Director, Chairman, Chief Executive Officer	67	1987
Thomas A. Cusick	Director	66	1988
Luella G. Goldberg	Director	74	1988
Karen L. Grandstrand	Director	56	2010
George G. Johnson	Director	68	1998
Vance K. Opperman	Director	68	2009
Gregory J. Pulles	Director, Vice Chairman	62	2006
Gerald A. Schwalbach	Director	66	1999
Ralph Strangis	Director	74	1991
Barry N. Winslow	Director, Vice Chairman, Chief Risk Officer	63	2008
Richard A. Zona	Director	66	2011

*  Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

What Is The Board’s Recommendation On Voting For Directors?  The Board unanimously recommends that TCF Financial stockholders vote “For” all the Nominees listed above.

BACKGROUND OF THE NOMINEES

The following describes at least the last five years of business experience of each Nominee proposed for election as a Director as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a Director in light of TCF’s business and structure.  The descriptions also include any other directorships at public companies held during the past five years by the Nominees.  There is no family relationship between any of the Nominees or executive officers of TCF Financial.

RAYMOND L. BARTON was elected to the Board of TCF Financial on January 18, 2011.  He has been the Chairman of the Board of Great Clips, Inc., an operator and franchiser of hair salons, since 1998 and also served as its Chief Executive Officer from 1998 until January 2011.  Mr. Barton was President of Great Clips, Inc. from 1983 to 1998.  Previously, he served as a vice president at Questex Energy from 1982 to 1983 and Treasurer at Century 21 Real Estate North Central States from 1978 to 1982.  He was a member of the accounting firm Alexander Grant & Co. (now Grant Thornton) from 1972 to 1978.  He currently is Chairman of the Board of Directors of Children’s Hospitals and Clinics of Minnesota.  Upon his election, Mr. Barton was appointed to the Asset Liability Management, Bank Secrecy Act Compliance (“BSA Compliance”), and Shareholder Relations/Capital and Expansion Committees.  Mr. Barton’s insight into retail services businesses and demonstrated success as an entrepreneur led to his appointment as a Director.

PETER BELL has been a Director of TCF Financial since November 2009 and is currently a member of the Asset Liability Management, BSA Compliance, Compensation/Nominating/Corporate Governance, and Shareholder Relations/Capital and Expansion Committees.  From 2003 until December 2010, he was the chair of the Metropolitan Council, a regional agency serving the Minneapolis/St. Paul metropolitan area, that operates the bus, wastewater, and parks systems, and administers funds for affordable housing opportunities, and he was responsible for strategic long-range growth planning for the Minneapolis/St. Paul metropolitan area.  Formerly, he was executive vice president at Hazelden Publishing and Educational Services from 1999 to 2002 and Executive Vice President of Corporate Community Relations at TCF National Bank, a wholly-owned national bank subsidiary of TCF Financial (“TCF Bank”) from 1994 to 1999.  He was the co-founding and executive director of the Institute on Black Chemical Abuse and has written numerous books on chemical dependence.  He is a former member of the Board of Regents of the University of Minnesota and has served on the board of directors for many local and national social and civic organizations.  In addition to unique management experience in the public and private sectors, Mr. Bell contributes his extensive experience in government affairs to the Board.  As a bank holding company regulated by several federal agencies, TCF has numerous dealings with regulatory bodies, and Mr. Bell’s acquired expertise in dealing with a wide variety of state and federal regulators is very helpful in Board deliberations that involve TCF’s regulatory relationships.  Mr. Bell also contributes to the diversity of the Board.

WILLIAM F. BIEBER has been a Director of TCF Financial since 1997 and is currently a member of the Asset Liability Management, BSA Compliance, Compensation/Nominating/Corporate Governance, and Shareholder Relations/Capital and Expansion Committees.  He is currently Chairman of the Board of ATEK Companies, Inc., a Minnesota-based organization supplying various products to the commercial, medical, and industrial marketplace, a position he has held since 1984.  In addition, he is the chairman and owner of ATEK Plastics, Inc., a Texas-based operation supplying various products to the medical and industrial marketplace.  As the Chief Executive Officer and owner of Acrometal Products, a position he first held in 1973, Mr. Bieber acquired numerous manufacturing and production entities, expanding the business that would become the ATEK family of companies.  He previously served as President of the Board of Hammer Residences Inc. and as a cabinet member to the Minneapolis United Way.  In these roles, Mr. Bieber obtained years of management experience and financial expertise.  The Board especially values his extensive experience in starting, acquiring and growing businesses.  TCF attempts to run its business lines with an entrepreneurial spirit, and Mr. Bieber’s knowledge of how to turn a product concept into a profitable business venture benefits Board discussions regarding products and strategic initiatives.

THEODORE J. BIGOS has been a Director of TCF Financial since October 2008 and is currently a member of the Asset Liability Management, BSA Compliance, Compensation/Nominating/Corporate Governance, and Shareholder Relations/Capital and Expansion Committees.  He is the owner of Bigos Management, Inc., an apartment ownership and management firm located in Minnesota, and he has been involved in the ownership or operation of apartment complexes for the past 37 years.  As TCF’s primary businesses include both residential and commercial lending, Mr. Bigos’ unique experience in long-term management of an apartment conglomerate and corresponding knowledge of the real estate markets make him a valuable contributor to the Board.

WILLIAM A. COOPER (Principal Executive Officer) has been a Director and the Chairman of the Board of TCF Financial since its formation in 1987.  He has served as the Chief Executive Officer of TCF Financial since July 2008 and also served as Chief Executive Officer from 1987 until his retirement on December 31, 2005.  Mr. Cooper continued to serve as non-executive Chairman of TCF Financial during his brief retirement.  He was also the Chief Executive Officer of TCF Bank from 1985 to 1993.  He is a director and controlling shareholder of Cooper State Bank, a state bank organized under the laws of the State of Ohio.  Mr. Cooper’s key attributes are his leadership skills and the experience gained through his long career in the banking industry and 25-year tenure at TCF.  Mr. Cooper’s demonstrated ability to lead Company management in deliberations on a wide variety of topics is critical to the successful functioning of the Board.

THOMAS A. CUSICK has been a Director of TCF Financial since 1988 and is currently a member of the Asset Liability Management, BSA Compliance, and Shareholder Relations/Capital and Expansion Committees.  He was Chief Operating Officer of TCF Financial from 1997 to 2002 and Vice Chairman from 1993 to 2002.  Mr. Cusick served as President of TCF Financial from its formation in 1987 until 1993.  He also served as Chief Executive Officer of TCF Bank from 1993 to 1996.  Mr. Cusick retired as an executive of TCF Financial in 2002.   Mr. Cusick contributes unique knowledge to the Board obtained during his 40-year career in banking with a special focus on retail banking and technology.  Mr. Cusick’s retail and information technology (“IT”) experience is invaluable when the Board takes up issues involving TCF Bank’s extensive IT service requirements.  In the current environment of rapidly-changing IT, Mr. Cusick’s experience with the Company and familiarity with addressing challenges in retail banking areas is important to Board deliberations.

LUELLA G. GOLDBERG has been a Director of TCF Financial since 1988 and is currently the chair of the BSA Compliance Committee, and a member of the Asset Liability Management, Audit, Compensation/ Nominating/Corporate Governance, and Shareholder Relations/Capital and Expansion Committees.  She served as a director of Hormel Foods Corporation from 1993 through November 2009, serving as lead director in 2009.  She served as a director of ReliaStar Financial Corp. from 1976 to 2000.  From 2001 to 2008, she served on the Supervisory Board of ING Group, Amsterdam, the Netherlands, which acquired ReliaStar Financial Corporation in 2001.  She became a director of Communications Systems, Inc. in 1997, and served on the board of Hector Communications Corporation from 2002 to 2006.  She was chair of the University of Minnesota Foundation from 1996 to 1998, and acting president of Wellesley College from July to October 1993.  Ms. Goldberg obtained banking experience as a director of an international financial services organization.  In addition, her problem-solving and leadership skills, which she obtained through her experience as a director of a myriad of public and civic organizations, are invaluable during Board deliberations.  Ms. Goldberg has been extensively involved with civic organizations in Minneapolis and St. Paul, Minnesota, which are principal markets of TCF.  Ms. Goldberg also contributes to the diversity of the Board.

KAREN L. GRANDSTRAND was elected a Director of TCF Financial in October 2010.  She was appointed to the Asset Liability Management, Audit, BSA Compliance, and Shareholder Relations/Capital and Expansion Committees in 2011.  She is a shareholder in the Minneapolis law firm of Fredrikson & Byron, P.A. and chair of the firm’s Bank and Finance Group.  Prior to joining the firm in 1999, Ms. Grandstrand was Senior Vice President of the Banking Supervision and Risk Management Departments at the Federal Reserve Bank of Minneapolis, where she worked from 1985 to 1999.  She served as a director of Thrivent Financial Bank from 2006 to 2010 and has also served as a director for various Minnesota civic and educational entities.  Ms. Grandstrand’s unique contribution as a Director is her insight into the regulatory environment in which TCF operates and expertise in regulatory compliance.  As the banking industry is increasingly highly regulated, her knowledge and skills will contribute to the Board’s decision making.  Ms. Grandstrand also contributes to the diversity of the Board.

GEORGE G. JOHNSON has been a Director of TCF Financial since 1998 and is currently a member of the Asset Liability Management, Audit, BSA Compliance, and Shareholder Relations/Capital and Expansion Committees.  Mr. Johnson is a certified public accountant and Managing Director of George Johnson & Company, a certified public accounting firm which he founded in 1971, and George Johnson Consultants, a consulting firm which he founded in 1995.  He serves as a director for various civic and educational organizations in the Detroit, Michigan area.  In addition to management and entrepreneurial experience, Mr. Johnson contributes accounting expertise to the Board grounded in his 40-year career as a certified public accountant.  The Board is focused on the integrity of TCF’s financial statements, as a public financial services company, and Mr. Johnson’s financial acumen is invaluable in the Board’s reviews.  Mr. Johnson also contributes to the diversity of the Board.

VANCE K. OPPERMAN has been a Director of TCF Financial since June 2009 and is currently the chair of the Compensation/Nominating/Corporate Governance Committee and a member of the Asset Liability Management,

Audit, BSA Compliance, and Shareholder Relations/Capital and Expansion Committees.  He is President and Chief Executive Officer of Key Investment, a private investment company involved in publishing and other activities, a position he has held since 1996.  From 1993 to 1996, he was President of West Publishing Company, a provider of legal and business information research now owned by Thomson Reuters.  He has served on the board of directors for Thomson Reuters since 1996 and is currently the chair of the audit committee for that board.  He also serves on the board of Blue Cross Blue Shield of Minnesota and currently serves as chair of the business development and audit committees for that board.  Mr. Opperman’s background in executive management and expertise in finance make him a valuable member of the Board.  The legal skills he acquired as an attorney and as the president of a large public company in the legal publishing business are useful in the Board’s discussions of legal risk and regulatory issues.  As president of West Publishing, Mr. Opperman acquired managerial and analytical skills which enable him to contribute to numerous Board discussions.  In addition, Mr. Opperman’s experience in the healthcare industry is unique to the Board, and it allows him to provide special insights with respect to TCF’s healthcare and medical benefits issues.

GREGORY J. PULLES has been a Director of TCF Financial since 2006 and Vice Chairman of TCF Financial since 1993.  He was Secretary of TCF Financial from 1989 until January 2011.  He served as General Counsel of TCF Financial from 1987 until April 2009.  He has been an Executive Vice President of TCF Bank since 1989 and also served as Secretary (1989 to 1995) and General Counsel (1985 to 1993).  Mr. Pulles’ special contribution to the Board is his expertise in legal issues applicable to TCF which he obtained during his 40-year legal career in the financial services industry and in private practice representing clients in financial services businesses.  In addition, Mr. Pulles’ extensive experience as an employee of TCF enables him to provide insight that strengthens Board decision-making and management.

GERALD A. SCHWALBACH has been a Director of TCF Financial since 1999 and is currently the chair of the Audit Committee and a member of the Asset Liability Management, BSA Compliance, and Shareholder Relations/Capital and Expansion Committees.  He is the Chairman of the Board of Spensa Development Group, LLC, a position he has held since the company’s formation in 2003, and manages related companies that are engaged in the real estate business.  From 1997 to 2009, he was a director of C.H. Robinson Worldwide, Inc., a logistics and transportation company.  In these positions and others, Mr. Schwalbach developed extensive experience in finance and tax matters relating to real estate.  Mr. Schwalbach’s special contribution to the Board comes from his financial acumen acquired in his career as a financial advisor/entrepreneur and also his experience as an audit committee chair acquired outside and inside TCF.  Mr. Schwalbach’s insights and leadership skills are valuable in achieving the strong control environment that is critical to TCF’s success.  In addition, Mr. Schwalbach’s experience in tax matters enables him to provide significant guidance to the Board in this area.

RALPH STRANGIS has been a Director of TCF Financial since 1991 and is currently the chair of the Shareholder Relations/Capital and Expansion Committee, and a member of the Asset Liability Management and BSA Compliance Committees.  He is a founder of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A., of which he has been a member since 1978.  He has also been a director of OptumHealthBank, Inc., an affiliate of UnitedHealth Group since 2002; Sit Investments Associates, Inc. since 2005; and Cooper State Bank since 2005.  Mr. Strangis is uniquely qualified as a Director because of the legal and executive management skills he acquired through his over-40-year legal career as an advisor to numerous public and private companies.  During his nearly 20 years as a Director of TCF Financial, Mr. Strangis has been a leader at Board meetings and in strategic Board decision-making in countless complex business transactions.

BARRY N. WINSLOW has been a Director of TCF Financial since 2008 and the Chief Risk Officer of TCF Financial since 2010.  Mr. Winslow has also been a Vice Chairman of TCF Financial since July 2008.  From 2009 to 2010, he was responsible for TCF’s Wholesale Banking business.  From January 2008 to July 2008, Mr. Winslow was a financial consultant for several banks, including TCF.  In this role, his primary focus was advice, analysis, and strategic plan input related to mergers and acquisitions, as well as strategies for non-performing asset dispositions.  He previously held the positions of Chief Operating Officer of TCF Financial Corporation (2006 to 2007), Chief Executive Officer of TCF Bank (2001 to 2005) and President of TCF Bank (1998 to 2005).  He held additional positions with TCF affiliates including President of TCF Bank Michigan (1995 to 1998) and President and Chief Executive Officer of TCF Bank Illinois (1993 to 1995).  Prior to joining TCF, Mr. Winslow was a senior vice president with Huntington National Bank.  He has served as a director of Cooper State Bank since 2005 and is a director of Sit Mutual Funds, a position to which he was elected in 2010.  Additionally, Mr. Winslow has served as an adjunct professor of finance at several universities, including Ohio State, Cincinnati, Xavier, and North Texas.  Mr. Winslow has extensive knowledge of the banking industry, with an emphasis in commercial lending, which he obtained through his 35-year career.  This knowledge and his experience as an advisor and employee of TCF make him a valuable member of the Board.  In addition, Mr. Winslow’s insight in the areas of commercial lending and leasing, as well as his other financial experience, inform his risk management determinations as Chief Risk Officer.

RICHARD A. ZONA was elected to the Board of TCF Financial on January 18, 2011.  Mr. Zona held the position of Vice Chairman of Wholesale Banking and Wealth Management for U.S. Bancorp from 1996 until his retirement in 2000.  He joined U.S. Bancorp in 1989 as Executive Vice President and Chief Financial Officer, and from 1991 to 1996 served as Vice Chairman and Chief Financial Officer of U.S. Bancorp.  Mr. Zona practiced as a certified public accountant with Ernst & Young from 1970 to 1989 and was admitted to partnership in 1979.  While at Ernst & Young, Mr. Zona served as National Director of the firm’s financial institutions practice.  He has served on the boards of ING Direct Bank fsb (USA), New Century Financial Corporation (2000 to 2007), Piper Jaffray Companies (2004 to 2005), Polaris Industries Inc. (2000 to 2007), and ShopKo Stores Inc. (2003 to 2006).  Upon his election, Mr. Zona was appointed to the Asset Liability Management, BSA Compliance, and Shareholder Relations/Capital and Expansion Committees.  Mr. Zona contributes extensive management, finance, and accounting experience from his lengthy career in the financial services industry.  In addition, his knowledge of the regulatory and economic challenges facing financial institutions is particularly useful to the Board given the current economic and regulatory climate.

CORPORATE GOVERNANCE

TCF has established and operates within a comprehensive plan for Board of Directors membership/director independence, committee membership, and ethical conduct.  TCF’s Corporate Governance Guidelines may be accessed through the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”).  Included in the Corporate Governance Guidelines are the criteria used to determine whether a Director is independent.

TCF’s corporate governance policies recognize the importance of sound governance practices in the financial services industry.  The Board currently consists of fifteen members.  The number of Directors is determined by the Board from time to time and may range in size from seven to twenty-five members.  The Board of Directors typically meets at least quarterly in January, April, July, and October.  TCF’s Board has six committees:  Asset Liability Management, Audit, Bank Secrecy Act (“BSA”) Compliance, Compensation/Nominating/Corporate Governance, Shareholder Relations/Capital and Expansion, and Executive.  Directors are elected by a plurality vote of the stockholders, but nominees typically obtain substantially more than a majority of the votes cast.

Director Nominations.  The Nominating Committee of the Compensation/Nominating/Corporate Governance Committee is responsible for Director nominations.  The Nominating Committee consists entirely of independent Directors as determined by the Board under applicable rules, all of whom are also members of the full Compensation/Nominating/Corporate Governance Committee.  The Nominating Committee operates under the Compensation/Nominating/Corporate Governance Committee Charter which may be accessed through TCF’s website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”).

The Board and management regularly make recommendations to the Nominating Committee of potential Director candidates they have identified through business and professional contacts.  The Nominating Committee will consider nominees for new Directors as vacancies become available using the following criteria:  A majority of the Directors must be independent, as determined by the Board under applicable rules; nominees shall possess expertise in general business matters and in such other areas as are relevant to Committees on which they are expected to serve (such as financial expertise for Directors expected to serve on the Audit Committee); and nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to the success of the Company and its operations.

Messrs. Barton and Zona and Ms. Grandstrand were each nominated by the Nominating Committee, which is comprised of independent (non-management) Directors.

The Board does not have a formal policy of considering diversity in identifying potential Director nominees, but believes that its membership should broadly reflect the banking community served by the Company and therefore has an informal practice of considering a nominee’s age, race, ethnicity, national origin, gender, and geographic location in addition to such nominee’s qualifications for Board service.

Stockholders may submit nominations to the Nominating Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth on page ___ .  Any such nomination should include the information specified in Article II, Section 13 of the Bylaws, a copy of which may be obtained from the Company’s Corporate Secretary at the TCF address on page 1.  Nominations should be mailed to the attention of the Compensation/ Nominating/Corporate Governance Committee, c/o TCF’s Corporate Secretary at the TCF address on page 1.  The Nominating Committee will evaluate all recommended nominees, including those submitted by stockholders, based on the criteria set forth above, with particular emphasis on whether they will meaningfully contribute to the success of the Company and its operations.  TCF has not, to date, paid any fees to any firm in connection with locating or evaluating any Director candidates.

Communications with Directors.  The Board of Directors provides a process for stockholders and other interested parties to communicate directly with any Director, the presiding Director, the Board of Directors, or with non-management or independent Directors as a group.  The process for doing so is disclosed on TCF’s website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”).

Board Leadership Structure and the Board’s Role in Risk Oversight.  The same person serves as both the Principal Executive Officer of the Company and Chairman of the Board.  The Board does not have a lead Director.  A presiding Director is selected when the Board holds non-management meetings.

The Board believes that this leadership structure is appropriate given TCF’s characteristics and present circumstances.  It has enabled TCF to attract and retain a strong Chief Executive Officer, and the Company has achieved extraordinary success under his leadership.  It avoids any lack of clarity over who runs the Company and results in a Board leader with greater substantive knowledge of the Company and the industry in which it operates than would otherwise be the case.  The Board believes all of these considerations provide value for the Company’s stockholders.

Furthermore, the current leadership structure has been in place most of the time since the Company’s inception and, while it is not to say that the Board would not change it in the future under appropriate circumstances (e.g., in connection with a management succession), the Board does not believe that splitting the roles of Chairman and Chief Executive Officer in the present circumstances would result in any improvement in Company performance.

The Board believes that the current arrangement also provides for adequate independent oversight of the Company.  The Company places a significant emphasis on Board independence.  Currently, twelve of the Board’s fifteen members (80%) meet the independence requirements under NYSE rules and the Company’s own independence requirements; these independent Directors regularly meet in executive session without management.  The members of the Board’s Compensation/Nominating/Corporate Governance Committee and the Audit Committee, including their respective chairs, are all independent and, in addition to the Chairman, serve in oversight roles.  Through these committees, the Board is actively involved in oversight of risk, compliance, possible conflicts of interest and related party transactions, and business results.  The Compensation/Nominating/Corporate Governance Committee is also specifically responsible for an annual review of the Chief Executive Officer’s performance and compensation.  Board members have complete access to management and outside advisors; thus, the Chairman is not the sole source of information for the Board.  Pursuant to the Board’s Communications with Directors Policy, stockholders and other interested parties have access to any Director individually and to the independent Directors as a group.

Regular Separate Non-Management Director Meetings.  The non-management Directors, all of whom are independent under NYSE rules as of the date of this proxy statement, meet independently in executive sessions on the same days as and immediately after the regularly scheduled meetings of the Board.  At each executive session a presiding Director is selected to serve as such.

Code of Ethics.  TCF has adopted a Code of Ethics applicable to the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”), and Principal Accounting Officer (“PAO”) (the “Senior Financial Management Code of Ethics”) as well as a code of ethics generally applicable to all officers (including the PEO, PFO, and PAO), Directors, and employees of TCF (the “Code of Ethics”).  The Code of Ethics and Senior Financial Management Code of Ethics are both available for review at TCF’s website www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”).  Any changes to either code will be posted on the website, and any waivers of the Code of Ethics or Senior Financial Management Code of Ethics for Directors or executive officers also will be posted on the website.   To date, TCF has not issued any waivers of either code.

DIRECTOR ATTENDANCE

The business, property and affairs of TCF Financial are managed by or under the direction of the Board.  The Board met eight times in 2010.  All Board members are expected to attend all Committee meetings of which they are a member; but also are invited to attend meetings of committees of which they are not members.  During 2010, all Directors attended at least 75% of the meetings of the Board and of the committees on which they serve.  TCF requests Directors to attend the Annual Meeting of Stockholders if their schedules permit.  Nine Directors attended the 2010 Annual Meeting.

Beginning in 2011, Directors are additionally expected to attend quarterly functional management meetings.  Three directors have been assigned to attend quarterly meetings for each functional area, including retail banking, wholesale banking, and treasury and support services.

BOARD COMMITTEES, COMMITTEE MEMBERSHIPS, AND MEETINGS IN 2010

The following chart identifies the principal responsibilities, number of meetings held in 2010, and the members for each of the standing Board Committees (those which meet regularly) including those with audit, compensation, and nominating responsibilities.  Messrs. Cooper, Pulles, and Winslow are executive officers of TCF and do not serve on any of the standing Board Committees.  In addition to the committees reflected on the next page, there was a duly-elected Executive Committee of the Board consisting of William Cooper, Ralph Strangis, and Luella Goldberg.  The Executive Committee did not meet during 2010.

intentional blank space

Committee / Number of Meetings in 2010	Principal Responsibilities	Outside Director Members (* Denotes Committee Chair)
Asset Liability Management (established April 2010) 3 meetings in 2010

•        Review trends in the economy in general and interest rates in particular

•        Discuss the impact of various interest rate scenarios upon the Company’s earnings

•        Monitor management’s action to adjust corporate interest rate sensitivity and its effectiveness

•        Monitor management’s action related to the relative level of asset/liability sensitivity of the Company’s balance sheet

Raymond L. Barton(1)

Peter Bell

William F. Bieber

Theodore J. Bigos

Thomas A. Cusick

Luella G. Goldberg

Karen L. Grandstrand(2)

George G. Johnson

Vance K. Opperman*

Douglas A. Scovanner(5)

Gerald A. Schwalbach

Ralph Strangis

Richard A. Zona(1)

Audit 10 meetings in 2010

•   Relations with internal and external auditors

•   Review enterprise risk management functions and controls

•   Review financial reporting

•   Review asset quality and underwriting standards

•   Oversee compliance

Luella G. Goldberg Karen L. Grandstrand(2) George G. Johnson(3) Vance K. Opperman(3) Douglas A. Scovanner(3) (5) Gerald A. Schwalbach*(3)
Bank Secrecy Act (“BSA”) Compliance (established July 2010) 2 meetings in 2010

•   Monitor adherence to the provisions of the BSA Consent Order dated July 20, 2010 between TCF and the Office of the Comptroller of the Currency

•   Ensure that TCF is in compliance with the BSA and the rules and regulations of the Office of Foreign Assets Control

•   Review reports on BSA issues, trends, policies, processes, identification of risks, or any other matter brought to the Committee’s attention

Raymond L. Barton(1)

Peter Bell

William F. Bieber

Theodore J. Bigos

Thomas A. Cusick

Luella G. Goldberg*

Karen L. Grandstrand(2)

George G. Johnson

Vance K. Opperman

Douglas A. Scovanner(5)

Gerald A. Schwalbach

Ralph Strangis

Richard A. Zona(1)

Compensation/ Nominating/ Corporate Governance 4 meetings in 2010	• Recommend and approve personnel-related items • Award stock options and stock grants • Executive compensation • Director nominations • Corporate Governance supervision	Peter Bell William F. Bieber Theodore J. Bigos Luella G. Goldberg Vance K. Opperman*(4) Gerald A. Schwalbach Ralph Strangis*(4)
Shareholder Relations/Capital and Expansion 4 meetings in 2010

•   Review capital planning

•   Review dividend recommendations

•   Review liquidity levels

•   Review stock buyback program

•   Review merger and acquisition  activity

•   Increase stockholder value

•   Review corporate strategies

•   Review criteria to select branch sites

•   Review branch profitability

Raymond L. Barton(1)

Peter Bell

William F. Bieber

Theodore J. Bigos

Thomas A. Cusick

Luella G. Goldberg

Karen L. Grandstrand(2)

George G. Johnson

Vance K. Opperman

Douglas A. Scovanner*(5) (6)

Gerald A. Schwalbach

Ralph Strangis*(6)

Richard A. Zona(1)

(1)	Messrs. Barton and Zona were elected to the Board and to this committee effective January 18, 2011.
(2)	Ms. Grandstrand was elected to this committee effective January 18, 2011.
(3)	Messrs. Johnson, Opperman, Schwalbach, and Scovanner have been designated as Audit Committee financial experts.
(4)	Effective October 19, 2010, Mr. Opperman was appointed chair of this committee following the resignation of Mr. Strangis as chair and member of this committee.
(5)	Mr. Scovanner resigned from the Board and the committees on which he served in September 2010.
(6)	Mr. Strangis was appointed chair of this committee in October 2010 following Mr. Scovanner’s resignation from the Board.

Compensation/Nominating/Corporate Governance Committee.  All members of the Compensation/Nominating/Corporate Governance Committee are listed above and are independent under the standards outlined beginning on page __.  The Committee operates under a formal charter that may be accessed through the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”).

Scope of Authority of Compensation Committee.  The Compensation Committee is one of the three component committees of the Compensation/Nominating/Corporate Governance Committee; all of the members of the Compensation Committee are also members of the full Compensation/Nominating/Corporate Governance Committee.  Full authority is delegated from the Board to the Compensation Committee to act on the following matters without Board approval:

•	Review of the Compensation Discussion and Analysis section of the proxy statement and recommend its approval by the Board
•	Review of the overall adequacy, effectiveness and compliance of benefit programs
•	Review of pay plans to ensure that they are consistent with the Company’s stated compensation philosophy
	•	Review of the performance of executive officers
	•	Approval of long-term and short-term incentive plans and goals for TCF Financial executive officers
	•	Approval of incentive awards and salary for TCF Financial executive officers
•

Approval of severance agreements and employment contracts (including change in control provisions) for TCF Financial executive officers, except that any employment contract or severance agreement for the Chief Executive Officer (“CEO”) shall be approved by the full Board

	•	Approval of an annual summary of CEO perquisites and review of an annual summary of other executive perquisites
•	Supervision of the administration of the Pension Plan and TCF Employees Stock Purchase Plan
	•	Approve amendments as needed (except where the plan requires full Board approval)
	•	Selection of the trustee, funding agents, investment managers and other similar asset managers for the trust funds
	•	Serve as the Advisory Committee for the TCF Employees Stock Purchase Plan, directing the vote of shares for which participants in the plan do not provide direction
	•	Exercise of all other responsibilities as provided in the plans
•	Supervision of the administration of the Incentive Stock Program, TCF Employees Stock Purchase Plan - Supplemental Plan, and the Deferred Compensation Plans
	•	Approval of amendments as needed
	•	Issuance of awards (generally restricted stock grants)
	•	Exercise of all other administrative and interpretive authority under the plans
	•	Exercise of all other responsibilities as provided in the plans
•	Supervision of the administration of the Directors’ Plans
	•	Approval of amendments as needed
	•	Issuance of awards under the Directors Stock Program
	•	Exercise of all other responsibilities as provided in the plans

Authority is delegated to the Compensation Committee to review the following matters and to recommend proposals for action by the full Board:

•	Election of officers for TCF Financial
•	Compensation and employment contracts for the TCF Financial CEO, including change in control arrangements
•	Management succession plans for TCF Financial

Delegation of Authority by Compensation Committee.  The Compensation Committee may from time to time delegate duties and authority to a subcommittee (the “Independent Subcommittee”) consisting of members who meet the independence requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”) and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Whenever the following discussion concerns performance-based compensation or awards of restricted stock or stock options, references to the Compensation Committee shall mean the Independent Subcommittee.

Compensation Committee Use of Consultants.  The Compensation Committee has authority to retain consulting firms for the purpose of evaluating Director, Chief Executive Officer, executive compensation and other compensation-related matters.  The Compensation Committee has retained Towers Watson, principally to provide advice and peer group information, which the Compensation Committee considers when developing the terms of restricted stock and stock option awards, incentive compensation plans, and overall compensation amounts for the Named Executives.  (See “Analysis of Tools the Committee Uses” beginning on page ___  in the Compensation Discussion and Analysis section.)  During 2010, the Compensation Committee paid Towers Watson approximately $26,000 for these services.  Towers Watson (and its affiliates) did not provide additional services to the Company (and its affiliates) in an amount in excess of $120,000 during 2010.

Compensation Committee’s Process For Determining Executive and Director Compensation.  The Compensation Committee has regular meetings four times per year in January, April, July, and October, and occasionally has additional special meetings as needed.  Each year in either December or January, the Compensation Committee considers whether any executive salaries should be adjusted and the terms of any executive bonus programs for the year.  The Compensation Committee also considers at that time whether any restricted stock or stock options should be awarded.  The Compensation Committee may delegate decisions concerning compensation matters to the Independent Subcommittee and will delegate any decisions concerning performance-based compensation under IRC Section 162(m) to the Independent Subcommittee.  After the year is completed, the Compensation Committee or Independent Subcommittee certifies the performance achieved and any compensation earned for performance-based compensation awards, if applicable.  The Chief Executive Officer makes recommendations to the Compensation Committee or Independent Subcommittee concerning compensation and discretionary bonuses for other (non-CEO) executives.  The Compensation Committee, in conjunction with the Board, determines the amount of the Chief Executive Officer’s compensation and bonus, if any.  Director compensation is reviewed from time to time on an informal basis by the Chief Executive Officer and Chair of the Compensation Committee.  Their recommendations concerning any change in Director compensation are referred to the Compensation Committee and the Board.

Compensation Committee Interlocks and Insider Participation.  Directors who served on the Compensation Committee in 2010 were Messrs. Bell, Bieber, Bigos, Opperman, Schwalbach, and Strangis (until his resignation from this committee on October 19, 2010), and Ms. Goldberg.  None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries, with the exception of Mr. Bell, who was an officer of TCF from 1994 to 1999.  The Board has determined that all members of the Compensation Committee were independent for 2010 under standards outlined below.  Certain transactions between TCF and Directors Bell, Bieber, Bigos, Goldberg, Schwalbach, and Strangis are disclosed on page ___ under the caption “Director Independence and Related Party Transactions - What Transactions Were Considered Non-Material?”

Audit Committee.  All members of the Audit Committee are listed on page ___ and are independent under the standards outlined below.  The Board has determined that there is at least one Audit Committee financial expert serving on the Audit Committee.  Members determined to be Audit Committee financial experts are listed on page ___.  The Audit Committee operates under a formal charter that may be accessed through the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”).

DIRECTOR INDEPENDENCE AND RELATED PARTY TRANSACTIONS

How Does the Board Determine Which Directors Are Independent?  As an NYSE-listed company, TCF must have a majority of independent Directors.  For a Director to be considered independent, the Board of TCF must make an affirmative determination that the Director has “no material relationship” with TCF.  The NYSE independence standards, as incorporated into the regulations of the SEC, identify certain transactions or relationships which automatically disqualify a Director from being independent.  In the case of transactions or relationships with a Director’s business, annual payments of more than the greater of $1,000,000, or 2% of the gross revenues of the Director’s business, are automatically disqualifying.

In addition, the Board of Directors has adopted the categorical standards listed below to assist it in determinations of independence.  The additional categorical independence standards are included in TCF’s Corporate Governance Guidelines, which may be accessed through the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”).  Transactions or relationships falling within a categorical standard adopted by the Board are deemed automatically to be non-material.

•

Commercial Loans from TCF Bank Subject to Approval Under Federal Reserve Board Regulation O (“Regulation O”) (or Below Threshold Amounts) to a Director’s Business. Loans, leases, and other extensions of credit from TCF Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE independence standards, are subject to approval under Regulation O (or are for an amount less than that requiring approval under Regulation O), and TCF has not classified them as being in default.

•

Transactions or Relationships Which Are Beneath Certain Thresholds and Are Not Automatically Disqualifying. Transactions or relationships between TCF and a Director and/or the Director’s related business or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards, and the transaction (including employment) amounts are not in excess of $120,000 in a calendar year.

•

Retail Banking Relationships: Home Mortgages, Consumer Loans and Retail Deposit Accounts. Home mortgages, consumer loans and retail deposit accounts at TCF for a Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards and are on ordinary retail consumer terms and conditions.

•

Stockholder Ownership under 10%; Limited Partnerships; Service as Executive Officer. A Director’s ownership of less than a 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF. However, a Director’s service as an executive officer of a company is sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF, even if the Director has ownership of less than a 10% equity interest in such a company.

What Transactions Were Considered Non-Material?  During 2008 through 2010, TCF was a party to the following relationships with certain Directors or their related companies or immediate family members, all of which were determined by the Board to be not material for purposes of Director independence:

Commercial Loans, Consumer Loans, and Retail Banking Accounts.  The following transactions and relationships were reviewed by the Board and determined to not constitute a material relationship for purposes of Director independence, based on the categorical standards described above.  All commercial loans and leases, and all home mortgages and consumer loans, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to TCF and do not contain more than the normal risk of collectability nor do they present other unfavorable features.  All such loans and leases are approved by the Board of Directors when required by Regulation O.

•

The following Directors or their related companies have, or during 2008 through 2010 had, commercial loans or leases with TCF: Messrs. Bieber and Bigos. The following Directors or their related companies have, or had during 2008 through 2010, commercial deposit accounts with TCF: Messrs. Bigos and Strangis.

•

The following Directors have, or had during 2008 through 2010, retail deposit accounts and/or consumer loans with TCF, all of which are on ordinary retail consumer terms and conditions: Messrs. Bell, Bigos, Cooper, Cusick, Johnson, Pulles, Scovanner (who resigned from the Board in September 2010), Strangis, Winslow, and Ms. Goldberg.

Other Business Relationships Involving Independent Directors.  The following additional transactions and business relationships were reviewed and determined by the Board to be not material, either individually or in the aggregate, for purposes of Director independence.

•

During 2008 through 2010, the law firm of Kaplan, Strangis and Kaplan, P.A. (“KSK”) provided legal services to TCF. Mr. Strangis is a member of the firm of KSK. Total fees paid by TCF to KSK in 2008, 2009, and 2010 were approximately $582,000, $845,887, and $703,565, respectively. During 2008 through 2010, CTS Corporate Travel Solutions (“CTS”) provided certain travel-related services to TCF. Mr. Strangis is a director and his spouse is an officer and minority stockholder of CTS. Total payments by TCF to CTS in 2008, 2009, and 2010 were approximately $118,500, $125,000, and $161,900, respectively. The Board of Directors has reviewed these relationships and affirmatively determined (with Mr. Strangis abstaining) that they do not constitute a material relationship between Mr. Strangis and the Company for purposes of Director independence because: the extent to which Mr. Strangis is expected to benefit from the payments is not so significant as to compromise his exercise of independent judgment as a Director, especially in light of his background as an experienced lawyer and corporate director; the payments were consistent with the range of payments in previous years; the payments and the transactions for which they were made were negotiated on an arm’s length basis and the payments are reasonable for the services provided; the payments are not material to the Company, KSK, or CTS; in the case of CTS, the Director’s interest is indirect and insignificant; and in the case of KSK, the Company deals with many law firms in addition to KSK. Therefore, the Board determined that the relationships did not affect Mr. Strangis’ status as an independent Director. The Board of Directors periodically reviews those longstanding and ongoing relationships and considers the amounts and terms of the arrangements to be reasonable and appropriate for the services provided.

•

During 2008 through 2010, the law firm of Fredrikson and Byron, P.A. (“Fredrikson and Byron”) had a business relationship with TCF. Ms. Grandstrand is a shareholder in the firm of Fredrikson and Byron. Total fees paid by TCF to Fredrikson and Byron in 2008, 2009, and 2010 were approximately $29,968, $16,889, and $23,381, respectively. However, as of the date of Ms. Grandstrand’s appointment to the Audit Committee, TCF has discontinued its business relationship with Fredrikson and Byron. The Board has reviewed this relationship and affirmatively determined (with Ms. Grandstrand abstaining) that it does not constitute a material relationship between Ms. Grandstrand and the Company for purposes of Director independence because the fees paid during any twelve-month period within the last three years are significantly below $120,000, the payments and transactions were negotiated on an arm’s length basis and the payments are reasonable for the services provided, and the Company deals with many law firms in addition to Fredrikson and Byron.

•

Several Directors are investors in Cooper State Bank, a state bank organized under the laws of Ohio, of which Mr. Cooper is controlling shareholder and Mr. Strangis was an organizer. In addition to Mr. Cooper, Messrs. Bigos, Pulles, Schwalbach, Strangis, Winslow, Ms. Goldberg, and certain members of TCF’s management are shareholders in the bank. Three current members of TCF’s management are also directors of Cooper State Bank. The Board of Directors has reviewed these relationships and affirmatively determined (with each affected Director abstaining from his or her own determination) that they do not constitute material relationships between Messrs. Bigos, Schwalbach, Strangis, or Ms. Goldberg, and the Company for purposes of Director independence because: these transactions are not so significant as to compromise their exercise of independent judgment as Directors; the transactions are not with the Company or Company management; there are no material transactions between the Company and Cooper State Bank (Cooper State Bank owns shares of trust preferred capital of TCF Financial); Cooper State Bank is not a competitor of TCF (its market area does not overlap TCF’s); and the investments are not otherwise so significant as to compromise the Director’s exercise of independent judgment as a Director.

•

Ms. Goldberg’s son is employed by the Company in a non-executive capacity. The Board has reviewed this relationship and affirmatively determined (with Ms. Goldberg abstaining) that it does not constitute a material relationship between Ms. Goldberg and the Company for purposes of Director independence because he is employed in a non-executive position and has not received during any twelve-month period within the last three years more than $120,000 in direct compensation from the Company.  Ms. Goldberg and her son do not reside at the same residence.

•

The Board has also reviewed Director ownership of shares of TCF common stock and/or trust preferred capital and affirmatively determined (with affected Directors abstaining) that such ownership does not constitute a material relationship between any of those Directors and the Company for purposes of Director independence because no such Director owns 10% or more of any voting class of outstanding TCF securities.

Which Directors are Independent?  The evaluation of director independence under the NYSE standards is based on a three-year look-back period.  On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF over the years 2008 through 2010, the Compensation/ Nominating/Corporate Governance Committee and the Board of Directors affirmatively determined in January 2011 that the following Directors have no material relationship with TCF and are considered to be independent:  Messrs. Barton, Bell, Bieber, Bigos, Cusick, Johnson, Opperman, Schwalbach, Strangis, Zona, Ms. Goldberg, and Ms. Grandstrand.  The Compensation/Nominating/ Corporate Governance Committee and Board also determined that Mr. Scovanner, prior to his resignation in September 2010, was independent.  The Board of Directors determined that the following Directors are not independent:  Mr. Cooper (TCF’s Chief Executive Officer), Mr. Pulles (TCF’s Vice Chairman), and Mr. Winslow (TCF’s Vice Chairman and Chief Risk Officer), because current executives, and former executives receiving compensation for prior services within the three-year look-back period, are deemed to be non-independent under the NYSE standards.

Related Party Transaction Approval Process.  By written policy and regulation, loans to Directors, executive officers or their immediate family members are submitted for review to the Board of Directors of TCF Bank as and to the extent required by Regulation O.  Transactions with Directors, executive officers or their immediate family members that present a possible conflict of interest under TCF’s written Code of Ethics are reviewed by TCF’s General Counsel and submitted to the TCF Financial Board of Directors where appropriate or required under the Code of Ethics.  By unwritten policy, all other transactions in which TCF is a participant with Directors, Director nominees, executive officers and their immediate family members or related companies that are reportable in the proxy statement are reported to the Audit Committee and, for transactions involving independent Directors, the Compensation/Nominating/Corporate Governance Committee and the Board.  All such reports are in writing and maintained with the records of the applicable committee or Board meetings.  The Board of Directors and the respective committees are responsible for reviewing and evaluating any transactions submitted to them and, where appropriate or otherwise required under applicable regulations, for approving, denying, ratifying, or terminating such transactions.  Any such action is reflected in the minutes of the Board or the respective committees.

Related Party Transactions Not Involving Independent Directors.  During 2010, CTS provided certain travel-related services to TCF, and TCF contemplates it will continue to use CTS in 2011.  A person deemed to be an immediate family member of Earl Stratton, an executive officer of TCF, is an officer of and has an ownership interest in CTS.  Total payments by TCF to CTS in 2010 were approximately $161,900.  Except as otherwise described above, there were no other transactions during 2010 and 2011 to date, nor are there currently any proposed transactions, in which TCF was or is to be a participant and the amount involved exceeds $120,000 and in which any “related person” had or will have a direct or indirect material interest.

COMPENSATION OF DIRECTORS

TCF’s  compensation of  outside Directors in 2010, including cash and other non-cash compensation, is shown in the following table.  Messrs. Barton and Zona were elected to the Board in 2011 and did not receive any compensation in 2010.  Messrs. Cooper, Pulles, and Winslow are executive officers of TCF Financial and do not receive any compensation for their service as Directors.  Accordingly, Messrs. Barton, Cooper, Pulles, Winslow, and Zona are excluded from the table below and from the “Outstanding Equity Awards of Outside Directors at December 31, 2010” table on page ___.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Peter Bell	$32,000	$59,996	-	-	$ 91,996
William F. Bieber	$32,000	$59,996	$20,000	$10,000	$121,996
Theodore J. Bigos	$32,000	$59,996	-	-	$ 91,996
Thomas A. Cusick	$29,500	$59,996	$16,000	$ 5,000	$110,496
Luella G. Goldberg	$52,500	$59,996	$20,000	$10,000	$142,496
Karen L. Grandstrand (4)	$ 7,500	$49,999	-	-	$ 57,499
George G. Johnson	$37,500	$59,996	$20,000	$10,000	$127,496
Vance K. Opperman	$57,000	$59,996	-	-	$116,996
Gerald A. Schwalbach	$59,500	$59,996	$20,000	$10,000	$149,496
Douglas A. Scovanner	$41,000	- (5)	$12,000	-	$ 53,000
Ralph Strangis	$55,000	$59,996	$20,000	$10,000	$144,996

(1)   Consists of a three-year restricted stock award of 3,723 shares made to the Board, excluding Ms. Grandstrand, in April 2010.  The grant date fair value of these awards is $16.115 per share.  Ms. Grandstrand received a pro-rata restricted stock award of 3,253 shares upon her election to the Board.  The grant date fair value of this award is $15.37.  The grant date fair value for all awards is computed in accordance with Financial Accounting Standard Codification (“ASC”) 718.  TCF’s accounting policy for stock-based compensation is described in Notes 1 and 15 to TCF Financial’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2010.  Dividends are paid on the shares at the regular rate paid to stockholders generally.  The annual goal is TCF’s Return on Average Equity (“ROE”) exceeding the median of TCF’s peer group.  One-third of the award will vest as soon as possible after the results are known in the fiscal year following the fiscal year in which the annual goal is achieved.  If the annual goal is not achieved, the award vests ten (10) years after the grant date.

(2)   Consists of retirement benefits earned during 2010.  Messrs. Bell, Bigos, and Opperman, and Ms. Grandstrand have not completed five years of service and therefore are not eligible for a pension benefit.  Mr. Cusick’s annual benefit reflects the number of years of Board service as a non-management director and vesting of 80%.  Mr. Scovanner, who resigned from the Board on September 7, 2010, will receive an annual pension benefit of $12,000.

(3)   Consists of matching charitable gift contributions by TCF Foundation on behalf of Directors.  For Mr. Bell, this amount does not include distributions of $231,037 and $3,211 from non-Director TCF deferred compensation and benefit plans.  This does not include distributions from the Directors Deferred Compensation Plan to Mr. Scovanner which totaled $353,267, consisting of fees deferred and invested in TCF Stock.

(4)   Ms. Grandstrand was elected to the Board on October 18, 2010.

(5)   Upon his resignation in September 2010, Mr. Scovanner forfeited the unvested 2010 restricted stock award.

Material Information Regarding Directors’ Compensation

•	Cash compensation for outside Directors (which may be deferred and invested in TCF Stock):
	•	Annual Retainer – $20,000; Committee Chairs receive an additional $20,000 annual fee
	•	Board Meetings – $1,000/meeting
	•	Committee Meetings – $500/meeting ($1,000/meeting for Audit Committee members)
•	Inside Directors (Messrs. Cooper, Pulles, and Winslow) do not receive any compensation for their service as Directors.
•	Stock Grant Program:

•

Periodically, but not more often than every three years, outside Directors receive TCF Stock grants equal to three times their annual base retainer: (excludes higher retainer for Committee Chairs) ($20,000 x 3 = $60,000). For Directors elected after a stock grant has been awarded, a pro-rata stock grant is awarded.

	•	The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Stock on the grant date.
	•	The stock grant vests over a minimum of three years. Pro-rata grants may vest in a shorter period.
•

One-third of the shares will vest in each year that TCF Financial’s ROE exceeds the median for TCF’s peer group. (See “Analysis of Tools the Committee Uses” on page ___ in the Compensation Discussion and Analysis section.) If the annual goal is not achieved, the award vests ten (10) years after the grant date.

	•	Dividends are paid on unvested shares at the same rate as regular dividends to TCF stockholders generally.
	•	Once all shares vest or expire, new grants are made.
	•	Unvested shares will vest if a change in control occurs.
•	Directors’ Retirement Plan:
	•	Directors with five or more years of service as an outside Director receive a retirement benefit.
•

After five years, outside Directors are 50% vested with an additional 10% vesting each year thereafter until the tenth year when they are 100% vested. The amount of the annual benefit is the vested percentage times the annual Board retainer (currently $20,000) in effect at retirement.

	•	Benefits become 100% vested if a change in control occurs.
	•	The benefit is paid for a number of years equal to the outside Director’s length of service on the Board.
•	Directors’ Deferred Plan (for outside Directors):
	•	Fees and stock grants may be deferred until service on the Board ends.
	•	All deferred fees are invested in TCF Stock.
	•	Dividends (market rate) are accumulated and invested in TCF Stock.
	•	Distributions for pre-2005 accounts are in installments or lump sum, as elected by the Director. For accounts accumulated in 2005 and after, all distributions are in a lump sum.
•	TCF Matching Gift Program:
	•	TCF offers a matching gift program to supplement donations made by employees and Directors to charitable organizations of their choice up to a maximum gift of $10,000 annually.
•

Indemnification rights are provided to Directors under TCF Financial’s Certificate of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

•	TCF pays for travel and other expenses of TCF Directors to attend Board meetings as a business expense.
•

TCF typically holds one Board meeting per year (the “Annual Board Retreat”) at a remote location within or outside the United States and pays Directors’ travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors’ spouses.

Outstanding Equity Awards of Outside Directors at December 31, 2010

Name	# of Shares Unvested Restricted Stock (1)	Market Value of Unvested Shares ($)(2) (3)
Peter Bell	3,723	$55,138
William F. Bieber	3,723	$55,138
Theodore J. Bigos	3,723	$55,138
Thomas A. Cusick	3,723	$55,138
Luella G. Goldberg	3,723	$55,138
Karen L. Grandstrand	3,253	$48,177
George G. Johnson	3,723	$55,138
Vance K. Opperman	3,723	$55,138
Gerald A. Schwalbach	3,723	$55,138
Ralph Strangis	3,723	$55,138

(1)   Consists of the unvested portion of the April 19, 2010 restricted stock awards made to Ms. Goldberg and Messrs. Bell, Bieber, Bigos, Cusick, Johnson, Opperman, Schwalbach, and Strangis, and the unvested portion of the pro-rata award made to Ms. Grandstrand upon her election to the Board on October 18, 2010.  Dividends are paid on the shares at the regular rate paid to stockholders generally.  One-third of the shares will vest as soon as possible after the results are known in the fiscal year following the fiscal year in which TCF achieves an ROE that exceeds the median of its peer group for the applicable fiscal year or, if not sooner, the award will vest in full ten (10) years after the award date.

(2)   Consists of the number of unvested shares shown in the previous column, multiplied by the closing stock price on December 31, 2010, the last business day of 2010, of $14.81 per share.

(3)   Grant date fair value of the stock awards is shown on the Director Compensation table on page ___.

TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

The following chart shows ownership as of January 31, 2011 (except as indicated in footnotes (5) and (6)) of TCF Stock by those indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)(3)	% of TCF Stock Outstanding (4)
Directors who are not Named Executives:
Raymond L. Barton	7,828		*
Peter Bell	78,944	(6)	*
William F. Bieber	932,117	(6)	*
Theodore J. Bigos	14,882	(6)	*
Thomas A. Cusick	272,639	(7)	*
Luella G. Goldberg	250,465	(6)	*
Karen L. Grandstrand	3,763		*
George G. Johnson	81,859		*
Vance K. Opperman	29,624	(6)	*
Gregory J. Pulles	330,221	(2)	*
Gerald A. Schwalbach	163,285	(6)(7)	*
Ralph Strangis	140,739		*
Richard A. Zona	2,828		*
Named Executives:
William A. Cooper	2,145,890	(2)(7)	1.500%
Thomas F. Jasper	144,015	(2)	*
Neil W. Brown	307,349	(2)	*
Barry N. Winslow	576,312	(2)(7)	*
Craig R. Dahl	273,846	(2)(7)	*
James J. Urbanek	50,103		*

All Directors and Executive Officers combined
(28 persons, including those named above)	7,067,047	(2)(6)(7)	4.910%

5% or more beneficial owners:

T. Rowe Price Associates, Inc.	12,084,720	(5)	8.400%
100 E. Pratt Street
Baltimore, MD 21202

FMR LLC	10,986,651	(5)	7.702%
82 Devonshire Street
Boston, MA 02109

Janus Capital Management, LLC	8,204,370	(5)	5.800%
151 Detroit Street
Denver, CO 80206

Advisory Committee of
TCF Employees Stock Purchase Plan	7,834,155	(6)	5.500%
c/o General Counsel
TCF Financial Corporation
200 Lake Street East, Mail Code EX0-03-A
Wayzata, MN 55391-1693

BlackRock, Inc.	7,662,313	(5)	5.370%
40 East 52nd Street
New York, NY 10022

* Represents 1.0% or less of the outstanding TCF Stock.

(1)    All shares are directly owned and the person indicated has sole voting and dispositive power, except as indicated in this footnote and footnote (4) below.  Includes shares beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bell, 71 shares; Mr. Bieber, 20,920 shares; Mr. Brown, 14,000 shares; Mr. Cooper, 27,301 shares; Ms. Goldberg, 10,000 shares; Mr. Pulles, 92,475 shares; and all Directors and executive officers combined, 195,875 shares.

(2)    Includes shares which could be purchased by the indicated person upon the exercise of vested options within 60 days after January 31, 2011:  Mr. Brown, 141,000 shares; Mr. Cooper, 400,000 shares; Mr. Dahl, 112,500 shares; Mr. Jasper, 70,500 shares; Mr. Pulles, 79,000 shares; Mr. Winslow, 100,000 shares; and all executive officers combined, 1,043,500 shares.

(3)    Includes whole shares of TCF Stock allocated to accounts in the TCF Employees Stock Purchase Plan, for which the Named Executives and certain Directors have shared voting power as follows:  Mr. Bell, 6,822 shares; Mr. Brown, 7,803 shares; Mr. Cooper, 5,346 shares; Mr. Dahl, 5,917 shares; Mr. Jasper, 7,593 shares; Mr. Pulles, 121 shares; Mr. Urbanek, 103 shares; Mr. Winslow, 57,513 shares; and all Directors and executive officers combined, 334,920 shares.  Also includes whole shares of TCF Stock in the trust for the ESPP-Supplemental Plan (as defined on page ____), for which the Named Executives and certain Directors do not have voting power, as follows:  Mr. Brown, 28,556 shares; Mr. Cooper, 7,484 shares; Mr. Dahl, 18,011 shares; Mr. Jasper, 3,150 shares; Mr. Pulles, 54,857 shares; Mr. Winslow, 9,424 shares; and all Directors and executive officers combined, 225,957 shares.  Also includes whole shares of TCF Stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the Directors or Named Executives do not have voting power, as follows: Mr. Barton, 2,828 shares; Mr. Bell, 48,741 shares; Mr. Bieber, 69,397 shares; Mr. Bigos, 10,185 shares; Mr. Cooper, 8,788 shares; Mr. Cusick, 17,130 shares; Ms. Goldberg, 169,801 shares; Ms. Grandstrand, 3,763 shares; Mr. Johnson, 69,718 shares; Mr. Opperman, 9,535 shares; Mr. Schwalbach, 21,439 shares; Mr. Strangis, 72,739 shares; Mr. Zona, 2,828 shares; and all Directors combined, 506,892 shares.

(4)    Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding the shares which could be purchased upon the exercise of existing options within 60 days after January 31, 2011.  As of January 31, 2011, there were outstanding options with respect to 1,043,500 shares that were exercisable within 60 days for all executive officers combined.  There were no outstanding options for non-employee Directors.

(5)    Beneficial  ownership  of  shares  by  T.  Rowe  Price  Associates,  Inc.  is  in  the  following  manner:  sole voting power 2,430,320 shares;  shared voting power 0 shares;  sole dispositive power 12,084,720 shares; shared dispositive power 0 shares.  The foregoing information is based upon the Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. on February 10, 2011.  Information is as of December 31, 2010.  Beneficial ownership of shares by FMR LLC is in the following manner:  sole voting power 20 shares; shared voting power 0 shares; sole dispositive power 10,986,651 shares; shared dispositive power 0 shares.  The foregoing information is based upon the Schedule 13G filed with the SEC by FMR LLC on February 14, 2011.  Information is as of December 31, 2010.  Beneficial ownership of shares by Janus Capital Management, LLC is in the following manner:  sole voting power 0 shares; shared voting power 8,204,370 shares; sole dispositive power 0 shares; shared dispositive power 8,204,370 shares.  The foregoing information is based upon the Schedule 13G filed with the SEC by Janus Capital Management, LLC on February 14, 2011.  Information is as of December 31, 2010.  Beneficial ownership of shares by BlackRock, Inc. is in the following manner:  sole voting power 7,662,313 shares; shared voting power 0 shares; sole dispositive power 7,662,313 shares; shared dispositive power 0 shares.  The foregoing information is based upon the Schedule 13G filed with the SEC by BlackRock, Inc. on February 8, 2011.  Information is as of December 31, 2010.

(6)    The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in such plan.   Advisory Committee members disclaim ownership of these shares.  Beneficial ownership of shares by the Advisory Committee for the TCF Employees Stock Purchase Plan is in the following manner:  shared voting power, 7,834,155 shares.  The foregoing information is based upon the Schedule 13G filed with the SEC by TCF Financial Corporation on January 20, 2011.  Information is as of December 31, 2010.  Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Bell, Bieber, Bigos, Opperman, and Schwalbach, the members of such committee, does not include any shares beneficially owned by the Advisory Committee.

(7)    Includes shares pledged as collateral for loans undertaken by Directors or Named Executives as follows:  Mr. Cooper, 1,544,541 shares; Mr. Cusick, 125,600 shares; Mr. Dahl, 89,579 shares; Mr. Schwalbach, 138,123 shares; Mr. Winslow, 110,000 shares; and all Directors and executive officers combined, 2,403,824 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial’s Directors, executive officers, and persons who beneficially own more than 10% of the outstanding shares of TCF Stock to file stock ownership reports with the SEC.  Based upon representations signed by officers and Directors, TCF Financial believes that all reports required by officers and Directors were filed on a timely basis during 2010, except that TCF failed to timely file a Form 4 to report (i) a restricted stock award to Mr. Joseph Green on October 18, 2010, and (ii) the sale of TCF common stock by Mr. Pulles’ spouse on October 25, 2010.

BACKGROUND OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following describes at least the last five years of business experience of executive officers of TCF Financial, or its principal wholly-owned subsidiary TCF Bank, who are not Directors of TCF Financial.  The descriptions include any other directorships at public companies held during the past five years.  In these descriptions, TCF Bank – Lakeshore is the Illinois-Wisconsin division of TCF Bank.  TCF Bank – Michigan, TCF Bank – Minnesota, and TCF Bank – Colorado are the Michigan, Minnesota, and Colorado divisions, respectively, of TCF Bank.  TCF Bank Wisconsin, TCF Bank Michigan, TCF Bank Minnesota, and TCF Bank Colorado are former subsidiary banks that were merged into TCF Bank.

TIMOTHY P. BAILEY (age 55) was elected Vice Chairman of TCF Bank in 2008 and Chief Credit Officer of TCF Bank in 2009.  Prior to that, he served as President and CEO of TCF Bank from 2006 to 2008.  From 2001 to 2005, he was President of TCF Bank – Lakeshore.  He has also held various other positions with TCF Bank: Chief Operating Officer/Lending of TCF Bank – Lakeshore from 2000 to 2001; President and Chief Executive Officer of TCF Bank Wisconsin from 1993 to 2001, and, prior to that, Vice President of Commercial Lending/Loan Workouts with TCF Bank.  In his current capacity, he oversees Credit Administration which includes credit underwriting, monitoring of the loan and lease portfolio performance, and commercial lending collection and work-out areas.

PAUL B. BRAWNER (age 62), has been the Senior Credit Officer of TCF Bank since 2005 and was elected Executive Vice President of TCF Bank in 2001.  Prior to that, he was a Senior Vice President of TCF Bank from 1998 to 2000.  Mr. Brawner serves as Chairman of TCF Bank’s Credit Committees.  He currently is responsible for TCF Bank’s credit policies and procedures and consumer and commercial loan review departments.

JAMES S. BROUCEK (age 47) was elected Treasurer of TCF Financial and TCF Bank in 2005 and Senior Vice President of TCF Financial in 2002.  He has also held the positions of Chief Investment Officer since 2001 and Executive Vice President since 2007 for TCF Bank.  From 1995 to 2001, he was Senior Vice President and Controller of TCF Bank – Michigan.

NEIL W. BROWN (age 52) was elected Chief Operating Officer of TCF Financial in 2007 and also has been President of TCF Financial since 2006.  Since the 2009 reorganization, Mr. Brown has maintained responsibility for TCF’s Retail Banking business.  In addition, he has responsibilities for Human Resources and Employee Benefits.  He was Chief Financial Officer of TCF Financial from 1998 through December 2006, and an Executive Vice President and Treasurer of TCF Financial from 1998 to 2005.

CRAIG R. DAHL (age 56) is the Executive Vice President of TCF Wholesale Banking business, which includes commercial banking, leasing and equipment finance, and inventory finance.  He also has been the Chairman of TCF Inventory Finance, Inc. since 2008, Chairman and Chief Executive Officer of Winthrop Resources Corporation since 2003, and President of TCF Equipment Finance, Inc. since 1999 all of which are wholly-owned subsidiaries of TCF Bank.  Since 1999, he has also been an Executive Vice President of TCF Financial.

JOSEPH T. GREEN (age 56) was elected Secretary of TCF Financial in 2011 and has been General Counsel of TCF Financial since 2009, and a Senior Vice President of TCF Financial since 2008.  Since 2001, Mr. Green has also served as General Counsel and Secretary of TCF Bank, and has been an Executive Vice President of TCF Bank since 2010.

THOMAS F. JASPER (age 42) (Principal Financial Officer) was elected Executive Vice President and Chief Financial Officer of TCF Financial in January 2007.  From 2001 until January 2007, he was Executive Vice President and Chief Financial Officer of TCF Equipment Finance, Inc., and Executive Vice President of Winthrop Resources Corporation, both of which are wholly-owned subsidiaries of TCF Bank.  Prior to joining TCF Equipment Finance, Inc. in 2001, he held various other positions, including Senior Manager at KPMG LLP.  In his current position, Mr. Jasper oversees Finance, Bank Operations, Information Technology, Legal, ATM, Card Services, and Corporate Communications.

MARK L. JETER (age 54) assumed the title of Managing Director of Branch Banking in 2009 following the reorganization of TCF Bank.  He was President of TCF Bank – Minnesota from 2000 until the reorganization in 2009.  Prior to that, he held various positions with TCF affiliates:  President of TCF Bank Michigan (1998 – 2000), Executive Vice President of Retail Banking of TCF Bank – Minnesota (1996 – 1998), and Senior Vice President of Retail Banking of TCF Bank – Minnesota (1994 – 1996).  Mr. Jeter maintains responsibility for all TCF branches and electronic banking channels.

MARK W. ROHDE (age 49) became the Managing Director of Retail Lending in 2009 following the reorganization of TCF Bank.  He was President of TCF Bank – Lakeshore from 2006 until the reorganization in 2009.  Prior to that, he was Executive Vice President of Consumer Lending of TCF Bank – Lakeshore from 1997 to 2006.  Mr. Rohde currently manages TCF’s Retail Lending Division, which includes loan origination, loan servicing and collections.

BARBARA E. SHAW (age 55) was elected to the position of Senior Vice President-Director of Corporate Human Resources of TCF Financial in December 1999 and Executive Vice President of Corporate Human Resources for TCF Bank.  From 1998 to her election in 1999, she was Vice President – Human Resources TCF Financial.  She was previously a Senior Vice President of TCF Mortgage Corporation, a wholly-owned subsidiary of TCF Bank, from 1992 to 1996.  As Director of Corporate Human Resources, Ms. Shaw oversees human resources, payroll, benefits, compensation, and training.

DAVID M. STAUTZ (age 54) (Principal Accounting Officer) has been a Senior Vice President, Controller and Assistant Treasurer of TCF Financial since 1999.  He was elected Executive Vice President of TCF Bank in 2007.  Mr. Stautz has been Controller of TCF Bank since 2000 and Assistant Treasurer of TCF Bank since 1999.  Mr. Stautz is a member of the American Institute of Certified Public Accountants.

EARL D. STRATTON (age 63) was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995 and TCF Bank in 2001.  Prior to that, he was a Senior Vice President of TCF Financial from 1985 to 1995 and a Senior Vice President of TCF Bank from 1985 to 2001.  Mr. Stratton is a member of the boards of directors of Cooper State Bank and Medica, a non-profit health care holding company operating in Minnesota, Wisconsin, North Dakota, and South Dakota.  In his current position, Mr. Stratton is responsible for information technology, bank operations, facilities, ATMs, and card services.

JAMES J. URBANEK (age 55) joined TCF in 2010 as Managing Director of Commercial Banking.  Previously he held positions with Wells Fargo as Senior Director of Banking/Wealth Management Group for the Great Lakes Region in 2009, and as Wealth Management Group Regional Manager for Iowa from 1999 to 2009.  In his positions with Wells Fargo, Mr. Urbanek provided oversight for all aspects of private banking, including financial planning and investment portfolio management.  He currently is responsible for TCF’s Commercial Banking business which includes loan origination, loan servicing, commercial cash management and private banking.

COMPENSATION DISCUSSION AND ANALYSIS

The banking industry faced another year of economic and regulatory challenges in 2010, including the continued decline in real estate values and enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act.  In spite of these unprecedented challenges, TCF remained profitable throughout 2010.

In this ever-changing and highly-regulated business environment, the role of TCF’s executive team is becoming increasingly more complex and challenging as TCF competes to meet stockholders’ expectations year after year.  The  purpose  of  this  discussion  and  analysis  is  to  summarize  the  objectives  of  executive  compensation  and the  overall  compensation  philosophy  as  it  relates to each element of compensation paid to TCF’s executive officers (the “Named Executives”) included in the Summary Compensation Table on page ____.  This year, the Summary Compensation Table covers six Named Executives due to a grant of restricted stock awarded to James J. Urbanek, the Managing Director of Commercial Banking upon his employment with TCF in January 2010.  In lieu of omitting another executive, the Committee decided to include six Named Executives.

In evaluating management and its performance, the Committee has carefully considered the enormous challenges faced by TCF over the past few years and the importance of rewarding and retaining talented managers to deal with these difficult operating conditions.   As  used  in  this  Compensation  Discussion  and  Analysis,  the  term “Committee” refers to the Compensation Committee of the Board of Directors or, as appropriate, a subcommittee thereof consisting of members who meet the independence requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”) and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Objectives of TCF’s Executive Compensation Program

TCF’s executive compensation program is designed to:

1.	Attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of stockholder value.

2.	Link pay to individual and Company performance in a way that does not encourage unnecessary or excessive risk to the Company.

3.	Provide for the majority of total compensation in the form of an annual cash incentive and long-term incentives, which are based on Company and individual performance.

4.	Align executives’ interests with those of stockholders through long-term ownership of TCF Stock.

Key Decisions Made by the Committee in 2010 and Early 2011

The Committee is responsible for all aspects of executive compensation, including evaluating management and its performance and oversight of the Company’s compensation plans.  This section details key decisions made by the Committee in 2010 and early 2011 concerning the compensation for Named Executives other than Mr. Urbanek.  The Committee was involved in the new hire restricted stock grant to Mr. Urbanek, but decisions regarding the rest of Mr. Urbanek’s compensation were made by Mr. Urbanek’s supervisor, Craig Dahl, Executive Vice President of Wholesale Banking, in consultation with William A. Cooper, Chairman and Chief Executive Officer, and Barry N. Winslow, Vice Chairman and Chief Risk Officer.  A discussion regarding the compensation program objectives achieved with each of the following elements of compensation and how amounts are actually determined follows on page ____ under the heading, “Elements of Executive Compensation.”

•

Base Salary. The annual salary of Thomas F. Jasper, Executive Vice President and Chief Financial Officer, was increased from $250,000 to $350,000, effective January 1, 2010, to reflect his assumption of responsibility for the Information Technology Department, Bank Operations and Card Services, and was increased to $450,000, effective January 1, 2011, to reflect his assumption of executive responsibility for the Legal Department. Mr. Winslow received a salary increase effective January 1, 2010 from $300,000 to $400,000 to reflect his assumption of responsibility for Wholesale Banking and an increase to $450,000, effective January 1, 2011, to reflect his assumption of responsibility as Chief Risk Officer. Mr. Dahl’s salary was increased effective January 1, 2010 from $350,000 to $400,000 to reflect his increased responsibility within the Wholesale Banking division reporting to Mr. Winslow, and was increased effective January 1, 2011 to $450,000 to reflect his new role as head of Wholesale Banking, Mr. Winslow’s former role. Mr. Winslow and Mr. Urbanek were not Named Executives prior to 2010. The base salary levels for Mr. Cooper and Neil W. Brown, President and Chief Operating Officer, remained unchanged in both 2010 and early 2011.

The decision to increase base salaries for Messrs. Jasper, Winslow, and Dahl is consistent with the Committee’s practice of adjusting base salary infrequently and only to reflect the assumption of new duties or when the Committee determines that an adjustment is appropriate based on its subjective evaluation of market practices (through peer group analysis and an annual compensation analysis prepared by its consultant, Towers Watson) and internal pay equity.  The increases in base salaries also provide for more internal pay equity among the four Named Executives who report directly to the CEO.

•	2010 and 2011 Performance Goals and Peer Groups. The Committee approved the 2010 Management Incentive Plan (“MIP”) on December 14, 2009, effective for services beginning on January 1, 2010. The

2010 MIP goal was based on TCF exceeding the mean Return on Average Equity (“ROE”) of its 2010 Peer Group.  The ROE performance metric is defined in the Performance-Based Compensation Policy.  In contrast to Return on Average Common Equity, as included in “Item 6. Selected Financial Data” of TCF’s 2010 Annual Report on Form 10-K, ROE excludes the impact of unrealized gains on investments accounted for in accordance with FASB ASC 320, Investments – Debt and Equity Securities.  In 2011, the Committee decided to slightly modify the performance metric from ROE to Return on Average Common Equity (“ROCE”).  The change removed from the calculation of ROE the need to adjust average total common equity to eliminate net unrealized gains or losses on assets available for sale, making peer group analysis more easily ascertainable.  The Committee chose the ROE/ROCE performance metric because it believes in the importance of measuring management’s efficiency in utilizing the Company’s equity base and its ability to earn a market return on stockholder capital.  Relative ROE/ROCE (that is, ROE/ROCE compared to similar financial institutions) provides an assessment of management’s ability to earn a return on stockholder capital as compared with its peers who are operating under the same regulatory constraints and economic environment.

The Committee also approved a change to the peer group for 2011.  The peer group for the 2010 MIP consisted of 30 publicly-traded banking and thrift institutions, 15 of which were immediately larger and 15 of which were immediately smaller than TCF in total assets.  For 2011, the peer group used for the MIP will include all publicly-traded banking and thrift institutions ranging in asset size from $10 billion to $100 billion as of December 31, 2010 that report at least one quarter of 2011 fiscal year results by January 31, 2012.  The Committee selected this peer group to align TCF with financial institutions that are similarly situated based on recent regulatory and legislative changes.  The peer group companies are identified on page ____ under the heading, “Analysis of Tools the Committee Uses.”

•

2010 Annual Cash Incentives and Bonuses. Named Executives (except for Mr. Urbanek) were eligible to receive a cash incentive under the 2010 MIP up to 100% of base salary if TCF exceeded the mean ROE of its 2010 Peer Group (as defined below), subject to downward adjustment at the discretion of the Committee. The maximum bonus potential of 100% is a change from years prior to 2009, when Named Executives were eligible to earn an annual incentive of up to 200% of base salary. The Committee took this action believing that stockholders would respond favorably to an overall compensation mix that leaned more heavily towards long-term incentive awards over short-term compensation. In February 2011, the Committee determined that TCF exceeded the mean ROE of its 2010 Peer Group and paid awards under the 2010 MIP ranging from 87% to 100% of base salary. The following chart reflects the cash incentives awarded to each of the Named Executive participants in the 2010 MIP:

2010 MIP Annual Cash Incentives

Named Executive	Cash
William A. Cooper	$950,000
Thomas F. Jasper	$350,000
Neil W. Brown	$400,000
Barry N. Winslow	$400,000
Craig R. Dahl	$400,000

The Committee can award discretionary bonuses to Named Executives outside of the MIP Plan.  The Committee did not award any such bonuses to the Named Executives for 2010 performance.

Mr. Urbanek’s cash bonus for 2010 was determined by his immediate supervisor, Mr. Dahl, in consultation with Messrs. Cooper and Winslow.  Mr. Urbanek received a cash bonus in the amount of $240,000.  His bonus was based on attainment of subjective goals including factors relating to TCF’s credit processes, sales initiatives, and strategic planning.

•

2011 MIP. In January 2011, the Committee approved the 2011 MIP for all the Named Executives (except Mr. Urbanek). Named Executive participants are eligible to receive a cash incentive under the 2011 MIP equal to 100% of base salary if TCF exceeds the mean ROCE of its 2011 Peer Group (as defined below). The Committee has the ability to reduce or eliminate the size of the cash bonus for each executive in its discretion, which may include its subjective evaluation of TCF’s performance relative to its 2011 Peer Group and individual performance. If TCF does not achieve the target performance, no cash incentives will be paid under the 2011 MIP.

Mr. Urbanek is not eligible to participate in the MIP, but is eligible to receive a discretionary bonus approved by Mr. Dahl in consultation with Messrs. Cooper and Winslow.

•

2010 and 2011 Long-Term Incentives. The Company did not grant any restricted stock awards in 2010 to Named Executives, except for a restricted stock grant of 50,000 shares to Mr. Urbanek upon his employment at TCF. The Committee awarded Mr. Urbanek these shares as an incentive to join TCF after a 30-year career with a competitor. Mr. Urbanek’s restricted stock grant vests in five equal installments on January 25 of each of the years 2011 through 2015. Dividends will be paid on 20,000 of the restricted shares prior to vesting at the same rate as paid to stockholders generally. No dividends will be paid on the remaining 30,000 restricted shares prior to vesting.

In February 2011, the Committee approved the TCF Deferred Restricted Stock Compensation Program and awarded 750,000 shares of deferred restricted stock to the Named Executives (except Mr. Urbanek).  The restricted stock award will vest on January 1, 2014 if the Named Executive continues in an executive role (or as CEO in the case of Mr. Cooper).  The restricted stock will vest prior to January 1, 2014 upon a change in control or pro-rata if the Named Executive dies or becomes disabled (as defined under IRC Section 409A).  No dividends will be paid on the shares of restricted stock until vested.  Generally, receipt of the vested shares will be deferred for a minimum of three additional years from the date of vesting.  Permissible distribution events prior to or after January 1, 2017 are limited to change in control, death or disability.  Executives also can receive a distribution from the plan on or after January 1, 2017, if they have a separation from service (as defined under IRC Section 409A).  The Committee believes that this deferred restricted stock compensation program will reinforce the alignment of interests between executives and the long-term best interests of the Company and its stockholders and will act as an additional disincentive for executives to engage in unnecessary or excessive risk taking.  In February 2011, the Committee awarded the following deferred shares of restricted stock:

Named Executive Deferred Restricted Stock Awards

Named Executive	Restricted Stock Awards (shares)
William A. Cooper	500,000
Thomas F. Jasper	100,000
Neil W. Brown	50,000
Barry N. Winslow	50,000
Craig R. Dahl	50,000

The Committee awarded Mr. Cooper 500,000 shares of deferred restricted stock to retain his services as CEO and to focus on the Company’s long-term interests.  The Committee believes that it is important for the CEO to have unearned and unvested shares outstanding at all times.  The Committee considered several factors in determining the size of the award, including the fact that Mr. Cooper only has 150,000 unvested restricted shares and 400,000 unvested options outstanding with an exercise price of $12.85.  Both these grants are expected to vest on January 1, 2012.

The Committee awarded shares to the other Named Executives (except Mr. Urbanek) based on several factors including level of base salary, length of service with the Company, position, time period established for vesting, number and size of prior grants, and amount of stock previously earned.  The Committee believes that it is important that executives hold enough TCF Stock to create a strong focus on long-term financial goals and to discourage unnecessary risk taking.  The following chart shows the number of shares of unvested restricted stock outstanding for the Named Executives as of January 31, 2011 (prior to the award):

Outstanding Restricted Stock Awards

Named Executive	Restricted Stock Awards (shares)
William A. Cooper	150,000
Thomas F. Jasper	43,769
Neil W. Brown	29,882
Barry N. Winslow	30,102
Craig R. Dahl	41,322
James J. Urbanek	40,000

Elements of Executive Compensation

Overview

The Committee uses a variety of compensation elements to achieve its overall compensation philosophy, including base salary, annual cash incentives, and long-term incentives (restricted stock and stock options).  This balanced use of the various elements not only rewards executives for performance, but discourages unnecessary or excessive risk-taking within the organization.  The Committee believes above average Company financial performance should generally be rewarded with the variable elements of compensation, such as the annual cash incentive, restricted stock and stock option awards.  The Committee generally seeks to have a majority of a Named Executive’s compensation contingent on achievement of corporate and/or individual goals and consideration of whether the executive engaged in taking excessive or unnecessary risk.  While the amount of the annual cash incentive and long-term incentive are not formally tied to base salary, it is expected that increases in base salary for a Named Executive would generally result in an increase in the executive’s annual cash incentive and long-term incentive potential.  If a Named Executive does not earn an annual cash incentive or long-term incentive for a given year, there is no impact on the executive’s base salary or other incentives.

At its July meeting each year, the Committee reviews Named Executive compensation in light of the Committee’s compensation objectives.  The Committee compares TCF’s levels of base salary, total direct compensation (defined as base salary plus annual cash incentive), long-term incentive, and aggregate total compensation with that of the relevant peer group.  The peer groups used by the Committee are identified on page ____ under the heading, “Analysis of Tools the Committee Uses.”  That section also includes a discussion of the tools that aid the Committee in making compensation decisions, including tally sheets, peer group comparative analysis and the Towers Watson analysis.

Objective of Each Element of Compensation and How Each Element is Determined

1.	Base Salary

Objective of Base Salary.  Base salary is a fixed component that is intended to provide a minimum level of compensation necessary to attract and retain highly qualified executives.

Determination of Base Salary.  The Committee reviews base salary market practices in July of each year, through the use of a peer group survey and an analysis prepared by its compensation consultant, Towers Watson.  The Committee does not benchmark the salaries of the Named Executives against, nor does it tie the amount of such salaries to a specific percentile of, a peer group.  Although it has not established a target, the Committee would generally like base salaries to be at or near the peer group median, which it believes is necessary to attract and retain highly qualified executives.  The Committee reviews the base salaries of the Named Executives both in the aggregate, as compared to the aggregate amounts paid to named executive officers at each peer group company, and individually, as compared to the named executive officer at each peer group company of the same rank (in terms of relative pay as compared with the other named executive officers at that peer group company).  The Committee infrequently adjusts base salaries, generally doing so only when it subjectively determines that adjustments are appropriate in light of market practices, to foster internal pay equity, or to reflect the assumption of increased duties by a Named Executive.

2.	Annual Cash Incentive and Discretionary Bonus

Objective of Annual Cash Incentives.  The annual cash incentive award program is designed to reward Named Executives for achieving short-term financial objectives that generally have a long-term financial impact on stockholder value.  The Committee has the authority to award discretionary bonuses or performance-based annual cash incentives under the Performance-Based Compensation Policy for Covered Executives (the “Policy”), a stockholder approved plan providing an overall limit on annual incentive payments, and the accompanying MIP.  Cash incentives awarded under the Policy and accompanying MIP are designed to meet the requirements for tax deductibility under IRC Section 162(m).

Determination of Annual Cash Incentives.  Annual cash incentive awards under the Policy and accompanying MIP are contingent upon the Company achieving predetermined performance goals.  Awards under the 2010 MIP were based on the Company exceeding the mean ROE of the 2010 Peer Group and awards under the 2011 MIP are based on the Company exceeding the mean ROCE of its 2011 Peer Group.  If the performance goals are achieved, the Named Executive participants are eligible to receive an award in an amount equal to 100% of base salary, subject to reduction in the Committee’s discretion, including its subjective evaluation of Company and individual performance.  In 2009, the Committee reduced the maximum bonus potential from 200% to 100% of base salary and shifted that potential to long-term incentives.  The Committee reduced the maximum potential believing that stockholders would respond favorably to an overall compensation mix that favors long-term incentive awards over short-term compensation.

Discretionary Bonuses.  The Committee may award discretionary bonuses to the Named Executives when it determines that such awards are appropriate based on factors that it deems relevant at the time of such an award.  The Committee did not award any discretionary bonuses to Named Executives, with the exception of Mr. Urbanek, in 2010.  Mr. Urbanek’s discretionary bonus was determined by Mr. Dahl, in consultation with Messrs. Cooper and Winslow.

3.	Long-Term Incentives

Objective of Long-Term Incentives.  Long-term incentives are designed to reward executives for achievement of long-term financial goals and objectives, and to retain and motivate talented executives in this challenging regulatory and economic environment.  The Committee believes that having in place unearned or unvested stock or stock option awards aligns management’s interests with stockholder value and discourages executives from sacrificing long-term objectives for short-term compensation.  The long-term incentives are equity-based and are provided under the TCF Financial Incentive Stock Program (the “Incentive Stock Program”), a stockholder-approved plan.  The Incentive Stock Program provides for a number of different equity-based awards, including restricted stock and stock options.  Performance-based stock awards are intended to qualify as performance-based compensation for purposes of IRC Section 162(m).

Determination of Long-Term Incentives.  The Committee approves periodic discretionary awards of restricted stock and stock options upon recommendation of the CEO, except in the case of the CEO’s own awards, which are determined by the Committee and the Board.  The timing of these awards is based largely on the status of existing unvested awards, which usually vest over a three--year period.  The Committee will consider making a new award when a previously unvested award is about to vest or be forfeited.  The size of these awards has been subjectively determined by the Committee based on a number of factors, including its evaluation of market practice (through use of the annual peer group survey and the Towers Watson analysis), level of base salary, length of service with the Company, position, time period established for vesting, number and size of prior grants, and cumulative ownership of TCF Stock.  The Committee has the authority to grant service-based and performance-based restricted stock and does so in order to achieve its objectives and desired overall compensation mix.

Other Forms of Compensation

1.

Retirement and Other Benefits. TCF believes benefits are an important aspect of its ability to hire and retain qualified employees and therefore, the Committee designs the program to be consistent with what it believes are market practices (based on its review of peer group surveys and the Towers Watson analysis). Benefits, such as the 401(k) Plan service-weighted match formula, are also designed to reward longevity with the Company. There is no target level of income for participation in benefits programs for either executive or non-executive employees. Named Executives generally have the same benefits as those provided to full-time employees.  The amount of benefits awarded to a Named Executive has no impact on the amount of other elements of compensation awarded to the Named Executive.

Insurance Benefits.  Named Executives are eligible for the same group medical, dental, life insurance and other similar benefits that are available to TCF full-time employees generally.

Employees Stock Purchase Plan (“ESPP”) and ESPP-Supplemental Plan. TCF offers the ESPP to which employees may elect to contribute from 0% to 50% of their pay, with matching contributions made by the Company on the first 6% of pay contributed.  The match is 50%, 75%, or 100% of each dollar contributed, depending on length of service with TCF.  The plan qualifies as an employee stock ownership plan and a qualified tax or deferred compensation plan (“401(k) Plan”) under the IRC.  Named Executives may contribute the same percentage of pay as non-executives and receive the same match percentage based on length of service with TCF.  A Named Executive’s length of service for this purpose includes only actual time of service with TCF and is calculated in the same way as for employees generally.  Covered pay consists generally of salary and bonus; it does not include stock grants made to Named Executives or other special items of executive pay.

Most of the Named Executive contributions and Company matching contributions under the ESPP are limited by the IRC.  All amounts contributed over the statutory limit are credited to the ESPP-Supplemental Plan, a nonqualified supplemental plan, which generally mirrors the operation of the ESPP.  This ESPP-Supplemental Plan, which was approved by stockholders in 2006, covers a total of approximately 250 employees and also helps the ESPP to pass certain nondiscrimination tests.  The Committee approves and maintains the ESPP-Supplemental Plan as a matter of fairness for highly compensated employees so they can contribute the same percentage of pay as other employees and receive the corresponding employer matching contributions.

The chart below illustrates the operation of the ESPP and the related ESPP-Supplemental Plan for an executive with $600,000 in salary and bonus who contributes 6% to the two plans combined and whose contributions are matched at the 100% rate.  Additional factors will affect the exact calculations.

Illustration of Operation of ESPP and ESPP-Supplemental Plan

	ESPP		ESPP-Supplemental Plan		Total Contributions
Employee Contribution	$14,700	(1)	$21,300	(2)	$36,000
Employer Match (100%)	$14,700		$21,300		$36,000
Total	$29,400		$42,600		$72,000

(1) Limited to 6% of covered pay ($245,000) in 2011 and 5% of in 2010.
(2) Equals 6% of total salary and bonus ($600,000) less Employee Contribution to ESPP ($36,000 - $14,700 = $21,300).

Pension Plan.  TCF discontinued pay credits to its pension plan in 2006 in connection with enhancements to the ESPP.    Pension benefits are disclosed in the table on page       and described in the information following the table.

2.

Payments in the Event of Termination. In December 2009 and January 2010, employment and/or change in control agreements previously entered into with certain executives (except for Mr. Cooper) were terminated. Mr. Cooper’s July 31, 2009 employment agreement, as amended, continues to provide for payment of his base salary for the term of the agreement if Mr. Cooper is terminated by TCF without “cause” or he terminates his employment for “good reason” as defined on page ____ of this proxy statement. The benefits payable to Mr. Cooper under his employment agreement, including benefits in the event of termination, were negotiated in connection with and as a condition of his return to TCF as CEO. A quantification and description of the benefits payable to Mr. Cooper and the other Named Executives under various change in control and termination scenarios begins on page ____ of this proxy statement. The Committee does not intend to enter into employment or change in control agreements with any other Named Executives, except as may be necessary in a unique situation. However, the Committee plans to continue its practice of providing for the immediate vesting of restricted stock and stock options granted to Named Executives (other than Mr. Urbanek) in the event of a change in control and pro-rata vesting upon death or disability.  The Committee believes that immediate vesting of such awards upon a change in control is appropriate because it allows the Named Executive to realize the value of such a transaction.  Mr. Urbanek’s restricted stock will vest in the event of a change in control in which he is subsequently terminated without cause (defined as willful neglect) within one year of the change in control.

3.

Perquisites. Current Named Executives receive perquisites in the form of use of Company-owned automobiles, club memberships, executive physicals, and tax return preparation. Mr. Cooper and Mr. Brown also receive personal use of the Company airplane, limited in the case of Mr. Brown to 50 hours per year. Mr. Cooper may approve personal use of the Company airplane by other Named Executives on a case-by-case basis. The purpose of these perquisites is to provide additional benefits to the executives, reduce security risks, and enhance scheduling and efficient use of the executives’ time. Mr. Urbanek received a relocation payment of $55,000 for relocating to Minnesota.

Roles and Responsibilities of the Committee and Management in Establishing Executive Compensation

The Committee is responsible for discharging the Board of Directors’ responsibilities with respect to compensation of Named Executives.  Any employment contract or severance agreement for the CEO must be approved by the full Board.  At the end of the calendar year, or when applicable, the Committee reviews the Company’s financial results for the previous year to determine if performance targets have been achieved for purposes of performance-based compensation for Named Executives.  The Committee also determines discretionary compensation awards to Named Executives (including awards based on a subjective evaluation of individual qualitative performance), if any, generally at the end of the calendar year.

The CEO makes recommendations to the Committee concerning all elements of compensation for the other Named Executives.  The CEO reviews the performance of the Named Executives, future management changes, and other matters relating to compensation with the Chair of the Committee on an informal and regular basis.  The Named Executives (other than the CEO) generally do not make recommendations to the Committee concerning their own compensation, although they may provide the CEO with information used to support a recommendation to the Committee (such as an individual’s proposed goals and information concerning the structure of their compensation).  Mr. Dahl, in consultation with Messrs. Cooper and Winslow, determined Mr. Urbanek’s overall compensation mix for 2010, including his base salary, and bonus goals.  Messrs. Cooper, Dahl and Winslow also made recommendations to the Committee regarding the size of the new hire restricted stock grant made to Mr. Urbanek.

Compensation decisions are by nature subjective.  A subjective determination is one based upon evaluation of an individual’s overall performance and does not rely on a statistical or formulaic analysis of particular results or criteria.  Instead it seeks to consider overall performance in areas of responsibility, management and communication skills, leadership qualities, innovation and creative abilities, risk controls, and difficulties encountered in achieving results in light of industry conditions.  Because of his long history with the management team, the CEO reaches his subjective recommendations on compensation for the other Named Executives and discusses these with the Committee.  Taking the CEO’s recommended compensation into consideration, the Committee then establishes the compensation levels, bonus amounts and stock awards for the Named Executives.  The Board, which has members who have been TCF Directors for many years and have experience in evaluating the performance of the CEO, uses a similar process in awarding compensation to the CEO.

Analysis of Tools the Committee Uses

The Committee uses (1) tally sheets, (2) an annual peer group comparative analysis prepared by SNL Financial, (3) an annual analysis prepared by the firm of Towers Watson, (4) a perquisite report, and (5) total TCF Stock ownership data to determine whether the objectives of the Company’s executive compensation policies are being met.  The Committee used the following tools in making the compensation decisions described earlier on page ____ under “Key Decisions Made by the Committee in 2010 and Early 2011”:

1.

Tally Sheets. The tally sheets show total compensation payable to each Named Executive (except Mr. Urbanek) in the event of various termination and change in control scenarios. The tally sheets, together with the total compensation data from the peer group comparative analysis, provide a complete picture of all principal elements of executive compensation. The Committee considers the tally sheet information, together with the peer group comparative analysis and Towers Watson analysis described below, when subjectively determining the amount and components of the compensation and benefits awarded to the Named Executives.

2.

Peer Group Comparative Analysis. TCF’s peer group for the 2010 MIP and other incentive awards that vest based on 2010 results consists of 30 publicly-traded banking and thrift institutions, 15 of which are immediately larger and 15 of which are immediately smaller than TCF in total assets as of a September 30th measurement date (the “2010 Peer Group”). This group was selected because it is large enough to include a broad group of institutions with business operations similar to those of TCF, but small enough to factor out institutions much different than TCF in size.

For purposes of incentive compensation awarded in 2011, TCF’s peer group will consist of those financial institutions with assets ranging from $10 billion to $100 billion, as of December 31, 2010, that report at least one quarter of fiscal year 2011 results by January 31, 2012 (the “2011 Peer Group”).  TCF changed its peer group in 2011 to align itself with banks and financial institutions that are similarly impacted by recent regulatory and legislative changes.

The peer group comparative analysis measures both compensation and financial performance.  Historically, the Committee measured the relevant performance goal (ROE in 2010) for the first, second, third, and fifth years before the year in which the analysis was performed; however, the Committee currently uses only the current year to avoid unusual variations due to the factors affecting the performance of financial institutions.  The peer group institutions are then ranked by the results.  The annual cash incentive of the Named Executives under the 2010 and the 2011 MIPs is dependent upon TCF’s performance relative to the relevant peer group.  The Committee considers the peer group comparative analysis when making subjective determinations regarding the amount and components of compensation and benefits paid to the Named Executives.  In addition, while the Committee does not benchmark the compensation of its Named Executives against, nor does it attempt to tie such compensation to a specific percentile of the peer group, it does believe that there should be a relationship between the compensation paid to the Named Executives and TCF’s financial performance.  The Committee reviews the peer group analysis to monitor that relationship and makes adjustments to compensation as it deems appropriate.

2010 Peer Group.  The 2010 Peer Group consisted of:  Zions Bancorporation; Huntington Bancshares Incorporated; Popular, Inc.; Synovus Financial Corp.; New York Community Bancorp, Inc.; First Horizon National Corporation; BOK Financial Corporation; Associated Banc-Corp; People’s United Financial, Inc.; Astoria Financial Corporation; First BanCorp; First Citizens BancShares, Inc.; City National Corporation; Commerce Bancshares, Inc.; Webster Financial Corporation; Fulton Financial Corporation; Cullen/Frost Bankers, Inc.; Flagstar Bancorp, Inc.; CapitalSource Inc.; Valley National Bancorp; First Niagara Financial Group, Inc.; MB Financial, Inc.; Susquehanna Bancshares, Inc.; W Holding Company; BancorpSouth, Inc.; Washington Federal, Inc.; SVB Financial Group; East West Bancorp, Inc.; South Financial Group, Inc.; and Bank of Hawaii Corporation.  W Holding Company was originally part of the peer group; however, it became financially insolvent in April 2010.  Wintrust Financial Corporation then became a member of the Peer Group for comparison purposes.  South Financial Group, Inc. was acquired by TD Bank Financial Group on September 30, 2010, at which point Citizens Republic Bancorp, Inc. became a member of the Peer Group.

2011 Peer Group.  The 2011 Peer Group that will be used for the Committee’s July 2011 review and the 2011 MIP will consist of: KeyCorp; Northern Trust Corporation; M&T Bank Corporation; Hudson City Bancorp, Inc.; Huntington Bancshares Incorporated; Comerica Incorporated; Zions Bancorporation; Marshall & Ilsley Corporation; New York Community Bancorp, Inc.; Popular, Inc.; Synovus Financial Corp; People’s United Financial, Inc.; First Horizon National Corporation; BOK Financial Corporation; First Republic Bank; Associated Banc-Corp; City National Corporation; First Niagara Financial Group, Inc.; First Citizens BancShares, Inc.; East West Bancorp, Inc.; Commerce Bancshares, Inc.; Astoria Financial Corporation; Webster Financial Corporation; Cullen/Frost Bankers, Inc.; SVB Financial Group; Fulton Financial Corporation; First BanCorp.; Valley National Bancorp; FirstMerit Corporation; Wintrust Financial Corporation; Susquehanna Bancshares, Inc.; Flagstar Bancorp, Inc.; BancorpSouth, Inc.; Washington Federal, Inc.; Bank of Hawaii Corporation; PrivateBancorp, Inc.; UMB Financial Corporation; Whitney Holding Corporation; Signature Bank; Umpqua Holdings Corporation;  TFS Financial Corporation (MHC); Wilmington Trust Corporation; Cathay General Bancorp; MB Financial, Inc.; and IBERIABANK Corporation.

3.

Towers Watson Analysis. The firm of Towers Watson has been engaged annually by the Committee since 1991 to review TCF’s performance and compensation data as compared with the Peer Group to determine: (1) whether and to what extent the overall level of total compensation for the Named Executives was aligned with financial performance, and (2) whether, in its view, TCF’s compensation levels were appropriately aligned with financial performance based on the Peer Group data. The analysis first measures base salary (which includes other compensation, such as 401(k) match, the cost of life insurance, and certain perquisites), annual cash incentives, bonuses, and long-term incentives for the five highest-paid executives for each Peer Group institution, and for TCF, based on information obtained from proxy statements. The Peer Group institutions are then ranked by total compensation, defined as the sum of base salary, annual cash incentive, and long-term incentive.

Review of Compensation for Named Executives as a Group.  The July 2010 review was based on executive compensation and peer group data for calendar year 2009.  Mr. Urbanek and Mr. Winslow were not included in the analysis because neither was a named executive officer in 2009.  TCF ranked 7th in the Peer Group in financial performance based on Return on Average Assets (“ROA”) (25% weighting), ROE (25% weighting), and Earnings Per Share (“EPS”) growth (50% weighting), which covered performance during 2009. The three factor weighting system has historically been used by TCF, but for purposes of incentive compensation, TCF used ROE as the sole performance metric.  As such, TCF’s ROE ranked 2nd during the same performance period relative to its peer group.

The base salaries for the named executive officers as a group ranked 15th in the 2010 Peer Group.  The total direct compensation (base salary plus annual cash incentive) for the named executive officers as a group ranked 6th in the Peer Group.  For comparison purposes, Mr. Cooper’s salary, which began on August 1, 2009, was annualized.

The Committee also reviewed aggregate total compensation for the named executive officers as a group, defined as the total of base salary, annual cash incentive, and long-term incentive (for TCF the value of restricted stock and stock options).  The aggregate total compensation for the named executive officers as a group ranked 7th in the 2010 Peer Group.

Review of Data for Each Named Executive.  In addition to the review conducted for the Named Executives as a group,  the  Committee  reviewed  the  Peer Group data for each Named Executive (except Mr. Urbanek and Mr. Winslow who were not named executive officers at the time the analysis was conducted) as compared with the named executive officer at each Peer Group company of the same rank (in terms of relative pay as compared with the other named executive officers at that Peer Group company).  The chart below shows the comparative rankings of the Named Executives.

Name	Base Salary	Aggregate Total Compensation as defined above
William A. Cooper	8th	4th
Thomas F. Jasper	28th	9th
Neil W. Brown	16th	10th
Craig R. Dahl	23rd	8th

One factor impacting the comparative rankings of the aggregate total compensation of the Named Executives was the restricted stock awards made in December 2009 in consideration of terminating their employment and/or change in control agreements.  These were one-time awards, but they were included in the calculations to determine the aggregate total compensation ranking.  The Towers Watson report reviewed by the Committee at its July 2010 meeting concluded that the overall levels of aggregate total compensation were directionally aligned with relative performance ranking.

Review of Internal Pay Equity.  The relationship of pay between Named Executives in 2010 is based on comparisons made in July 2010 using data for fiscal year 2009.  Accordingly, the review conducted by the Committee in July 2010 did not include Mr. Urbanek, who was not employed by the Company in 2009.  For the purposes of this comparison, it is assumed that Mr. Cooper’s current salary of $950,000 was in effect for all of 2009.

The Committee reviewed the relationship between base salaries among the Named Executives (including Mr. Cooper) and found it to be reasonable compared to the 2010 Peer Group.  For 2010, the Peer Group data on base salary is:

Average Highest Paid as a percentage of Average Second-Highest Paid:   172%

Average Highest Paid as a percentage of Average Second- through Fifth-Highest Paid*:   210%

Average Second-Highest Paid as a percentage of Average of Third- through Fifth-Highest Paid*:   132%

TCF’s 2009 base salary data is:

Highest Paid as a percentage of Second-Highest Paid:   207%

Highest Paid as a percentage of Average of Second- through Fifth-Highest Paid*:   270%

Second-Highest Paid as a percentage of Average of Third- through Fifth-Highest Paid*:   145%

* The analysis included Mr. Pulles, who was a named executive officer in 2009.

Although the first two of these percentages are somewhat elevated for TCF compared with the 2010 Peer Group, the Committee believes that the salary level of Mr. Cooper is warranted in view of his value to the Company, long tenure with the Company, and leadership skills.  The Committee believes that TCF’s pay scale is reasonable in light of this market data.

4.

Annual Perquisite Report. The Committee annually reviews a report of executive perquisites prepared by TCF’s Director of Corporate Human Resources. The Committee uses the report to determine, in its own judgment, whether perquisites for TCF’s executives are reasonable and not excessive. The Committee would reduce or eliminate any perquisite if it determined that the perquisite, or total perquisites, were excessive based on its judgment of industry norms.

5.

Stock Ownership Data. The Committee periodically reviews the amount of TCF Stock owned by each Named Executive, but does not believe that the level of accumulation should be a factor in setting the level of base salary or annual cash incentive. The Committee may take such accumulation into account in making new restricted stock or stock option awards. The Committee has not established a minimum level of required TCF Stock ownership for Named Executives or a requirement that shares be owned for a specified period of time because the current level of such ownership already meets the Committee’s expectations. However, in February 2011 the Committee implemented a Deferred Stock Program, to which the February 2011 restricted stock awards granted to the Named Executives (except Mr. Urbanek who did not receive an award) are subject. The Committee believes that the mandatory deferral of such awards until the later of January 1, 2017 or six months following a separation from service (absent an earlier change in control, death, or disability) will further increase executive ownership of TCF Stock, reinforce the alignment of interests between the Named Executives and the long-term best interests of the Company and its stockholders and will act as an additional disincentive for executives to engage in unnecessary or excessive risk taking.

As a group, executive officers of TCF owned 4,320,047 shares TCF Stock as of December 31, 2010.  The following chart shows the stock ownership of the Named Executives and the other executives as a group at December 31, 2010.

Name	Number of Shares Owned
William A. Cooper	1,902,891
Thomas F. Jasper	78,403
Neil W. Brown	221,369
Barry N. Winslow	477,305
Craig R. Dahl	164,692
James J. Urbanek	50,000

Named Executives as a group	2,894,660
Other executives as a group	1,425,387

Total – All executives	4,320,047

Tax Considerations

Although the Committee historically intended that compensation either qualified as performance-based or was deferred, as necessary, such that compensation would not exceed the tax deduction limits of the IRC, the Committee has awarded and may award compensation that is not deductible for income tax purposes.  Deductibility of compensation may be ultimately affected by factors outside the Committee’s control, such as legislation relating to deferred compensation distributions or other aspects of compensation.

Recovery of Performance-Based Compensation

The Sarbanes-Oxley Act requires recovery of certain incentive and equity compensation from the Principal Executive Officer and Principal Financial Officer in the event of a restatement of financial results due to misconduct.  The Audit Committee is responsible for determining if bonus or stock compensation paid to the Principal Executive Officer or Principal Financial Officer should be recovered in the event of a restatement.  Mr. Cooper’s July 2009 Amended and Restated Employment Agreement sets forth his obligation to comply with these provisions of the Sarbanes-Oxley Act.

Compensation Policies and Practices as They Relate to Risk Management

Annually, the Compensation Committee performs a comprehensive review of TCF’s compensation policies and practices for its senior executive officers and other individuals and job groups (in particular, those subject to the same or similar incentive compensation arrangements that, in the aggregate, may have the potential to expose the Company to material levels of risk).  The Committee bases its review in part on any analysis of such compensation arrangements prepared by TCF’s Chief Risk Officer.  The analysis and the Committee’s review consider the balance between short-term and long-term components of compensation, the factors used to determine eligibility for an award (in the case of the cash bonus), the factors used to determine vesting of an award (in the case of an equity award), and how these elements coincide with the time horizon of TCF’s most significant risks.  The Committee also places significance on its ability to reduce or withhold an award if it determines that the executive engaged in excessive risk.  Based on these reviews, the Committee determined that the risks arising from TCF’s incentive compensation arrangements, and its compensation policies and practices generally, are not reasonably likely to have a material adverse effect on TCF.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the preceding Compensation Discussion and Analysis and discussed it with management.  Based on its review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in TCF’s proxy statement.

BY THE COMMITTEE:

Vance K. Opperman, Chair
Peter Bell	William F. Bieber	Theodore J. Bigos
Luella G. Goldberg	Gerald A. Schwalbach

SUMMARY COMPENSATION TABLE

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation awarded to or earned by the Named Executives in 2008, 2009, and 2010.

Summary Compensation Table

Name and Principal Position at December 31, 2010	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(7)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William A. Cooper	2010	$950,000	-	-	-	$950,000	$37,077	$236,999	$2,174,076
Director, Chairman	2009	$401,923	$975,000	-	-	-	$31,546	$258,229	$1,666,698
and CEO (Principal	2008	-	-	$4,673,927	$2,508,000	-	$13,800	$171,575	$7,367,302
Executive Officer)
Thomas F. Jasper	2010	$350,007	-	-	-	$350,000	$ 4,220	$ 36,654	$ 740,881
Executive Vice	2009	$259,615	$150,000	$ 510,440	-	-	$ 2,954	$ 22,927	$ 945,936
President and	2008	$250,000	-	-	$ 523,815	-	$ 146	$ 45,810	$ 819,771
Chief Financial
Officer (Principal
Financial Officer)
Neil W. Brown	2010	$460,010	-	-	-	$400,000	$ 8,718	$128,613	$ 997,341
President, Chief	2009	$477,711	$150,000	$ 512,593	-	-	$ 5,733	$ 93,769	$1,239,806
Operating Officer	2008	$460,018	-	-	$1,047,630	-	$ 8,558	$172,758	$1,688,964
Barry N. Winslow (6)	2010	$400,006	-	-	-	$400,000	$ 9,224	$ 53,170	$ 862,400
Director, Vice
Chairman, and Chief
Risk Officer
Craig R. Dahl (6)	2010	$400,006	-	-	-	$400,000	$ 6,358	$ 51,194	$ 857,558
Executive	2009	$359,628	$250,000	$ 610,441	-	-	$ 4,859	$ 40,739	$1,265,667
Vice President,
Wholesale Division
James J. Urbanek (6)	2010	$259,136	$240,000	$ 640,955	-	-	-	$ 63,939	$1,204,030
Managing Director,
Commercial Banking

(1)   Represents the amount of 2009 discretionary bonuses.   There were no 2008 discretionary bonuses.  Only Mr. Urbanek was awarded a discretionary bonus for 2010 which was determined by his immediate supervisor Mr. Dahl, in consultation with Messrs. Cooper and Winslow.

(2)   Consists of restricted stock awards at grant date fair value computed in accordance with ASC 718, as further discussed in the narrative below.  There were no stock awards made in 2010 except to Mr. Urbanek.  His award has two components:  one for 20,000 shares, which pays dividends, and one for 30,000 shares, which does not pay dividends.  For stock awards made in 2008 and in January 2009, as well as the awards made in consideration for termination of employment and/or change in control agreements in December 2009, no dividends are paid until the awards vest.  Dividends are paid on all other awards of restricted stock at the same rate as paid to stockholders generally.  TCF’s accounting policy and assumptions for stock-based compensation are described in Notes 1 and 15 to TCF Financial’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2010.

(3)  Consists of stock option awards at grant date fair value computed in accordance with ASC 718.  TCF’s accounting policy and assumptions for stock-based compensation are described in Notes 1 and 15 to TCF Financial’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2010.

(4)  Represents the amount of annual cash incentive performance-based awards earned by Named Executives in 2010 under the 2010 Management Incentive Plan.  No annual cash incentive performance-based awards were paid to Named Executives in 2009 or 2008.

(5)  Consists of change in pension value as reported by the actuaries of the pension plan.  Pay credits to the pension plan were discontinued effective April 1, 2006; however, interest credits continue to be credited.  In April 2009, the account balances in the Pension Supplemental Program were distributed.  Messrs. Brown and Dahl received payments.  Amounts shown reflect only the change in pension value.  There were no above-market or preferential earnings on TCF’s nonqualified deferred compensation plans.  Mr. Urbanek is not eligible to participate in the pension plan since he was hired after July 1, 2004, the date on which eligibility was frozen.

(6)  Neither Mr. Winslow nor Mr. Urbanek was a Named Executive in 2008 and 2009.  Mr. Dahl was not a Named Executive in 2008.

(7)   Amounts shown in the “All Other Compensation” column for 2010 consist of the following:

Detail of “All Other Compensation” Column

		Employer Matching Contributions
Name	Perquisites(a)	ESPP Plan(b)	ESPP- Supplemental Plan	Other(c)	Total
William A. Cooper	$165,299	$14,700	$57,000	-	$236,999
Thomas F. Jasper	$ 14,156	$ 9,187	$13,311	-	$ 36,654
Neil W. Brown	$ 92,015	$12,250	$24,348	-	$128,613
Barry N. Winslow	$ 17,170	$12,250	$23,750	-	$ 53,170
Craig R. Dahl	$ 14,694	$12,250	$24,250	-	$ 51,194
James J. Urbanek	$ 8,939	-	-	$55,000	$ 63,939

(a)   All of the Named Executives, except for Mr. Urbanek, were eligible to receive the following perquisites, none of which individually exceeded $25,000 in 2010: imputed life insurance, executive tax service, personal use of club memberships, personal use of company car, and executive physical.  Mr. Urbanek is eligible for imputed life insurance, personal use of club membership, and personal use of a company car.  In addition, two executives received personal use of company aircraft in the following amounts (calculated on a pre-tax basis): Mr. Cooper, $122,253 and Mr. Brown, $82,555.  These amounts are the aggregate incremental cost of non-business travel use, as determined based on the average weighted cost of fuel and maintenance, crew travel expenses, on-board catering expenses, landing fees, trip-related hangar/parking costs, and smaller variable costs.  In the event that an executive’s spouse, family member, or guest accompanied the executive on a flight, the above amounts also include any incremental costs, such as on-board catering costs, that may be associated with such travel.

(b)    Employer matching contributions to the Employees Stock Purchase Plan (“ESPP”) were limited in 2010 to 100% of 5% of covered compensation up to the IRC limit of $245,000 for employees eligible to participate in the ESPP-Supplemental Plan.  The balance of the employer matching contributions in 2010 was made to the ESPP-Supplemental Plan.  Because Mr. Cooper was not eligible to participate in the ESPP-Supplemental Plan in 2009, his 2009 bonus, which was paid in 2010, had its employer matching contribution paid to the ESPP at the limit of 6% which applies to all highly compensated employees not eligible to participate in the ESPP-Supplemental Plan.

(c)     A payment to Mr. Urbanek due to his relocation from Iowa to Minnesota.

GRANTS OF PLAN-BASED AWARDS IN 2010

(Includes Cash and Equity Awards)

The following table shows awards made to the Named Executives that were made or became effective in 2010:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Stock (#)(2)	Awards ($)(3)
William A. Cooper	12/14/09 (4)	-	$950,000	$950,000
Thomas F. Jasper	12/14/09 (4)	-	$350,000	$350,000
Neil W. Brown	12/14/09 (4)	-	$460,000	$460,000
Barry N. Winslow	12/14/09 (4)	-	$400,000	$400,000
Craig R. Dahl	12/14/09 (4)	-	$400,000	$400,000
James J. Urbanek	01/25/10	-	-	-		50,000	$640,955

(1)    Amounts represent estimated future payments under the 2010 Management Incentive Plan as described on page ____ of the Compensation Discussion and Analysis under the heading “Annual Cash Incentive” which were effective January 1, 2010.  The target and maximum amounts are based on TCF exceeding the mean ROE of its Peer Group for fiscal 2010.  At the time of the award, Mr. Urbanek was not employed by TCF.  See column (g) of the Summary Compensation Table on page ____ for the 2010 annual cash incentive payments earned by the Named Executives.

(2)    Award represents the grant of non-performance-based restricted stock made under the TCF Financial Incentive Stock Program.  The award is described on page ___ of the Compensation Discussion and Analysis under the heading, “2010 and 2011 Long-Term Incentives.”  One-fifth of the shares subject to the award vest on January 25 of each of the years 2011, 2012, 2013, 2014, and 2015.  Dividends are paid on 20,000 unvested shares at the same rate as paid to stockholders generally.  Dividends are not paid on the remaining shares until they vest.

(3)    The grant date fair value for the 20,000 shares paying dividends is $14.20 and the grant date fair value for the remaining 30,000 shares, upon which dividends are paid when vested, is $11.8985.

(4)    Awards were granted on December 14, 2009, but were effective January 1, 2010.

Salary – Mr. Cooper did not receive a salary in 2008.  TCF pays its salaried employees on a bi-weekly schedule.  In 2009 there were 27 pay dates as opposed to 26 in both 2010 and 2008.

Stock Awards and Option Awards – The amount shown in the “Stock Awards” column of the Summary Compensation Table reflects the grant date fair value of all awards as discussed beginning on page ___ of the Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation and Bonuses – Performance-based annual cash incentives are reported in column (g), “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table.  Named Executives earned performance-based incentive plan compensation ranging from 87% to 100% of base compensation in 2010, as discussed on page ___ of the Compensation Discussion and Analysis under the heading “Key Decisions Made by the Committee in 2010 and Early 2011 - 2010 Annual Cash Incentives and Bonuses.”  None of the Named Executives earned annual cash incentives under performance-based plans in 2009 or 2008; however, the Committee did grant a discretionary bonus to certain Named Executives in 2009.  The amounts of the 2009 discretionary bonuses are reported in column (d) of the Summary Compensation Table.

Employment Agreements - Provisions of the Employment Agreement of the Principal Executive Officer are described on page ___.  None of the other Named Executives has an employment agreement with TCF.

Amount of Salary and Bonus in Proportion to Total Compensation - The relationship of salary to the Named Executives’ total compensation will vary from year to year primarily depending on the amount of non-equity incentive compensation (annual cash incentive) and stock awards expense, as discussed on page ___ of the Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table shows all equity awards for each Named Executive that were outstanding at December 31, 2010.  All performance-based awards (including stock options) are described in the Compensation Discussion and Analysis section of this proxy statement.

Outstanding Equity Awards at 2010 Fiscal Year-End

		Option Awards			Stock Awards
Name	Year of Award	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
William A.	2008	800,000	$12.85	8/1/2018	—	—	—	—
Cooper	2008	—	—	—	300,000	$4,443,000	—	—
Thomas F.	2006	—	—	—	6,000	$ 88,860	—	—
Jasper	2007	—	—	—	10,000	$ 148,100	—	—
	2007	—	—	—	—	—	1,000	$ 14,810
	2008	141,000	$15.75	1/22/2018	—	—	—	—
	2009	—	—	—	14,667	$ 217,218	—	—
	2009	—	—	—	—	—	15,106	$223,720
	2009	—	—	—	—	—	11,329	$167,782
Neil W.	2006	—	—	—	—	—	3,850	$ 57,019
Brown	2008	282,000	$15.75	1/22/2018	—	—	—	—
	2009	—	—	—	22,000	$ 325,820	—	—
	2009	—	—	—	—	—	7,553	$111,860
	2009	—	—	—	—	—	11,329	$167,782
Barry N.	2008	200,000	$12.85	8/1/2018	—	—	—	—
Winslow	2009	—	—	—	7,334	$ 108,617	—	—
	2009	—	—	—	—	—	15,106	$223,720
	2009	—	—	—	—	—	11,329	$167,782
Craig R.	2006	—	—	—	—	—	2,800	$ 41,468
Dahl	2008	225,000	$15.75	1/22/2018	—	—	—	—
	2009	—	—	—	14,667	$ 217,218	—	—
	2009	—	—	—	—	—	15,106	$223,720
	2009	—	—	—	—	—	18,882	$279,642
James J. Urbanek	2010	—	—	—	50,000	$ 740,500	—	—

(1)   The stock options vest in two installments: 50% on January 1, 2011 and the remaining 50% on January 1, 2012.

(2)   Awards represent non-performance-based restricted stock awards that vest as follows:  awards granted in (a) Year 2006 vest on January 1, 2011; (b) Year 2007 vest on January 1, 2012; (c) Year 2008 and 2009 vest in two equal installments on January 1 of each of the years 2011 and 2012; and (d) Year 2010 vest in five equal installments on January 25 of each of the years 2011, 2012, 2013, 2014, and 2015.

(3)   Market or payout value was determined using the closing stock price of $14.81 on December 31, 2010.

(4)  The 2006 and 2007 awards, having been previously earned, vested on January 31, 2011.  The 2009 performance-based awards will vest in three equal installments on April 1 of each of the years 2011, 2012, and 2013, provided TCF’s ROE exceeds the mean of its Peer Group for the prior fiscal year.  However, if the goal is not achieved for the applicable year, those shares will be forfeited.

OPTION EXERCISES AND STOCK VESTED IN 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William A. Cooper	None	None	150,000	$2,042,250
Thomas F. Jasper	None	None	9,333	$ 132,379
Neil W. Brown	None	None	11,000	$ 149,765
Barry N. Winslow	None	None	3,666	$ 49,913
Craig R. Dahl	None	None	7,333	$ 99,839
James J. Urbanek	None	None	None	None

PENSION BENEFITS IN 2010

The following table shows information on the defined benefit pension plan benefits of the Named Executives:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
William A. Cooper (3)	Pre-1990 Plan Benefit	5.67	$269,280	$ 24,153
Thomas F. Jasper	Pension Plan	3.25	$ 23,395	-
Neil W. Brown	Pension Plan	6.50	$ 74,091	-
Barry N. Winslow (4)	Pre-1990 Plan Benefit	3.58	$ 67,602	-
Craig R. Dahl	Pension Plan	5.75	$ 70,677	-
James J. Urbanek (5)	N/A	-	-	-

(1)    The number of years of credited service may be less than actual years of service with TCF because either the plan was not in effect or was frozen sometime during the Named Executive’s tenure with TCF.  None of the Named Executives was given credited service other than for their actual years of service with TCF.

(2)    All values shown are determined using interest rate and mortality assumptions consistent with those used in the Company’s Consolidated Financial Statements; however, the Pre-1990 Plan Benefit is provided under a nonparticipating group annuity contract which is not included in the Consolidated Financial Statements.  See “Material Information Regarding Pension Benefits” which follows.

(3)    Mr. Cooper commenced his benefit following his retirement in 2005 and prior to returning to TCF as Chief Executive Officer in 2008.

(4)    Mr. Winslow retired from TCF in 2007 and received his entire benefit from the Pension Plan in 2008 prior to his re-employment.

(5)    Mr. Urbanek is not eligible to participate in the Pension Plan since he was hired after July 1, 2004.

Material Information Regarding Pension Benefits

TCF maintains a pension plan for employees hired prior to July 1, 2004, including the Named Executives.  Pay credits to such plan were discontinued as of April 1, 2006.  At the time pay credits were discontinued, all active employees were deemed 100% vested in their benefits.  Benefits accrued under two distinct formulas:  a traditional final average pay formula in effect prior to September 1, 1990 (the “Pre-1990 Plan Benefit”) and a cash balance formula in effect since September 1, 1990 (the “Pension Plan”).  Both plans are described on the following pages.

Pension Plan:  Cash Balance Formula – Post September 1, 1990 Benefit Accruals.  Benefits have been provided under a cash balance formula since September 1, 1990.  Monthly pay credits equal to the Applicable Percentage (based on the sum of age and years of service) multiplied by Certified Earnings (as defined below) were credited to the retirement accounts each month.  Pay credits were discontinued effective April 1, 2006.

The following chart reflects the pay credits that were in effect for the periods indicated above each column.

Sum of the Participant’s age	Applicable Percentage
plus years of service on the last day of the month	Sept. 1, 1990 prior to Jan. 1, 2002	Jan 1, 2002 prior to Jan. 1, 2004	Jan. 1, 2004 prior to Jan. 1, 2005	Jan. 1, 2005 prior to Jan. 1, 2006	Jan. 1, 2006 prior to April 1, 2006	Beginning on or after April 1, 2006
Under 30	2.5%	2.5%	2.5%	2.5%	-	-
Under 34	2.5%	2.5%	-	-	-	-
Under 36	2.5%	2.5%	-	-	2.5%	0.0%
Under 38	2.5%	2.5%	-	-	-	-
Under 40	2.5%	-	-	-	-	-
30 but less than 32	-	-	2.6%	2.5%	-	-
32 but less than 34	-	-	2.7%	2.5%	-	-
34 but less than 36	-	-	2.8%	2.6%	-	-
36 but less than 38	-	-	2.9%	2.7%	2.6%	0.0%
38 but less than 40	-	2.6%	3.0%	2.8%	2.7%	0.0%
40 but less than 50	3.5%	3.5%	3.5%	3.5%	3.5%	0.0%
50 but less than 60	4.5%	4.5%	4.5%	4.5%	4.5%	0.0%
60 but less than 70	5.5%	5.5%	5.5%	5.5%	5.5%	0.0%
70 but less than 80	6.5%	6.5%	6.5%	6.5%	6.5%	0.0%
80 or more	7.5%	7.5%	7.5%	7.5%	7.5%	0.0%

Interest credits are credited to the retirement accounts using the average 5-year U.S. Government bond rate from the preceding calendar year plus 0.25%.  Interest credits continue after April 1, 2006.

Certified Earnings generally include earned income, wages, salaries, and fees (or other amounts) for services rendered in the course of employment.  Also included are annual cash incentives, commissions paid to salespersons, compensation for services on the basis of profits, commissions on insurance premiums, tips and bonuses (but not including payments for referrals), and any pre-tax contributions to the ESPP.  Restricted stock awards are not included in Certified Earnings.

Prior to the April 1, 2006 freeze, cash balance benefits became vested after five years of vesting service, being 0% vested beforehand.

The normal retirement date is age 65.  A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service.  A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service.  In either case, distribution of the cash balance account balance can occur immediately upon termination.  The amount of the distribution depends upon the payment form elected and is actuarially equivalent to the account balance earned as of the date of distribution.

Mr. Dahl is currently eligible for early retirement under the Pension Plan.  Mr. Dahl’s Pension Plan account balance at December 31, 2010 was $72,113.

The normal payment form is the life only annuity.  A variety of other payment forms are available (including the lump sum option), all equivalent in value if paid over an average lifetime.

The present value of the accumulated benefit displayed in the Pension Benefits Table is the discounted value of the projected account balance at age 65 (projected with interest credits only).  The value of the accumulated benefit was determined using assumptions consistent with those used for 2010 financial reporting purposes under ASC 715 unless otherwise directed by SEC Regulation S-K.  TCF’s accounting policy and assumptions for employee benefit plans are described in Note 16 to TCF Financial’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2010.  Some of those assumptions are as follows:

•	Benefits were assumed to commence at age 65.
•	The assumed form of payment at distribution was the lump sum option.
•	All benefits and present values are determined as of December 31, 2010, the plan’s ASC 715 measurement date.
•	The discount rate used to determine present values is 4.75% at December 31, 2010.
•	The rate of future interest credits used is 4.5% at December 31, 2010.
•	No pre-retirement mortality, termination, retirement or disability was assumed.

Pre-1990 Plan Benefit:  Final Average Earnings Formula – Pre September 1, 1990 Benefit Accruals.  The benefits accrued prior to September 1, 1990 were determined under a formula based on years of service and final average earnings.  As of August 31, 1990, all benefit accruals under the pre-September 1, 1990 formula were frozen and benefits for all active employees were 100% vested.  A non-participating group annuity contract was purchased for all pre-September 1, 1990 benefits from Nationwide Life Insurance Company.  Nationwide is responsible for benefit payments for benefits earned under this formula.

The normal retirement date is age 65.  A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service.  A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service.  In either case, the participant may commence benefits as early as age 55.  The age 65 accrued benefit is reduced 4% for each year that benefits commence prior to age 65.

Mr. Winslow is currently eligible for early retirement under the pre-September 1, 1990 formula.  The monthly life only benefit at age 65 would be $511.  Mr. Cooper is currently receiving payments from this plan.  The monthly life benefit for Mr. Cooper is $2,013.

The normal payment form is the life only annuity. A variety of other payment forms are available, all equivalent in value if paid over an average lifetime.

Since a non-participating group annuity contract was purchased to provide these benefits, TCF is no longer required to, and does not, include the value of these benefits in its annual financial disclosure under ASC 715.  The present value of the accumulated benefit displayed in the Pension Benefits Table is the discounted value of the life only benefit to commence at age 65.  The present value of the accumulated benefit was determined using assumptions consistent with those otherwise used for cash balance plan financial reporting purposes under ASC 715 unless otherwise directed by SEC Regulation S-K.  TCF’s accounting policy and assumptions for employee benefit plans are described in Note 16 to TCF Financial’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2010.  The material assumptions are as follows:

•	Benefits were assumed to commence at age 65.
•	Participants are assumed to take the Life Only payment option at benefit commencement.
•	All benefits and present values are determined as of December 31, 2010, the measurement date used for ASC 715 reporting purposes.
•	The discount rate used to determine present values is 4.75% at December 31, 2010.
•	No pre-retirement mortality, termination, retirement or disability was assumed.
•	Post-retirement mortality is assumed to follow the RP-2000 mortality table with a fixed 17-year projection based on combined rates for active employees and retirees with no collar adjustments.

NONQUALIFIED DEFERRED COMPENSATION IN 2010

The following chart shows certain information for TCF’s nonqualified account-type plan for the Named Executives.  The ESPP-Supplemental Plan shown below is a nonqualified supplemental program for the TCF Employees Stock Purchase Plan, a plan which is a qualified tax or deferred plan under Section 401(k) of the IRC.  The TCF contributions shown in the chart for the ESPP-Supplemental Plan are matching contributions which are made at the same rate as under the Employees Stock Purchase Plan.  For further information about this plan refer to pages            of the Compensation Discussion and Analysis section of this proxy statement under the heading “Other Forms of Compensation – Employees Stock Purchase Plan (“ESPP”) and ESPP-Supplemental Plan.”

Nonqualified Deferred Compensation Plan Benefits of the Named Executives

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE December 31, 2010 ($)(4)
William A. Cooper(5)	ESPP-Supplemental Plan	$57,000	$57,000	($2,529)	$ 618	$110,853
Thomas F. Jasper	ESPP-Supplemental Plan	$17,748	$13,311	$15,328	$ 519	$130,448
Neil W. Brown	ESPP-Supplemental Plan	$24,348	$24,348	$34,105	$ 5,313	$422,916
Barry N. Winslow	ESPP-Supplemental Plan	$77,741	$23,750	$ 5,369	$ 1,396	$138,072
Craig R. Dahl	ESPP-Supplemental Plan	$40,251	$24,250	$17,764	$ 3,109	$266,756
James J. Urbanek	ESPP-Supplemental Plan	-	-	-	-	-

(1)   100% of the executive contributions and TCF contributions are reported as salary and all other compensation, respectively, in the Summary Compensation Table on page __.

(2)   Consists of dividend equivalents and unrealized appreciation or depreciation on the deemed account investments, primarily TCF Stock.  There were no above-market or preferential earnings or appreciation in 2010 or previous years.

(3)   Consists of dividend equivalents on deemed investments in TCF Stock.  The dividend equivalents are also included in the Aggregate Earnings in Last Fiscal Year column of this chart.

(4)   Includes the following salary and matching contributions to the ESPP-Supplemental Plan previously reported as compensation in the Summary Compensation Table for fiscal years 2008 and 2009:  Mr. Jasper, $64,436; Mr. Brown, $159,978; and Mr. Dahl, $32,639 for 2009 only.  Neither Mr. Winslow nor Mr. Urbanek was a Named Executive in 2008 and 2009.  Mr. Dahl was not a Named Executive in 2008.

(5)   Mr. Cooper has 8,788 shares in the Director’s Deferred Compensation Plan as of December 31, 2010.

Material Information Regarding the ESPP-Supplemental Plan

•

The Named Executives’ covered compensation and contributions under the Employees Stock Purchase Plan are subject to certain IRC limits. The ESPP-Supplemental Plan, as last approved by stockholders in 2006, allows Named Executives to make pre-tax contributions from their salary and annual cash incentives at the same rate as under the ESPP and up to a total of 50% of covered pay and to receive an employer matching contribution at the same rate as under the ESPP on their contributions up to six percent of pay.

•

Employee contributions to the ESPP-Supplemental Plan made on or after April 1, 2006 may be invested, at the employee’s election, in the same investment choices that are available in the ESPP. Prior to April 1, 2006 all employee contributions were invested in TCF Stock. Employer matching contributions to the ESPP-Supplemental Plan are invested 100% in TCF Stock.

•

The accounts of the Named Executives consist primarily or exclusively of deemed TCF Stock. Earnings on deemed TCF Stock investments in the Plan during 2010 consisted of $0.20 per share in dividend equivalents and appreciation during 2010 of $1.19 per share. Dividend-equivalent distributions are made from the ESPP-Supplemental Plan at the same time and at the same rate as to TCF stockholders generally.

•

Distributions from the ESPP-Supplemental Plan generally occur in a lump sum at termination of employment, or six months thereafter as required by IRC Section 409A for accounts accumulated after 2004. Deemed investments in TCF Stock selected by the Named Executives generally cannot be changed during employment (except in certain change in control situations) and such investments are distributed in-kind upon termination of employment or six months thereafter, as applicable.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Non-Change in Control Termination-Related Payments

All of the Named Executives, excluding Mr. Cooper, terminated their employment and/or change in control agreements effective December 14, 2009.  The following chart reflects the general estimated distributions that would be made to William A. Cooper in the event of a termination of employment not involving a change in control of the Company on December 31, 2010.

Type of Termination	Salary Payout	Restricted Stock	Stock Options	Total (1)
By Company Without Cause	$3,800,000(2)	-(3)	-(3)	$3,800,000
By Executive for Good Reason	$3,800,000(2)	-(3)	-(3)	$3,800,000
By Executive – Voluntary including Retirement	-	-(4)	-(4)	-
By Company With Cause	-	-(4)	-(4)	-
Death or Disability	-(5)	$3,142,608(6)	784,000(6)	$3,926,608

(1)    In addition to the payments indicated, Mr. Cooper would be entitled to receive upon employment termination accumulated and vested benefits under the Employees Stock Purchase Plan/ESPP-Supplemental Plan, the Pension Plan, and continuation benefits available to employees generally, as reported elsewhere in this proxy statement.  There is no enhancement or acceleration of these benefits upon a change in control.

(2)    Payable in a lump sum.  Represents the amount of his salary determined from the date of termination through the end of his employment agreement date of December 31, 2014.

(3)    Restricted stock and options continue to be subject to vesting schedules provided in the underlying award agreements.

(4)    Unvested restricted stock and stock options would be forfeited.

(5)    Represents amount of salary earned but unpaid at date of employment termination.  For the purpose of this chart, Mr. Cooper was assumed to have died or become disabled on December 31, 2010, which was the last pay date in 2010.  Mr. Cooper did not have any earned but unpaid salary on that date.

(6)    Restricted stock and option awards vest pro-rata based on date of termination of employment.  For the purposes of this chart, Mr. Cooper was assumed to have died or become disabled on December 31, 2010.  Restricted stock was valued at the December 31, 2010, the last business day of 2010, closing stock price of $14.81.  Stock options were valued at the difference between the closing stock price and the exercise price of $12.85.

“Good reason” is generally defined as:  (i) any material diminution in the scope of executive’s authority and responsibility; (ii) a material diminution in executive’s base compensation; (iii) a material diminution in authority, duties or responsibilities of the supervisor to whom executive is to report; (iv) a material diminution in the budget over which executive retains authority; (v) a material change in geographic location at which executive performs the services; (vi) any other action or inaction that constitutes a material breach by TCF of the executive’s agreement.

“Cause” is generally defined as: (i) engaging in willful and recurring misconduct in not following the legitimate directions of the executive’s supervisor (or Board of Directors) after fair warning; (ii) conviction of a felony and all appeals from such conviction have been exhausted; (iii) engaging in habitual drunkenness; (iv) excessive absence from work, which absence is not related to disability, illness, sick leave or vacations; or (v) engaging in continuous conflicts of interest between his personal interests and the interests of TCF after fair warning.

The Named Executives, except Mr. Cooper, would forfeit all outstanding unvested restricted stock awards and stock options upon a non-change in control termination, except in the case of retirement, death or disability, but would be entitled to receive all accumulated and vested benefits disclosed elsewhere in this proxy statement under the Employees Stock Purchase Plan/ESPP-Supplemental Plan, and the Pension Plan.  The Named Executives would not be entitled to ongoing perquisites after employment termination but would be entitled to continuation benefits coverage available to TCF employees generally.  The estimated value of the restricted stock and option awards that would have vested upon the death or disability of the Named Executives, other than Mr. Cooper, at December 31, 2010 is shown on the chart on the next page:

Name	Salary Payout (1)	Restricted Stock	Stock Options	Total
Thomas F. Jasper	-	$491,440	-(2)	$491,440
Neil W. Brown	-	$364,328	-(2)	$364,328
Barry N. Winslow	-	$201,867	$196,000(3)	$397,867
Craig R. Dahl	-	$351,994	-(2)	$351,994
James J. Urbanek	-	$135,758	N/A	$135,758

(1)    Represents amount of salary earned but unpaid at the date of death, disability or retirement which is assumed to be December 31, 2010, the last pay date of 2010.  No Named Executive had any earned but unpaid salary on that date.

(2)    No value was assigned to the stock options since the year-end closing price of $14.81 was lower than the exercise price.

(3)    Stock options were valued at the difference between the year-end closing price of $14.81 and the exercise price of $12.85.

Change in Control-Related Payments

The following table shows estimated lump sum payments in the event of a change in control, irrespective of whether the Named Executive is also terminated, effective as of December 31, 2010. Upon a change in control, all of the stock awards and stock options for the Named Executives, except for 6,000 shares awarded to Mr. Jasper prior to his becoming Chief Financial Officer and 50,000 shares awarded to Mr. Urbanek, vest immediately as shown below. Payout amounts are estimates assuming the change in control took place on December 31, 2010. Actual amounts can only be determined at the actual date of the change in control.

	Estimated Payout Amounts in the Event of a Change in Control
Name	Salary	Vesting of Stock Awards (1)		Vesting of Stock Options		Excise Tax & Gross-Up	Total (7)
William A. Cooper	(2)	$4,443,000		$1,568,000	(3)	-	$6,011,000	(2)
Thomas F. Jasper	N/A	$ 771,631	(4)	-(5)		-	$ 771,631	(4)
Neil W. Brown	N/A	$ 662,481		-(5)		-	$ 662,481
Barry N. Winslow	N/A	$ 500,119		$ 392,000	(3)	-	$ 892,119
Craig R. Dahl	N/A	$ 762,049		-(5)		-	$ 762,049
James J. Urbanek	N/A	-(6)		N/A		-	-(6)

(1)    Stock awards were valued at the year-end closing price of $14.81.

(2)    Mr. Cooper will receive a lump sum payment of $3,800,000 if upon a change in control he is terminated without cause or resigns for good reason.  Please refer to page ___ for the definition of good reason and cause.

(3)    Stock options are valued at the difference between the year-end closing price of $14.81 and the exercise price of $12.85.

(4)    Does not include a stock award that vests upon a change in control only if Mr. Jasper is terminated within one year without cause.  The value of this award is $88,860.

(5)    No value was given to the stock options since the exercise price is higher than the year-end closing price.

(6)    Does not include a stock award that vests upon a change in control only if Mr. Urbanek is terminated within one year without cause.  The value of this award is $740,500.

(7)    In addition to the payments indicated, the Named Executives would be entitled to receive upon employment termination accumulated and vested benefits under the Employees Stock Purchase Plan / ESPP-Supplemental Plan, the Pension Plan, and continuation benefits available to employees generally, as reported elsewhere in this proxy statement.  There is no enhancement or acceleration of these benefits upon a change in control.

Material Information About Payments in the Event of a Change in Control

Named Executives are entitled to vesting of all unvested stock grants and options upon a change in control excluding one restricted stock grant of 6,000 shares to Mr. Jasper and a restricted stock grant of 50,000 shares to Mr. Urbanek, which will only vest if Mr. Jasper or Mr. Urbanek is terminated without cause within one year of the change in control.  If Mr. Cooper becomes subject to an excise tax under IRC Section 280G, he is entitled to receive a reimbursement for this tax and additional sums to make up for any resulting additional tax amounts so that there is no net cost to him from the excise tax (“excise tax gross-up”).

For purposes of vesting of restricted stock awards or stock options, a change in control is generally defined as the acquisition by a party of 50% (30% for stock options) or more of the voting stock of TCF’s then-outstanding securities, a change in a majority of TCF’s Board of Directors over a two-year period, or a merger or acquisition that results in TCF’s voting stock representing less than 50% (70% for stock options granted to Named Executives other than Mr. Cooper) of the shares outstanding immediately prior to such merger or acquisition, complete liquidation of TCF or the liquidation or dissolution of substantially all of TCF’s assets (but, a change in control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

In consideration of acceleration of benefits under the restricted stock and option agreements, Mr. Cooper will be subject to a limited three-year non-compete and non-solicitation agreement following a change in control.  Restricted stock awards entered into by the other Named Executives on December 14, 2009, as discussed on pages ______ of the Compensation Discussion and Analysis, are generally subject to a one-year non-solicitation agreement after termination of employment other than a termination by TCF without cause or a termination by the executive for good reason as defined on page ____.

Provisions of the Principal Executive Officer’s Agreement

On July 31, 2009, TCF Financial and Mr. Cooper entered into an Amended and Restated Employment Agreement, which will be in effect until December 31, 2014.  The agreement will renew automatically for additional one-year terms unless either party terminates the Agreement.  Pursuant to such Agreement, Mr. Cooper is entitled to receive:

•                  An annual salary of $950,000.

•                  An annual cash incentive opportunity at the discretion of the Compensation Committee of the Board.

•                  Stock grants and stock options as approved by the Compensation Committee of the Board from time to time.

•                  Perquisites, as approved annually by the Compensation Committee of the Board.

•                  Participation in the same benefit plans as apply to TCF employees generally, and on the same terms and conditions.

•                  Severance payment rights as set forth on pages _____.

Indemnification Rights.  Indemnification rights are provided to the Named Executives under TCF Financial’s Certificate of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law and per TCF’s Directors and Officers Insurance.

EQUITY COMPENSATION PLANS APPROVED BY STOCKHOLDERS

The following chart is provided with information as of December 31, 2010:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,408,607 (1)	$ 15.91	2,551,400

Equity compensation plans not approved by security holders	-	-	-

Total	5,408,607	$ 15.91	2,551,400

(1)  This amount includes the following:

•                  2,208,619 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $14.44.

•                  3,199,988 shares issuable upon the exercise of outstanding warrants with an exercise price of $16.93.

PROPOSAL 2:  APPROVE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES
RESERVED FOR ISSUANCE UNDER THE
TCF EMPLOYEES STOCK PURCHASE PLAN – SUPPLEMENTAL PLAN

Background.  The TCF Employees Stock Purchase Plan – Supplemental Plan (“ESPP-Supplemental Plan”) is a non-qualified supplemental plan that provides benefits to participants in the TCF Employees Stock Purchase Plan (the “401(k) Plan”) whose employee deferrals and employer matching contributions under the 401(k) Plan are limited because of various IRC limitations on their covered compensation or their contributions that would otherwise have been available under the 401(k) Plan.  The Company has provided an unfunded deferred excess benefit plan similar to the ESPP-Supplemental Plan since 1988.

At the 2006 Annual Meeting, stockholders approved the 2005 ESPP-Supplemental Plan for a period of 10 years and 1,000,000 shares of TCF common stock were authorized for issuance under the ESPP-Supplemental Plan, which brought the total number of shares authorized for issuance to 1,013,392.  Effective January 18, 2011, the Committee adopted an amendment (“Amendment”) to the ESPP-Supplemental Plan, subject to stockholder approval, which approves an increase in the number of authorized shares of TCF Stock reserved for issuance under the ESPP-Supplemental Plan by 1,000,000 shares (approximately ____% of the shares outstanding).  The purpose of the increase in authorized shares is to replenish the previous authorization, which has been almost fully utilized.  If the stockholders do not approve the Amendment, it will not be implemented and both employee deferrals and Company matching contributions to the ESPP-Supplemental Plan would be limited to the shares remaining from the previously authorized shares for issuance under the ESPP-Supplemental Plan.

Why Stockholder Approval is Being Requested.  As of February 28, 2011 there were approximately _______ remaining authorized shares available to the ESPP-Supplemental Plan.  No more than the authorized number of shares of TCF Stock may be used under the ESPP-Supplemental Plan.  TCF wishes to continue making employee deferrals and Company matching contributions under the ESPP-Supplemental Plan over the remaining term.  Accordingly, authorization for the additional 1,000,000 shares is being sought for employee deferrals and Company matching contributions to be made under the ESPP-Supplemental Plan over the remaining term of the ESPP-Supplemental Plan.  The Amendment would increase the authorized number of shares available for employee deferrals and Company matching contributions to a total of ____________ shares, which is about ____ percent of the shares of TCF Stock outstanding on February 28, 2011.

Approval of this proposal requires the affirmative vote of the holders of the majority of the shares cast on the proposal, provided that the total vote cast on the proposal represents more than 50% of the outstanding shares of TCF Stock entitled to vote on such matter.

The following summary of the ESPP-Supplemental Plan is qualified in its entirety by reference to the full text of the ESPP-Supplemental Plan, a copy of which is set forth as Appendix I to this proxy statement.  Stockholders are urged to read the full text of the ESPP-Supplemental Plan.

Eligibility.  Employees of the Company or any of its direct or indirect subsidiaries who are part of a certain group of management or “highly compensated employees,” as defined under the Employee Retirement Income Security Act of 1974 (“ERISA”), and as determined by the Committee, are eligible to participate in the ESPP-Supplemental Plan.  Approximately 250 employees of vice president rank or higher who are highly compensated relative to all TCF employees (compensation equal to three times or more the average pay) are eligible to participate.

The Committee approves and maintains the ESPP-Supplemental Plan as a matter of fairness for highly compensated employees so they can contribute the same percentage of pay as other employees and receive the corresponding employer matching contributions.  The ESPP-Supplemental Plan also helps the 401(k) Plan to pass certain nondiscrimination tests.

How the ESPP-Supplemental Plan Works.  The following chart illustrates the operation of the 401(k) Plan and the related ESPP-Supplemental Plan for an executive with $300,000 in salary and bonus who contributes 6% to the two plans combined and whose contributions are matched at the 100% rate:

Illustration of Operation of the 401(k) Plan and ESPP-Supplemental Plan

	401(k) Plan	ESPP-Supplemental Plan	Total Contributions
Employee Contribution	$14,700(1)	$3,300(2)	$18,000
Employer Match (100%)	$14,700	$3,300	$18,000
Total	$29,400	$ 6,600	$36,000

Additional factors will affect the exact calculations.

(1)        Limited to 6% of covered pay ($245,000) in 2011 and 5% in 2010.

(2)       Equals 6% of total salary and bonus ($300,000) less Employee Contribution to 401(k) Plan ($18,000 - 14,700 = $3,300).

The ESPP-Supplemental Plan does not provide any additional or special covered compensation or service credits to eligible employees.  Covered pay generally consists of salary and bonus (unreduced by ESPP-Supplemental Plan contributions) and excludes restricted stock, stock options, and any other form of executive compensation.  Service credits are the same as under the 401(k) Plan.

Allocation of Deferral and Contributions.  Deferrals and matching contributions to the ESPP-Supplemental Plan are credited on the date that a deferral and/or matching contribution would be paid to the 401(k) Plan if it were a deferral and/or matching contribution to that plan.  Participants’ contributions shall be deemed to be invested in either Company stock or one of the investment options available under the 401(k) Plan.  Employer matching contributions will be deemed to be 100% invested in TCF Stock.  Any dividends paid with respect to the Company stock in the ESPP-Supplemental Plan will be paid in cash to the employee and the employee’s account will not be credited with the deemed dividend.

Participants are general unsecured creditors with respect to their benefits under the ESPP-Supplemental Plan.

An eligible employee’s benefits under the ESPP-Supplemental Plan may not be assigned, transferred, or pledged in any manner while the ESPP-Supplemental Plan account is in the possession and control of TCF.

Termination of Employment and Distribution of ESPP-Supplemental Plan Accounts.  A lump sum distribution of an account balance will be made in the event of death, disability, or no sooner than six months after the termination of employment.  Participants may also elect to receive a lump sum distribution on a date certain or in the event of a change in control.  Investments in TCF Stock are paid in whole shares of TCF Stock, with cash paid in lieu of fractional shares.  All other investments are paid in cash.  All distributions are subject to income tax withholding.

Administration.  The ESPP-Supplemental Plan is administered by the Committee, or a special subcommittee thereof, which has exclusive authority and responsibility for all matters in connection with the operation and administration of the ESPP-Supplemental Plan, including, among other matters, to construe and interpret the terms of the ESPP-Supplemental Plan and to make any determination required under the ESPP-Supplemental Plan.

Amendment and Termination.  The Committee may at any time amend the ESPP-Supplemental Plan in any manner, provided that to the extent required by applicable law, rule or regulation, approval by the stockholders of the Company is required to:  (1) increase the number of shares of common stock to be credited under the ESPP-Supplemental Plan (except for adjustments by reason of reorganization, recapitalization, stock split, stock dividends, combination or exchange of shares, merger, consolidation or any changes in the corporate structure of TCF Financial or shares of TCF Stock); or (2) make other material revisions to the ESPP-Supplemental Plan.  The Committee in its discretion may terminate and distribute participant account balances at such time as the Committee shall determine subject to the provisions of IRC Section 409A and the regulations thereunder.  No such action may deprive any participant of any benefits to which he or she would have been entitled under the ESPP-Supplemental Plan if such participant’s termination of employment had occurred on the day prior to the date such action was taken, unless agreed to by such participant.

Shares Available.  A total of 13,392 shares were allocated to the ESPP-Supplemental Plan in 2005 (excluding shares from the predecessor supplemental program accumulated from 1988-2004) and in 2006 an additional 1,000,000 were allocated, resulting in total shares available under the ESPP-Supplemental Plan of 1,013,392 shares.  No more than the authorized number of shares of TCF Stock may be issued under the ESPP-Supplemental Plan unless the stockholders subsequently approve an increase in the limit.  However, the number of shares authorized will be automatically adjusted to reflect any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any changes in the corporate structure of TCF Financial or shares of TCF Stock.  As of February 28, 2011, a total of ____________ shares remain available for issuance under the ESPP-Supplemental Plan.

Executive Plan Benefits (New Plan Benefits).  Participation in the ESPP-Supplemental Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the amount of deferral contribution.  Accordingly, future contributions under the ESPP-Supplemental Plan are not determinable.  The New Plan Benefits Table for the ESPP-Supplemental Plan on page ____ (after Proposal 4) of this proxy statement is incorporated by reference into this Proposal 2.

Federal Tax Considerations and Withholding.  Allocations to the ESPP-Supplemental Plan are not subject to federal and state income tax until they are paid to a participant.  Allocations are considered wages for purposes of Social Security and Medicare taxes and, in those states where it applies, State Disability Insurance.  The Company will deduct the applicable taxes from participants’ regular pay.  The amounts withheld will be reported on the participant’s Form W-2.

Distributions from the ESPP-Supplemental Plan are subject to ordinary income tax at the time of distribution but are not subject to any tax penalty for distribution prior to age 59½.  Distributions cannot be rolled over to another employer’s plan or to an Individual Retirement Account.  The Company’s tax deduction for benefits distributed from the ESPP-Supplemental Plan occurs at the same time as the benefit becomes taxable to the participant for income tax purposes.

What Is The Board’s Recommendation On Voting On This Proposal?  The Board unanimously recommends that TCF Financial stockholders vote “For” this Proposal.

PROPOSAL 3:  APPROVE REVISED AND ADDITIONAL PERFORMANCE CRITERIA UNDER THE
TCF PERFORMANCE-BASED COMPENSATION POLICY

Background.  The TCF Performance-Based Compensation Policy for Covered Executive Officers (the “Policy”) was first approved by the stockholders in 1996, and was re-approved in 1999, 2004 and 2009.  It is being submitted to stockholders at the 2011 Annual Meeting to approve revised and additional performance criteria under the Policy.

IRC Section 162(m) and regulations issued thereunder as well as related Internal Revenue Service guidance (collectively, the “162(m) Rules”) require the Company to obtain stockholder approval under performance-based plans every five years or when one of the elements of the plan is changed.  The elements are:  (1) the business criteria used for performance-based goals; (2) the maximum award limits under the plan; and (3) the eligible participants.  The business criteria in the Policy are being changed, and Return on Average Common Equity (“ROCE”) is being added as an additional business criterion for performance-based goals under the Policy, so that the business criteria in the Policy are better aligned with information that is publicly reported by TCF and its peers, and is thus generally available to stockholders.  This change will permit stockholders and other interested persons to more easily evaluate the performance-based goals of executive compensation.  The maximum award limits and the eligible participants are unchanged.

Section 162(m) and Performance-Based Compensation.  Under the 162(m) Rules, a company may not deduct for tax purposes compensation over $1,000,000 paid for any one fiscal year to a “covered executive officer” unless the compensation qualifies as “performance-based.”  A “covered executive officer,” under the 162(m) Rules is defined as the company’s chief executive officer or any one of its three other most highly compensated executive officers other than the Chief Financial Officer.  The 162(m) Rules set forth requirements for compensation to qualify as performance-based.  The Company may pay compensation to any covered executive officer notwithstanding that the payment may not be considered performance-based compensation.

Why Stockholder Approval is Being Requested.  Stockholders are being asked to approve the revised and additional performance criteria under the Policy at the Annual Meeting in order to comply with 162(m) Rules, which require the Company to obtain stockholder approval when the business criteria used for performance-based goals has changed.  If stockholder approval is not provided, the bonuses or other performance-based compensation paid to TCF covered executive officers may not be fully tax-deductible to TCF.

If approved, the Policy will be effective as of January 1, 2011.  The following summary of the Policy is qualified in its entirety by reference to the full text of the Policy, attached to this proxy statement as Appendix II, with deletions indicated by strikeout and additions indicated by underline. Stockholders are urged to read the full text of the Policy.

How the Policy Works.  The Policy will apply to each covered executive officer of the Company and will operate as described below, as required by the 162(m) Rules.  An independent sub-committee of the Compensation Committee of the TCF Board of Directors, consisting of outside Directors for purposes of IRC Section 162(m) (the “Subcommittee”) establishes the performance goals and the amounts to be paid for achieving the goals in writing, and it must do so before it can be known whether the executive officer will meet these goals.  The performance goals must use one or more of the approved business criteria in the Policy and must specify the performance period during which the goals must be met.  Under the Policy, the performance period is a calendar year, or such other period as the Subcommittee designates and which is permissible under the 162(m) Rules, including quarterly or multi-year performance periods.

The business criteria under the Policy, reflecting the proposed revisions and additions, are set forth below.  After the performance period for an award is complete, the Subcommittee determines and certifies whether the goals were or were not met.  Payment of a performance-based compensation award occurs only if the covered executive officer has met one or more of the performance goals for each performance period.  The Subcommittee has no discretion to increase the amount payable for achieving the goal from what was originally established in writing by the Subcommittee. However, even if the goals were achieved, the Subcommittee has the discretion to decrease the amount payable, or to pay no award to all.  Calculations made pursuant to the Policy are made in accordance with procedures reasonably designed to implement its terms.

Example.  The Subcommittee could establish earnings targets for annual cash incentive awards under the Policy using Return on Average Equity as the approved business criteria under the Policy.  If TCF achieved the Return on

Average Equity target, the executive would receive the incentive award, subject to reduction at the Subcommittee’s discretion, including its subjective evaluation of Company or individual performance.  If TCF failed to achieve the Return on Average Equity target, the executive would not receive the performance-based incentive award, even if the executive’s individual subjective goals were achieved.

Types of Awards Available Under the Policy.  Performance-based awards may be made in the form of cash (including, but not limited to, dividend equivalent payments on restricted stock), stock, restricted stock, or any combination thereof.  Stock options are not subject to this Policy and are not included in the limits in this Policy.  (Under 162(m) Rules, stock options qualify as “performance-based” if they are awarded under a plan such as the TCF Incentive Stock Program and their exercise price equals or exceeds TCF Stock’s fair market value on the date of the award.)

Business Criteria Used for Performance-Based Goals Under the Policy.  Performance goals can be based on any one or more of the following business criteria that the Committee may select:

(i)

NET INCOME – The term “Net Income” shall mean the Company’s or business unit’s after-tax net income for the applicable performance period as reported in the Company’s or business unit’s consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event a significant merger or acquisition is made effective during the performance period, the effect on operations attributable to such acquisition with respect to the portion of the performance period following the effective date of such merger or acquisition; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles (“GAAP”); and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Company’s or business unit’s financial statements in accordance with GAAP (any reference herein to the Company’s financial statements shall be deemed to include any footnotes thereto as well as management’s discussion and analysis). Notwithstanding the foregoing, in determining the Company’s Net Income for a performance period the  Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (5) provided that the effect of doing so would be to reduce the amount of incentive payable to a Covered Executive Officer for such performance period.

(ii)

RETURN ON AVERAGE EQUITY (“ROE”) – Net income of TCF Financial, less dividends on preferred stock held by an unaffiliated third party, divided by TCF Financial’s Average Total Common Equity adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from ASC 320, formerly Statement of Financial Accounting Standards No. 115, for the applicable performance period.

(iii)	RETURN ON AVERAGE COMMON EQUITY (“ROCE”) – Net Income available to common stockholders of TCF Financial, divided by TCF Financial’s Average Total Common Equity for the applicable performance period.

(iv)

RETURN ON AVERAGE ASSETS (“ROA”) – Net Income of TCF Financial before income (loss) attributable to non-controlling interests, divided by TCF Financial’s average total assets for the applicable performance period.

(v)

BUSINESS UNIT ROA - Net Income before income (loss) attributable to non-controlling interests of a business unit or subsidiary managed by a covered executive officer, divided by the business unit’s or subsidiary’s average total assets for the applicable performance period.

(vi)

BUSINESS UNIT ROE – Net Income of a business unit or subsidiary managed by a covered executive officer, less dividends on preferred stock held by an unaffiliated third party, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(vii)	BUSINESS UNIT ROCE - Net Income of a business unit or subsidiary managed by a covered executive officer, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(viii)

RETURN ON TANGIBLE EQUITY (“ROTE”) – Net Income available to common stockholders of TCF Financial plus the after tax effects of amortization or other adjustments to intangible assets acquired in business combinations, divided by TCF Financial’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets for the applicable performance period.

(ix)

BUSINESS UNIT ROTE – Net Income of a business unit or subsidiary managed by a covered executive officer, plus the after tax effects of amortization or other adjustments to intangible assets acquired in business combinations, divided by the business unit’s or subsidiary’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets for the performance period.

(x)

EARNINGS PER SHARE – Net Income available to common stockholders of TCF Financial divided by TCF Financial’s weighted average common and common equivalent shares outstanding, as determined for purposes of calculating TCF Financial’s basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP (as adjusted to eliminate the effect of shares issued in mergers or acquisitions identified in Sections (i)(1) and (i)(2) above where those Sections also resulted in adjustments to Net Income) for the applicable performance period.

(xi)

AVERAGE TOTAL COMMON EQUITY – Common equity of TCF Financial or business unit, adjusted to eliminate the effect of mergers or acquisitions completed during the performance period where those mergers or acquisitions resulted in adjustments to Net Income under Sections (i)(1), (i)(2), or (i)(3) above.

(xii)

CASH EARNINGS PER SHARE – Earnings per Share, as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.

Maximum Award Limits Under the Policy:  The maximum award that may be made under the Policy per calendar year to the Chief Executive Officer is 2% of TCF’s Net Income.  The maximum award that may be made under the Policy per calendar year for each of the other covered executive officers is 1% of TCF’s Net Income.  The limit applicable to each covered executive officer is reduced by any monetary performance unit awards made to him under the TCF Stock Incentive Program for the same period.

Benefits Expected Under the Policy (New Plan Benefits).  It is not possible to determine how much compensation will be paid to the covered executive officers or other employees under the Policy in the future.  Awards are at the discretion of the Committee, and the Policy does not require any awards to be made or provide any formulas or guidelines for awards.  The Committee has discretion to reduce (but not increase) awards based on performance achieved.  The Committee may at any time terminate or suspend this Policy, or amend or modify this Policy to include any provision that, in the opinion of counsel, would be required by IRC Section 162(m), the 162(m) Rules, or other regulations, rulings, or advisory opinions of the Internal Revenue Service, except that any amendment for which stockholder approval is required under IRC Section 162(m) will be subject to receipt of such approval.  The New Plan Benefits Table for the Policy on page ____ (after Proposal 4) of this proxy statement is incorporated by reference into this Proposal 3.

The Committee may disregard the Policy if it determines it is in the Company’s best interest to do so.  In such event, compensation no longer qualifying as “performance-based” under IRC Section 162(m) might otherwise exceed the deductibility limit of IRC Section 162(m).

What Is The Board’s Recommendation On Voting On This Proposal?  The Board unanimously recommends that TCF Financial stockholders vote “For” this Proposal.

PROPOSAL 4:  APPROVE REVISED AND ADDITIONAL PERFORMANCE CRITERIA UNDER
THE TCF FINANCIAL INCENTIVE STOCK PROGRAM

Background.  Stockholders approved the TCF Financial Incentive Stock Program (the “Program”) in 1995 for a period of ten years at an initial share authorization of five percent of TCF’s then-outstanding shares.  Stockholders approved an amendment to the Program in 2000 to increase the authorized shares by 2.5 million.  In 2004, stockholders approved renewal of the Program for another ten years, through 2014, and in 2009 stockholders approved an amendment to the Program to increase the authorized shares reserved for issuance thereunder by 2 million.  As of February 28, 2011, there were approximately __________ shares remaining for issuance under the Program, plus any outstanding awards that are subsequently forfeited or cancelled.

TCF seeks to amend the business criteria under the Program to better align the criteria with information that is publicly reported by TCF and its peers, and is thus generally available to stockholders.  The changes to the business criteria and the addition of Return on Average Common Equity (“ROCE”) as a business criterion to be used as a performance-based goal will permit stockholders and other interested persons to more easily evaluate the performance-based goals.  All other terms of the Program remain unchanged, including the maximum award limits and the eligible participants.

Objective of the Program.  The Program is intended to attract, retain and motivate outstanding officers and employees in order to ensure the future success of TCF Financial and its subsidiaries, and to provide an incentive plan that gives officers and employees financial incentives directly linked to stockholder value.

The 162(m) Rules.  The 162(m) Rules require the Company to obtain stockholder approval of performance-based plans every five years or when one of the elements of the plan is changed.  These elements are:  (1) the business criteria used for performance-based goals; (2) the maximum award limits under the plan; and (3) the eligible participants.

Why Stockholder Approval is Being Requested.  Stockholders are being asked to approve revised and additional performance criteria under the Program at the Annual Meeting in order to comply with 162(m) Rules, which require the Company to obtain stockholder approval when the business criteria used for performance-based goals is changed.  If stockholder approval is not provided, the bonuses or other performance-based stock compensation paid to TCF covered executive officers under the Program may not be fully tax-deductible to TCF.

How the Program Works.  The following is a summary of the Program.  If approved, the Program will be effective as of January 1, 2011.  The following summary of the Program is qualified in its entirety by reference to the full text of the Program, a copy of which is set forth as Appendix III to this proxy statement with deletions indicated by strikeout and additions indicated by underline.  Stockholders are urged to read the complete text of the Program.

All employees of TCF are eligible to receive awards under the Program.  Upon the recommendation of management, an independent subcommittee of the Compensation Committee of the Board of Directors (the “Subcommittee”), consisting of non-employee Directors for purposes of Exchange Act Rule 16b-3 who are also outside Directors for purposes of the 162(m) Rules determines whether individuals will receive stock options, restricted stock, stock appreciation rights (“SARs”), performance-based stock or performance units, the number of shares subject to such awards, the exercise price of any stock option or SAR, and the manner, time and rate of exercise of any stock option or SAR.  The Subcommittee also determines the rate of vesting of any restricted stock awards, the goals for performance-based stock or performance unit awards and any other restrictions to be placed upon any stock, stock option, SAR, performance-based stock or performance unit or the shares that are to be issued upon the exercise of any stock option or SAR.  There were approximately 5,000 full-time employees as of December 31, 2010, who were eligible for selection to participate in the Program.  Non-employee Directors are not eligible to participate in the Program.

The Subcommittee meets quarterly to consider approval of individual restricted stock and stock option awards and broad-based restricted stock awards for certain classes of employees recommended by management.  Under the Program, the Subcommittee has also awarded long-term performance-based stock awards to certain executives which vest upon the achievement of performance-based goals established and monitored pursuant to the 162(m) Rules.

TCF may pay regular dividends as generally available to all stockholders on restricted stock and performance-based stock awards prior to vesting.

The Program does not allow repricing of stock options and is therefore deemed to prohibit repricing of stock options pursuant to Section 303A.08 of the NYSE Listed Company Manual.

The Subcommittee has the right to exercise discretion in any manner that would decrease (but not increase) the amount of a performance-based stock award otherwise payable under the Program.  The Subcommittee also has the right, with the consent of the recipient of an award, to amend the terms of the award agreement after the award is issued.  The Subcommittee may at any time amend or modify the Program to include any provision that, in the opinion of counsel, is required by the 162(m) Rules, except that any amendment for which stockholder approval is required, in order for compensation to be “performance-based” under IRC Section 162(m), will be subject to receipt of such approval.

The Program will remain in effect until the Annual Meeting in 2014, unless earlier terminated by the Board.  The Board generally may amend, suspend, or terminate the Program or any portion thereof at any time.  Except for adjustments made due to changes in outstanding TCF Stock as described above, the Program provides that no amendment may be made without the consent of stockholders where such amendment would:  (1) increase the aggregate number of shares from which awards may be granted under the Program; or (2) change any class of persons eligible to participate in the Program.  No amendment, suspension, or termination of the Program by the Board may have the effect of impairing any awards previously granted to a participant, unless the participant consents to such impairment.

Types of Awards Available Under the Program and How They Are Used Under the Program:  The types of awards allowed under the Program are: stock options (“Stock Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), performance-based stock (“Performance Stock”) and performance units (“Performance Units”).  As of February 28, 2011, awards were made of Stock Options (3,697,953 shares), Restricted Stock (__________ shares) and Performance Stock (__________ shares) under the Program, but no awards were made of SARs or Performance Units.  All awards were within the maximum award limits of the Program.

Stock Options granted under the Program may be either incentive stock options  (“Incentive Stock Options”) or stock options that do not qualify as Incentive Stock Options (“Nonqualified Stock Options”).   Incentive Stock Options awarded under the Program are subject to certain limitations and restrictions with the intent that such stock options will qualify under IRC Section 422.   Such stock options cannot have an exercise price of less than one hundred percent (100%) of the fair market value of TCF Stock on the date of the award.   Nonqualified Stock Options awarded under the Program cannot have an exercise price of less than eighty five percent (85%) of the fair market value of TCF Stock on the date of the award.   Options on 2,208,619 shares remain outstanding as of February 28, 2011, of which 1,109,640 are vested and exercisable.

Stock Options Outstanding as of February 28, 2011

Grant Date	Vesting Date	Expiration Date	Exercise Price	Number of Shares	Market Value (1)
7/31/2008	01/01/2011	08/01/2018	$12.85	500,000
1/20/2009	01/01/2011	01/01/2012	$15.75	42,640
1/20/2009	01/01/2011	01/21/2019	$15.75	567,000
7/31/2008	01/01/2012	08/01/2018	$12.85	500,000
1/20/2009	01/01/2012	01/01/2013	$15.75	31,979
1/20/2009	01/01/2012	01/21/2019	$15.75	567,000

(1)  The market value is the difference between the exercise price and the closing price of _______ for TCF Stock on February 28, 2011.  If the closing price was lower than the exercise price, no value is shown.

SARs may be granted to the holders of any Stock Option granted under the Program.  SARs may be granted with respect to a Stock Option at the time of grant or any time thereafter.  In the event of the exercise of a SAR, the number of shares under the Program will be reduced by the number of shares covered by the Stock Option or portion thereof exercised.  The Subcommittee determines the exercise price for Stock Options or SARs.  To date, the Subcommittee has not issued any SARs.

Restricted Stock may be granted upon such terms and conditions as the Subcommittee specifies.  The Subcommittee specifies a restricted period and corresponding vesting schedule, according to which ownership of the Restricted Stock is determined, and may also specify such matters as the current payment or delayed payment of dividends on shares while they are restricted or other special provisions.  Unless otherwise specified by the Subcommittee, holders of Restricted Stock have the right to vote the restricted shares prior to the vesting date of the Restricted Stock.  The Subcommittee may also make Restricted Stock awards in the form of deferred awards, and these shares may be issued in the name of a trustee at or prior to the time at which restrictions on the shares issued would lapse.  The Subcommittee generally has the right to accelerate the time at which any or all of the restrictions on Restricted Stock will lapse or to remove any or all of the restrictions whenever it may determine that such action is appropriate.  In general, if the recipient of Restricted Stock shall cease to be continuously employed by TCF Financial or an affiliate during the restricted period, the recipient’s rights to Restricted Stock not yet vested will be forfeited.  Exceptions may be made for change in control, retirement, disability, or death according to the terms of the award agreement or exceptions the Subcommittee approves in each case.

Performance Stock may be awarded under the Program only to an employee of TCF Financial or a subsidiary designated as a “key employee” by the Subcommittee.  Performance Stock are shares of TCF Stock that are intended to qualify as performance-based for purposes of IRC Section 162(m).  Vesting of Performance Stock is based on achievement of a specified performance-based goal or goals established by the Subcommittee, using one or more of the Program business criteria.  The Subcommittee specifies a restricted period and corresponding vesting schedule, according to which ownership of the Performance Stock is determined, and may also specify such matters as the current payment or delayed payment, or no payment of dividends on shares while they are restricted or other special provisions.  Unless otherwise specified by the Subcommittee, holders of Performance Stock have the right to vote the restricted shares prior to the vesting date of the Performance Stock.  The Subcommittee may also make Performance Stock awards in the form of deferred awards, and these shares may be issued in the name of a trustee at or prior to the time at which restrictions on the shares issued would lapse.  The business criteria which may be used for Performance Stock awards consist of any one or more of the following:  Net Income, Return on Average Equity (“ROE”), Return on Common Equity (“ROCE”), Return on Average Assets (“ROA”), Business Unit ROE, Business Unit ROCE, Business Unit ROA, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”), Average Total Common Equity, and Cash Earnings Per Share (“Cash EPS”).  Awards of Performance Stock and their vesting are operated in compliance with the 162(m) Rules, including requirements that the specified goals must be achieved in order for any vesting to occur and that the Subcommittee has no discretion to increase or accelerate the vesting of Performance Stock, but does have discretion to reduce vesting even if the performance-based goal is achieved.

Performance Units consist of monetary units that may be earned in whole or in part only if the Company achieves goals established by the Subcommittee.  Payment of an award may be in cash or in TCF Stock.  To date, the Committee has not awarded any Performance Units under the Program.

Maximum Award Limits Under the Program.  Under the Program there is a limit of 800,000 shares per person per year that can be awarded as Stock Options (Incentive Stock Options and Nonqualified Stock Options) and SARs combined.  This limit is automatically adjusted to reflect any changes in the outstanding stock of TCF Financial by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any changes in the corporate structure of TCF Financial or shares of TCF Stock.  The maximum award of Performance Stock that may be made under the Program in any one calendar year to any one employee is 700,000 shares, also automatically adjusted in the event of stock splits or other similar changes in capitalization. The monetary value of Performance Units awarded to the Chief Executive Officer per calendar year may not exceed 2% of TCF’s Net Income for that year, and for each of the other executive officers may not exceed 1% of TCF’s Net Income (reduced by any cash awards made to the executive officer under the TCF Performance-Based Compensation Policy for the same period).

Shares Available for Issuance Under the Program.  No more than the authorized number of shares of TCF Stock reserved for issuance under the Program may be awarded thereunder unless stockholders subsequently approve an increase.  In 1995, the share authorization approved by stockholders under the Program was five percent of the outstanding shares of TCF Stock on the date the Program was approved. In 2000, the stockholders approved an increase of 2.5 million shares and an additional 2 million shares were approved in 2009. A total of __________

shares remain available for new awards under the Program as of February 28, 2011. Stockholders are not being asked to approve an increase in the number of shares authorized for issuance under the Program at this time.

Where Stock Options, SARs, Restricted Stock, or Performance Stock shares are forfeited or terminated, the shares will be available for the granting of new awards under the Program.  As of February 28, 2011 there were __________ shares of unvested Restricted Stock and __________ shares of unvested Performance Stock, which if forfeited or terminated could be added to the number of authorized shares under the Program.  Additionally, options on 2,208,619 shares remain outstanding as of February 28, 2011, of which 1,109,640 are vested; if these options are not exercised or are forfeited or terminated, the shares could be added to the number of authorized shares under the Program.  The number of shares authorized will be automatically adjusted to reflect any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any changes in the corporate structure of TCF Financial or shares of TCF Stock.

Business Criteria Used for Performance-Based Goals Under the Program.  Performance goals are based on one or more of the following business criteria as the Subcommittee may select:  Net Income, ROE, ROCE, ROA, Business Unit ROE, Business Unit ROCE, Business Unit ROA, ROTE, Business Unit ROTE, EPS, Average Total Common Equity, and Cash EPS.  The definitions of these business criteria are identical to those in TCF’s Performance-Based Compensation Policy, as set forth on page ____ of this proxy statement.

Benefits Expected Under the Program (New Plan Benefits).  It is not possible to determine how much compensation will be paid to the Named Executives and other employees under this Program in the future.  Awards are at the discretion of the Subcommittee.  The Program does not require any awards to be made and does not provide any formulas or guidelines for awards.  The New Plan Benefits Table for the Program on page ____ of this proxy statement is incorporated by reference into this Proposal 4.

Change in Control Considerations Relative to the Program.  The Program provides that, upon the occurrence of a change in control, outstanding awards of Stock Options, SARs, Restricted Stock, Performance Stock, and Performance Units may become fully vested at a time that they would not otherwise vest or be exercisable.  Such vesting or exercisability, together with other anti-takeover provisions included in TCF Financial’s Amended and Restated Certificate of Incorporation (the “Certificate,” a copy of which may be obtained from the Company’s Corporate Secretary at the TCF address on page 1), necessary regulatory approvals and the accumulation of shares of TCF Stock in the ESPP and the TCF Deferred Compensation Plans, may have the effect of discouraging a merger, tender offer, or acquisition of stock that would constitute a change in control.  The change in control provision is not intended to increase the amounts payable to participants in the Program but is designed to ensure that a participant will not, as the result of a change in control, be denied benefits under the Program which the participant would otherwise have been entitled to receive or have the right to earn.  If a change in control were to occur on February 28, 2011, this provision of the Program would result in the vesting of __________ shares of Restricted Stock, __________ shares of Performance Stock, and Stock Options with respect to 1,098,979 shares.

Under the Program, a change in control occurs when any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of TCF Financial representing thirty percent (30%) or more of the voting power of TCF Financial’s then-outstanding securities.  A change in control also occurs if there are two (2) consecutive year periods in which there ceases to be a majority of the Board whose nomination for election by stockholders was approved by a vote of at least two thirds (2/3) of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.  Lastly, a change in control occurs if the stockholders approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of TCF Financial approve a plan of complete liquidation of TCF Financial involving all or substantially all of TCF Financial’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.  The Committee has provided in some Restricted Stock awards, but not others, that vesting after a change in control is contingent upon a termination of employment without cause after such change in control.  The Committee has the discretion to change the percentages of beneficial ownership relating to change in control, and in some awards has changed the 30% ownership threshold to 50% and the 70% threshold to 50%.

Income Tax Consequences.  TCF Financial has been advised by counsel that under the IRC, as presently in effect, the following federal tax consequences generally will result under the Program:

1.     The recipient of a Stock Option or SAR will not be deemed to receive any income for federal tax purposes at the time a Stock Option or SAR is granted, nor will the Company be entitled to a tax deduction at that time.

2.     In the case of Incentive Stock Options, there is no tax liability to the recipient at time of exercise (excluding potential alternative minimum tax consequences.)  Generally, if the recipient complies with certain holding periods any gain to the recipient on the sale of the stock acquired by the exercise will be taxed as a capital gain.  “Gain” is measured as the difference between the option price on the date of grant and the sale price.  If the sale price is less than the option price, the difference will be treated as a capital loss.  If the recipient does not comply with the holding periods, such as through a “cashless exercise,” the sale of the stock will be a “disqualifying disposition” and gain or loss upon the sale will be taxed as ordinary income or ordinary loss, as the case may be.

3.     In the case of an exercise of a Nonqualified Stock Option, recipients will be deemed to have received ordinary income in an amount equal to the difference between the option price and market price of the shares on the exercise date.  Upon a sale of stock acquired pursuant to a Nonqualified Stock Option, any difference between the sale price and the market value of the stock on the date the Nonqualified Stock Option was exercised will be treated as a capital gain or capital loss, or ordinary income or ordinary loss, based on the holding period after exercise.

4.     In the case of an exercise of a SAR, the recipient will be deemed to have received ordinary income on the exercise date in an amount equal to any cash and/or the market value of unrestricted shares received.

5.     A recipient of Restricted Stock or Performance Stock normally will not recognize taxable income at the time the stock is issued, unless rights to part or all of the stock are immediately vested.  Thereafter, the recipient will recognize ordinary income as the restrictions lapse or, if shares are deferred, at the time such shares are distributed to the recipient.  However, the recipient may elect to recognize ordinary income in an amount equal to the market value of the Restricted Stock or Performance Stock (in excess of any amount paid by the recipient) at the time the stock is issued.  Any subsequent change in the value of the shares would then be treated as a capital gain or loss, depending on holding period, if and when the stock is sold.

6.     Upon the exercise of a Nonqualified Stock Option or SAR, or the vesting of Restricted Stock or Performance Stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient unless such value exceeds the limits on deductible compensation under IRC Section 162(m).  No income tax deduction will be allowed the Company as a result of the exercise of an Incentive Stock Option.  However, if shares acquired by exercise of an Incentive Stock Option are disposed of before the later of one year from the date of exercise and two years from the date of grant, the Company will be allowed an income tax deduction equal to the ordinary income recognized by the recipient as a result of the premature sale.

The income tax consequences set forth above are a summary only, and are based upon federal tax laws currently in effect.  The tax consequences may be different in particular circumstances.

What Is The Board’s Recommendation On Voting On This Proposal?  The Board unanimously recommends that TCF Financial stockholders vote “For” this Proposal.

New Plan Benefits Table

It is not possible to determine how much compensation will be paid to the Named Executives, executive officers, and non-executive officers under the ESPP-Supplemental Plan, Policy, or Program.  Accordingly, the table below reflects (a) the number of shares of TCF Stock that were allocated to the various accounts under the ESPP-Supplemental Plan, (b) the number of shares of TCF Stock and cash incentives awarded under the Policy, and (c) number of shares of restricted stock that were awarded under the Program during the year ended December 31, 2010.  The column labeled “TCF Incentive Stock Program / Stock Options” reflects stock options granted from the Program’s inception through December 31, 2010.  No options were awarded under the Program in 2010.  The non-executive Directors of TCF do not participate in the ESPP-Supplemental Plan, Policy, or Program.

	ESPP- Supplemental Plan (1)	TCF Performance- Based Compensation Policy		TCF Financial Incentive Stock Program
Name and Position	Number of Units (Shares of TCF Stock)	Dollar Value ($)	Number of Units (Shares of TCF Stock)	Stock Awards Number of Units (Shares of TCF Stock)	Stock Options Number of Units (Shares of TCF Stock)
William A. Cooper, Director,	7,485	-	-	-	1,050,000
Chairman and
Chief Executive Officer
Thomas F. Jasper, Executive Vice	881	-	-	-	141,000
President and
Chief Financial Officer
Neil W. Brown, President and	3,194	-	-	-	282,000
Chief Operating Officer
Barry N. Winslow, Director,	6,929	-	-	-	290,000
Vice Chairman, and
Chief Risk Officer
Craig R. Dahl,	4,238	-	-	-	305,000
Executive Vice President,
Wholesale Division
James J. Urbanek,	-	-	-	50,000	-
Managing Director,
Commercial Banking
Executive Officers as a Group	11,769	-	-	66,583	1,009,612	(2)
Directors Who are	N/A	N/A	N/A	N/A	N/A
Not Executive Officers as a Group
Non-Executive Officer Employees as a Group	93,475	N/A	N/A	190,850	620,334

(1)  All shares were purchased from employee contributions and employer matching contributions at fair market value at the time the contributions were made.

(2)  Includes stock options for 130,000 shares granted to Mr. Cusick when he was an executive officer of TCF and stock options for 258,000 shares granted to Mr. Pulles as an executive officer of TCF.

PROPOSAL 5:  APPROVE AN AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

The Board is asking stockholders to approve an Amended and Restated Certificate of Incorporation that will amend certain provisions of TCF’s existing Certificate of Incorporation in order to eliminate supermajority voting provisions and to make related conforming changes within the document and to correct typographical errors.

A non-binding stockholder proposal presented at our 2010 Annual Meeting of Stockholders, which sought to require simple majority voting on all matters under TCF’s charter and bylaws, received a high level of stockholder support.  The Board of Directors and its Corporate Governance Committee re-examined the advantages and disadvantages of including supermajority voting provisions in TCF’s Certificate of Incorporation in light of the stockholder vote and other protections provided by Delaware General Corporation Law.  TCF’s bylaws do not include supermajority vote requirements.

Although supermajority voting provisions are intended to protect the Company from potential self-interested actions of large stockholders and to encourage persons making unsolicited bids for TCF to negotiate with the Board, the Board recognizes that eliminating the supermajority provisions would increase the Board’s accountability to stockholders and stockholder access to corporate governance matters.

Description of Proposed Changes to TCF’s Certificate of Incorporation.  As a result of such analysis, and upon the recommendation of its Corporate Governance Committee, the Board of Directors deems it advisable to recommend that stockholders approve an Amendment and Restatement of TCF’s Certificate of Incorporation, which includes the changes summarized below.  The following summary is qualified by reference to the full copy of TCF’s Amended and Restated Certificate of Incorporation, attached to this proxy statement as Appendix IV, with deletions indicated by strikeout and additions indicated by underline.

Eliminate Article 8 (Certain Business Combinations) of TCF’s Certificate of Incorporation

Article 8 (Certain Business Combinations) of TCF’s Certificate of Incorporation sets forth supermajority voting requirements with respect to approval of certain business transactions with a related person (generally a third party, together with its affiliates and associates, that is the beneficial owner of more than 10% of the outstanding TCF Stock and preferred stock entitled to vote generally in the election of directors (the “voting stock”), unless that transaction is approved by the Board of Directors and certain other procedural conditions are satisfied.  The vote required is 80% of all outstanding voting stock (excluding shares of voting stock held by the related person), voting together as a single class.  Article 8 (Certain Business Combinations) will be eliminated from TCF’s Certificate of Incorporation if this Proposal 5 is approved by stockholders.

Revise Article 11 (Bylaws) of TCF’s Certificate of Incorporation to Eliminate Supermajority Voting Provisions

to Adopt, Amend or Repeal of Bylaws by Stockholders

Article 11 (Bylaws) of TCF’s Certificate of Incorporation currently provides that TCF’s Bylaws may be adopted, amended or repealed by stockholders only upon the affirmative vote of the holders of at least 80% of the total votes eligible to be cast at a stockholders’ meeting duly called or held.  If this Proposal 5 is approved by stockholders, the vote required for stockholders to adopt, amend or repeal TCF’s Bylaws will be changed to a majority of the shares of stock of TCF entitled to vote at a stockholders’ meeting duly called and held.

Revise Article 14 (Amendment of Certificate of Incorporation) to Eliminate Supermajority Voting Provisions

to Amend, Repeal or Adopt Certain Provisions of the Certificate of Incorporation

Article 14 (Amendment of Certificate of Incorporation) sets forth supermajority voting requirements with respect to any amendment, repeal or adoption of provisions inconsistent with certain existing sections of the Certificate of Incorporation, including the size of the Board of Directors and election and removal of directors, business combinations, actions by written consent, the calling of special meetings of the stockholders, changes to the Bylaws, limitations on the liability of directors, indemnification and amendment of the Certificate of Incorporation.  The vote required is 80% of the total votes eligible to be cast at a legal meeting.  The supermajority voting requirement in

Article 14 (Amendment of Certificate of Incorporation) will be eliminated from TCF’s Certificate of Incorporation if this Proposal 5 is approved by stockholders.

Certain conforming changes, such as moving and modifying defined terms and updating cross-references, will be necessary in connection with the foregoing changes and are reflected in the copy of the Amended and Restated Certificate of Incorporation attached to this proxy statement as Appendix IV.

Vote Required/Effect of Changes.  The affirmative vote of at least eighty percent (80%) of the total votes eligible to be cast at a legal meeting is required for the approval of this Proposal 5.  If approved, the Amended and Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which TCF plans to do promptly upon stockholder approval of Proposal 5.

What Is The Board’s Recommendation On Voting On This Proposal?  The Board unanimously recommends that TCF Financial stockholders vote “For” this Proposal.

PROPOSAL 6:  ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010,  requires companies to conduct an advisory stockholder vote to approve compensation of named executive officers as disclosed pursuant to Item 402 of Regulation S-K promulgated under the Securities Act of 1933.  This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s pay program for its named executive officers.  The stockholder vote is not binding on the Board and may not be construed as overruling any decision by the Board.  A separate advisory (non-binding) stockholder vote on the frequency of the advisory vote on executive compensation is addressed in Proposal 7 of this proxy statement.

Accordingly, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve TCF Financial’s executive compensation policies and procedures as described in the “Compensation Discussion and Analysis” and tabular disclosure of Named Executive compensation in this proxy statement and related material.  The Board recommends that TCF Financial stockholders vote “FOR” this resolution because it believes that the balanced compensation mix consisting of base salary, annual cash incentives and long-term equity awards is fair and equitable and aligns management’s interests with the interests of stockholders.

•

Base salary is designed to meet a minimum level of compensation necessary to attract and retain highly qualified employees. Although the overall compensation mix is reviewed annually, increases in base salaries generally have been limited to reflect increased assumption of responsibility and to foster both internal and external pay equity.

•

Long-term equity awards are designed to reward executives for the achievement of long-term financial goals and objectives, and to retain and motivate talented executives in this challenging regulatory and economic environment. In 2009, the Compensation Committee cut the maximum annual cash incentive opportunity of Named Executives in half and shifted that potential to long-term awards, further reinforcing the alignment of interests of the Named Executives and stockholders. In addition, receipt of the restricted stock awards granted in February 2011 will be deferred until the later of January 1, 2017 or six months following separation from service (absent an earlier change in control of TCF or the executive’s death or disability) pursuant to the terms of the new TCF Deferred Stock Compensation Plan.

•

Annual cash incentives are designed to reward executives for achieving short-term financial objectives that generally have long-term financial impact on stockholder value. In 2010, one hundred percent of the annual incentive was tied to TCF exceeding the mean ROE of its 2010 Peer Group, which TCF successfully achieved.

•

In 2009 and 2010, TCF terminated employment and change in control agreements previously entered into with certain executives (except Mr. Cooper), thereby eliminating change in control and severance payments to those executives other than vesting provisions in restricted stock and stock option award agreements. Mr. Cooper’s employment agreement was negotiated in connection with and as a condition of his return to TCF as CEO.

As set forth above, the purpose of TCF’s compensation policies and procedures is to attract and retain experienced, highly qualified executives, critical to the Company’s long-term success and enhancement of stockholder value.

What are stockholders asked to approve?  Stockholders are asked to approve the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation and narrative discussion is hereby approved.”

Is the stockholder vote binding on the Company?  This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome.  The Compensation Committee will consider the vote of the stockholders when determining future executive compensation arrangements.

What Is The Board’s Recommendation On Voting On This Proposal?  The Board unanimously recommends that TCF Financial stockholders vote “For” this Proposal.

PROPOSAL 7:  ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY

OF THE STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires companies to conduct a stockholder vote on the frequency of the stockholder advisory vote on the compensation of named executive officers.  The advisory (non-binding) vote on the compensation of executives, which permits stockholders to endorse or not endorse executive compensation, will be similar to Proposal 6 in this proxy statement.  This proposal concerns how often the stockholder advisory vote on executive compensation should be presented to TCF’s stockholders.  The choices are Annual, Biennial (every two years), or Triennial (every three years).  This proposal is also known as “Say on Frequency.”  The stockholder vote on this proposal is not binding on the board of directors, and may not be construed as overruling any decision by the Board of Directors.

Accordingly, stockholders are being given the opportunity to indicate their preference at the Annual Meeting on the frequency of the stockholder advisory vote on executive compensation policies and procedures as described in TCF’s proxy statement and related material.

Named Executive compensation is evaluated and approved by the Compensation Committee and Board on an annual basis.  Accordingly, the Board has determined that stockholders should have the same annual opportunity to evaluate executive compensation.  An annual Say on Pay vote will provide the greatest Board accountability to stockholders.

What are stockholders asked to approve?  Stockholders are asked to indicate their preference as to the frequency of the stockholder advisory vote on executive compensation as disclosed in TCF’s proxy statement and related materials.

Is the stockholder vote binding on the Company?  This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome.  The option (Annual, Biennial, or Triennial) which receives the most stockholder votes will be deemed to be the selection of stockholders.

What Is The Board’s Recommendation On Voting On This Proposal?  The Board unanimously recommends that TCF Financial stockholders vote “Annual” on this Proposal.

PROPOSAL 8:  ADVISORY (NON-BINDING) VOTE ON THE APPOINTMENT OF

KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2011.

A proposal consisting of an advisory vote on the appointment of KPMG LLP will be presented to the stockholders at the Annual Meeting.  Such a vote is not required but is being solicited by TCF Financial in order to determine if the stockholders approve of KPMG LLP as TCF Financial’s independent registered public accountants.  The Audit Committee’s appointment of KPMG LLP is not contingent upon obtaining stockholder approval.  In the event of a negative vote by stockholders, the Audit Committee will take such vote into consideration in determining whether to continue to retain KPMG LLP.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  The representatives will also be provided an opportunity to make a statement, if they so desire.

What Is The Board’s Recommendation On Voting On This Proposal?   The Board unanimously recommends that TCF Financial stockholders vote “For” this Proposal.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from our independent registered public accountants, KPMG LLP (“KPMG”), required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and discussed the independence of KPMG with representatives of such accounting firm.  The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended (American Institute of Certified Public Accountants, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

BY THE AUDIT COMMITTEE:

Gerald A. Schwalbach, Chair	Luella G. Goldberg	Karen L. Grandstrand
George G. Johnson	Vance K. Opperman

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed KPMG as its independent registered public accounting firm for the fiscal year ending December 31, 2011.  Fees paid to KPMG for the years ended December 31, 2009 and 2010 are as follows:

	2009	2010

Audit Fees (1)	$840,000	$815,000

Audit Related Fees (2)	15,000	15,000

Tax Fees (3)	62,920	39,000

All Other Fees	-	-

TOTAL	$917,920	$869,000

(1)  Includes fees for annual audit, quarterly reviews, separate opinions, statutory audits and comfort letters.

(2)  Audit Related Fees for employee benefit plan audits.

(3) Tax Fees related to the review of tax returns and consultation on other corporate tax matters.

Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  The representatives will also be provided an opportunity to make a statement, if they so desire.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the registered public accountants’ independence.

The  Board  of  Directors  has  adopted  a  written  charter  for  the  Audit  Committee,  which  was  amended  January 18, 2011.

Pre-approval Process.  The Audit Committee is responsible for pre-approving all audit and non-audit services.  In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chair is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chair since the prior Committee approvals shall not exceed $250,000.  Any services pre-approved by the Chair will be reported to the full Audit Committee at its next scheduled meeting.  During 2010, all services provided by KPMG (including all of the services on the foregoing chart) were pre-approved by the Audit Committee or by the Audit Committee Chair.

Each member of the Audit Committee is independent, as independence is defined in Section 303A of the NYSE Listed Company Manual.

ADDITIONAL INFORMATION

How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Meeting?   If you are a stockholder and you wish to have a proposal or Director nomination included in TCF Financial’s proxy statement and form of proxy for its Annual Meeting in 2012, you must submit your request in writing to the Company’s Corporate Secretary no later than November 11, 2011.  We suggest that you send any such proposals by certified mail.  The Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the SEC.

Proposals and Director nominees not included in proxy mailings may be submitted to next year’s Annual Meeting if they meet the requirements of the Bylaws of TCF Financial.  Stockholders must deliver notice of a proposal to the Company’s Corporate Secretary by the deadline.  The deadline is at least 60 days, but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is ten days after the earlier of the date the notice of the Annual Meeting date was mailed or public disclosure of the Annual Meeting date was made.  Stockholders can nominate Directors at an Annual Meeting if the nomination is submitted to the Company’s Corporate Secretary by the same deadline as applies to other stockholder proposals and if the nomination satisfies the informational and other requirements in the Bylaws of TCF Financial as determined by the Board.  If next year’s Annual Meeting is held on the fourth Wednesday in April, the deadline for submission of a proposal or nomination of a Director for next year’s Annual Meeting would be on or about February 25, 2012.  TCF Financial reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card.  Also, see TCF Financial’s policy entitled “Director Nominations” beginning on page ____ of this proxy statement.

How Can Stockholders Get Copies of TCF Financial’s Annual Report?  TCF Financial has made available a copy of its 2010 Annual Report including financial statements.  STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2010 ANNUAL REPORT ON FORM 10-K.   If you wish to receive a copy, please send a written request to the Company’s Corporate Secretary at the TCF address on page 1 of this proxy statement.  If you want copies of exhibits to the 2010 Annual Report on Form 10-K, a reasonable charge may be made for the expense.  You can also visit the Investor Relations section of TCF’s website, ir.tcfbank.com for free access to TCF’s SEC filings.

Delivery of Documents (Proxy Statements and/or Annual Reports) to Stockholders Sharing an Address (“Householding”).  TCF Financial may elect to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC.  Consequently, only one annual report/proxy statement may be delivered to multiple stockholders sharing an address unless TCF has received contrary instructions from one or more of such stockholders.  TCF Financial will deliver promptly upon written or oral request a separate copy of its 2010 Annual Report on Form 10-K, this proxy statement or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.  With regard to Householding, you may direct any requests for separate copies to the Company’s Corporate Secretary at the TCF address on page 1 of this proxy statement.  If you reside at the same address as another stockholder and you prefer to receive your own set of the annual report, proxy statement and/or Notice in the future, you may contact TCF’s transfer agent, Computershare Trust Company, N.A., by calling its toll-free number, (800) 443-6852, or writing to them at P.O. Box 43078, Providence, RI 02940-3078.  Your request with regard to Householding will be effective 30 days after receipt.  If you are currently receiving multiple copies of the annual report, proxy statement and/or Notice and prefer to receive a single set for your household, you may also contact Computershare Trust Company, N.A., at the phone number or address above.

APPENDIX I

TCF EMPLOYEES STOCK PURCHASE PLAN—

SUPPLEMENTAL PLAN

 (As amended and restated effective ~~January 1, 2008~~January 1, 2011)

I.	Purpose of Plan; Effective Date of Plan

The purpose of the TCF Employees Stock Purchase Plan—Supplemental Plan (the “Plan”) is to provide Eligible Employees with supplemental retirement benefits as set forth herein to remedy certain limitations or reductions in benefits under the Internal Revenue Code (“IRC”), as set forth herein, to such Employees under the TCF Employees Stock Purchase Plan (“ESPP Plan”).  The Plan was originally effective for benefits based on Covered Compensation earned in calendar year 2005 and thereafter.  The Company hereby adopts this amendment and restatement effective ~~January 1, 2008~~January 1, 2011.  A previous plan, the Supplemental Employee Retirement Plan – ESPP Plan (the “Previous Plan”) was and remains in effect for benefits based on Covered Compensation earned in calendar year 2004 and before and is a separate stand alone plan.  This Plan does not make any material modifications to the Previous Plan.  This Plan is intended to be exempt from the participation, vesting and funding provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and is intended to be maintained “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA.

The Plan is intended to satisfy the requirements for nonqualified deferred compensation plans set forth in IRC § 409A, and it shall be interpreted, administered and construed consistent with said intent.

This Plan is also intended to be a plan, program, or arrangement under 4 U.S.C. section 114 (the “State Taxation of Pension Income Act of 1995”) maintained solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed by one or more of IRC sections referenced in such Act on contributions or benefits in qualified plans such as the ESPP Plan, and to be an “excess plan” as defined in Rule 16b-3 of the Securities and Exchange Commission.

II.	Definitions.

Whenever used in this Plan, the following terms shall have the respective meanings set forth below, unless a different meaning is required by the context in which the word is used. When the defined meaning is intended, the term is capitalized.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the ESPP Plan.

(a)

Affiliate; Affiliated Group. “Affiliate” means any entity which is required to be aggregated with TCF Financial as a member of a controlled group of corporations in accordance with IRC § 414(b), or as a trade or business under common control in accordance with IRC § 414(c). [The requirements of IRC §§ 414(b) and 414(c) shall be applied using the 80% standard specified therein for all purposes of the Plan, including, without limitation, for the purpose of determining whether a Participant has had a Separation from Service.] The term “Affiliated Group” means the Company and its Affiliates.

(b)

Annual Bonus. “Annual Bonus” is the annual cash bonus, if any, payable to an Eligible Employee under any annual bonus program of the Company that meets the requirements for performance-based compensation under IRC § 409A and the regulations thereunder.

(c)

Change in Control. “Change in Control” with respect to an Employer shall mean a change in ownership with respect to the Employer or TCF Financial Corporation (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)), a change in effective control of TCF Financial Corporation (as defined in Treasury Regulation § 1.409A-3(i)(5)(vi)) provided, however, that the ownership percentage shall be 50%, or a change in the ownership of a substantial portion of the assets of the Employer or TCF Financial Corporation (as defined in Treasury Regulation § 1.409A-3(i)(5)(vii)).

(d)

Commissions. “Commissions” shall mean amounts payable to Eligible Employees and credited to them as “commissions” by their Employer in connection with products or services they have sold. Commissions include any draw paid as an advance against Commissions.

(e)

Committee. The Compensation Committee of the Board of Directors of TCF Financial Corporation (“TCF Financial”), or a special sub-committee thereof, which shall consist only of individuals who qualify as independent directors under Rule 303A of the listing standards of the NYSE as applicable to compensation committee members, as non-employee directors under Rule 16b-3 of the Securities and Exchange Commission and as outside directors for purposes of IRC section 162(m) (“million dollar cap”).

(f)

Covered Compensation. “Covered Compensation” is any “Basic Compensation” as defined in the ESPP Plan including such Compensation in excess of the limit on Basic Compensation under IRC § 401(a)(17) earned by a Participant in any Plan Year, and also including any amounts which would have been Basic Compensation (disregarding any limit on Basic Compensation under IRC § 401(a)(17) in such Plan Year) except that such Participant authorized the Employer before the beginning of the Plan Year in which such Compensation was earned (or in the case of an Annual Bonus, six months prior to the end of the performance period) to defer such amounts which would otherwise be deferred under the ESPP Plan to this Plan.

(g)	Eligible Employee. An “Eligible Employee” is an employee of an Employer who is designated as eligible to participate in this Plan in accordance with the provisions of Article III(a).

(h)	Employer. “Employer” means TCF Financial and each of its subsidiaries that constitutes an Affiliate.

(i)	ESPP Plan. The “ESPP Plan” is the TCF Employees’ Stock Purchase Plan as amended from time to time.

(j)	IRC. The “IRC” is the Internal Revenue Code of 1986, as amended.

(k)	Participant. A “Participant” is an Eligible Employee who has elected to participate in this Plan in accordance with the provisions of Article IV(a).

(l)	Plan Administrator. The “Plan Administrator” of this Plan is the Committee.

(m)	Plan Year. The “Plan Year” is the calendar year.

(n)	Salary. “Salary” is the Eligible Employee’s Covered Compensation, excluding Annual Bonus.

(o)

SERP Employee Contributions. “SERP Employee Contributions” is any portion of a Participant’s Covered Compensation which such employee has elected to have treated as SERP Employee Contributions under Article IV of this Plan.

(p)	TCF Financial. “TCF Financial” or “Company” is TCF Financial Corporation, a Delaware Corporation.

(q)	TCF Financial Stock. “TCF Financial Stock” is common stock of TCF Financial, par value $.01 per share.

III.	Eligibility

(a)	General Eligibility. Employees of an Employer are eligible to participate in this Plan as determined by the Committee, in its discretion subject to the following:

(i)

No employee shall be eligible to participate in this Plan unless the Committee determines that such employee will be for that Plan Year a member of “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA.

(ii)

The Committee shall select such employees for eligibility in this Plan on a Plan Year by Plan Year basis by promulgating a written statement describing or listing such Eligible Employees. Selection for one Plan Year does not entitle the employee to be selected the next Plan Year. An employee who has been selected by the Committee shall, however, be presumed to be selected for the subsequent Plan Year unless and until the Committee evidences a contrary intention.

Notwithstanding the foregoing, no employee shall be eligible for benefits under this Plan with respect to a particular Plan Year if the employee is not also an Active Participant in the ESPP Plan for that year.  Individuals who become employees of an Employer as a result of a merger or acquisition shall not be eligible to participate under this Plan unless and until the Committee has identified them as Eligible Employees pursuant to this section (a).

(b)

Specific Exclusions. Notwithstanding anything apparently to the contrary in the Plan document or in any written communication, summary, resolution or document or oral communication, no individual shall be an Eligible Employee in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA. If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not in “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA, such individual shall no longer be an Eligible Employee in this Plan.

IV.	Supplemental Benefits Related to the ESPP Plan.

(a)

SERP Employee Contributions. An Eligible Employee who elects to participate in this Plan for the Plan Year will defer compensation under this Plan in an amount that equals the amount that exceeds limitations on such Employee’s contributions to the ESPP Plan imposed by the ESPP Plan to effectuate the requirements of IRC §§ 401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 (the “IRC Limitations”) provided that:

(i)

Prior to the beginning of each Plan Year, an Eligible Employee who elects to participate in this Plan for the Plan Year authorizes the Employer to reduce the Participant’s compensation by the amount by which such Employee’s Salary and/or Commission deferral contribution elected under the ESPP Plan is limited by the IRC Limitations, and credit such amount to the Participant’s account under this Plan as the Employee’s SERP Employee Contributions for the Plan Year.

(ii)

Prior to June 30 of each Plan Year, an Eligible Employee who elects to participate in this Plan for the Plan Year authorizes the Employer to reduce the Participant’s Annual Bonus by the amount by which such Employee’s Annual Bonus contribution elected under the ESPP Plan is limited by the IRC Limitations, and credit such amount to the Participant’s account under this Plan as the Employee’s SERP Employee Contributions for the Plan Year.

For each Plan Year an Eligible Employee elects to participate in this Plan and as a condition to receiving benefits from this Plan for that year, the Employee shall, prior to the first day of the Plan Year, irrevocably agree: (i) to make pre-tax contributions to the ESPP Plan equal to the maximum amount permitted under the ESPP Plan and (ii) not to make changes to pre-tax contributions to the ESPP Plan at any time during such Plan Year.

Any election by an Eligible Employee of SERP Employee Contributions pursuant to this section (a) shall be in writing, shall be made prior to the beginning of the Plan Year in which the services are performed (or with respect to the Annual Bonus, the date the election is required under paragraph (ii), above), shall be irrevocable when received by the Employer, and shall be applicable to all Covered Compensation earned during such Plan Year.  Employees who first become Eligible Employees after the beginning of the Plan Year may elect to participate in this Plan within thirty (30) days after becoming Eligible Employees provided such election only applies to Salary and/or Commissions earned after the election is received by the Employer.  This election shall not be available to an Employee who has previously been eligible to participate in any other plan maintained by a member of the Affiliated Group that is required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c).  For purposes of the Annual Bonus, such election only applies to total bonus compensation for the performance period for such Bonus, multiplied by the ratio of the number of days remaining in the performance period after the election is made over the total number of days in the performance period.

Notwithstanding the foregoing, any increase or decrease in a Participant’s SERP Employee Contributions for a taxable year that results from the Participant’s action or inaction under the ESPP with respect to pre-tax contributions subject to the contribution restrictions under IRC §§  401(a)(30) or 402(g), including an adjustment to a deferral election under the ESPP, shall not exceed the limit with respect to elective deferrals under IRC § 402(g)(1)(A), (B), and (C) in effect for the taxable year in which such action or inaction occurs.

(b)

Employer Matching Contributions. At the same time as an amount of SERP Employee Contributions is deferred under paragraph (a), the Employer shall also credit to the Participant’s account under this Plan the amount of Employer Matching Contribution that would be due under the ESPP Plan with respect to such SERP Employee Contributions if they had been contributed as pre-tax elective deferrals under the ESPP Plan. No Participant in the Plan shall be credited with Employer Matching Contributions with respect to pre-tax deferrals (to this Plan and the ESPP Plan, combined) that exceed 6% of the Participant’s Covered Compensation for each payroll period.

Notwithstanding the foregoing, in no event shall the sum of a Participant’s Matching Contributions exceed 100% of the matching contribution the Participant would have received under the ESPP, absent any plan-based restrictions that reflect limits on qualified plan contributions under the Internal Revenue Code.

Effective January 1, 2010, for purposes of determining the amount of Employer Matching Contributions, no more than $275,000 of a Participant’s Commissions payable during the Plan Year shall be included in Covered Compensation.

(c)

Establishing Accounts; Investment of Accounts; Valuation of Accounts. On the date that a Contribution under paragraph (a) or (b) would be paid to the ESPP Plan if it were a contribution to that Plan (the “contribution date”), the amount of such Contribution shall be credited to an account on the books of the Employer and shall be deemed as of such date to be invested as directed by the Participant. SERP Employee contributions shall be deemed to be invested in such investment fund options available under the ESPP Plan or in TCF Financial Stock, as elected by the Participant. Employer Matching Contributions will be deemed invested in TCF Financial Stock. Actual or notional earnings from such deemed investments shall be credited to the Participant’s account at least annually.

Each Participant’s account in the Plan shall be divided into two sub-accounts:  a “TCF Stock Account” and a “Diversified Account.”  All shares of common stock of TCF Financial that are deemed to be held in a Participant’s account on the Effective Date shall be allocated as of that date to the participant’s TCF Stock Account.  Any new amounts credited to a Participant’s account on or after the Effective Date shall be allocated to either the Participant’s TCF Stock Account or Diversified Account.  The Sub-Accounts shall operate as follows:

(i)	The TCF Stock Account shall be deemed to be invested solely in shares of TCF Financial Stock (and in cash or cash equivalent money market funds for fractional shares or for funds held temporarily prior to investment).  The Diversified Account shall not at any time be deemed to be invested in any shares of TCF Stock.  No transfer of assets will be permitted from the TCF Stock Account to the Diversified Account or from the Diversified Account to the TCF Stock Account.

(ii)

A Participant’s TCF Stock Account will be deemed to be invested in all shares of TCF Financial Stock allocated to it on or after the Effective Date and such shares shall not be subject to any deemed sale, transfer, assignment, pledge or other hypothecation in any manner. Any distributions from the Plan to the participant with respect to the TCF Stock Account will be made in the form of an in-kind distribution of the number of shares of TCF Financial Stock deemed to be held for such Participant’s TCF Stock Account pursuant to the terms of the Plan.

(iii)

The Diversified Account shall not at any time be deemed to purchase or invest in any shares of TCF Financial Stock, but shall be deemed to invest in such investment funds as may be approved by the Committee and as the participant directs.

(iv)

The portion of the Participant’s account that is deemed to be invested in TCF Financial Stock shall be increased to reflect the number of shares of TCF Financial Stock deemed to be purchased as of each future contribution date (including any fractional shares), and shall be further adjusted to reflect any stock splits or other similar events involving a change in the number or form of outstanding shares of TCF Financial Stock. Adjustments shall be determined in each case by the Committee and the Committee’s determination shall be final. The balance of shares of TCF Financial Stock shall in no event be decreased.

(v)

If any dividends are paid with respect to TCF Financial Stock, then in lieu of any adjustments to the Participants’ accounts under the Plan, an amount shall be paid in cash (or in stock, if the dividend is in stock, provided that stock splits in the nature of a stock dividend shall not be distributed) directly to the Participant whose account would otherwise be deemed to be due the deemed dividend and the Participant’s account shall not be credited with the deemed dividend. Such dividends shall be paid by a date not later than the 15th day of the third month following the calendar year for which the credited to the Participant’s account. The time and form of payment of such dividends is treated separately from the time and form of payment of the underlying deferred compensation.

(vi)

In the event of a Change in Control and the Company is not the surviving corporation, a Participant will be given the opportunity to elect out of TCF Stock and into one or more investment fund options then provided under the ESPP Plan.

(d)	Distributions from Accounts.

General Distribution Rules.  A Participant shall receive payment of his or her entire vested account in a single lump sum distribution (less applicable withholding) on the first to occur of the following in accordance with Appendix B:

(i)

Separation from Service. Payment shall be made during the 90 day period commencing six month after the Participant’s Separation from Service with the Affiliated Group as defined in Treasury Regulation 1.409A-1(h). If Separation from Service occurs as a result of death, payment shall be made within 90 days following the Participant’s death.

(ii)

Disability (Disabled). In the event of Disability, payment shall be made 30 days after such Disability occurs. For purposes of this section, a Participant is considered Disabled if he or she is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under the long-term disability plan of the Participant’s Employer.

(iii)

Date Certain. Payment shall be made on a date specified by the Participant on or before the date 30 days after the Employee first becomes eligible for this Plan (and any other plan maintained by a member of the Affiliated Group that is required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c)). This provision shall not apply to any amounts attributable to SERP Employee Contributions or Employer Matching Contribution credited after the specified date.

(iv)

Change in Control. If designated by a one time irrevocable election by the Participant made on or before the date 30 days after the Employee first becomes eligible for this Plan (and any other any other plan maintained by a member of the Affiliated Group that is required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c)), in the event of a Change in Control, the lump sum payment shall occur on or about 30 days after the date one year after the Change in Control.

(v)

Unforeseeable Emergency. In the event of an unforeseeable emergency, as defined in IRC § 409A and the regulations thereunder, payment shall be made within 90 days following the Committee’s determination that an unforeseeable emergency has occurred. Payment shall be limited to the amount reasonably necessary to satisfy the emergency. However, the amount of the payment may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the payment.

(e)	Cancellation of Deferrals Following an Unforeseeable Emergency or Hardship Distribution.

A Participant’s deferral election shall be cancelled with respect to Covered Compensation earned after receipt of a hardship distribution pursuant to Treasury Regulation § 1.401(k)-1(d)(3) or an unforeseeable emergency distribution under Article IV(d)(v) of this Plan.  Participants may not restart contributions to this Plan pursuant to Article IV(a) until the first day of the first Plan Year that begins at least six months after receipt of the hardship distribution or unforeseeable emergency distribution.

V.	Vesting.

A Participant shall be entitled to a benefit from the Employer Matching Contributions equal to his or her account balance attributable to such Contributions multiplied by the vesting percentage determined under the ESPP Plan that is applicable to the Participant under the ESPP Plan.  In the event the Participant forfeits a portion of the account, and is subsequently reemployed, the forfeited portion shall be reinstated in the same manner as provided under the ESPP Plan.  Notwithstanding the foregoing, Participants with an account balance in the Plan on March 31, 2006 shall be subject to the vesting provisions of the Plan in effect on that date.

VI.	Committee.

The Committee shall have full power to construe, interpret and administer this Plan, including to make any determination required under this Plan and to make such rules and regulations as it deems advisable for the operation of this Plan.  The Committee shall have sole and absolute discretion in the performance of their powers and duties under this Plan. A majority of the Committee shall constitute a quorum. Actions of the Committee shall be by a majority of persons constituting a quorum and eligible to vote on an issue.  Meetings may be held in person or by telephone.  Action by the Committee may be taken in writing without a meeting provided such action is executed by all members of the Committee.  To the extent it is feasible to do so, determinations, rules and regulations of the Committee under this Plan shall be consistent with similar determinations, rules and regulations of the ESPP Plan. All determinations of the Committee shall be final, conclusive and binding unless found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee shall have authority to designate officers of TCF Financial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself.

VII.	Benefits Unfunded.

The rights of beneficiaries, survivors and participants to benefits from this Plan are solely as unsecured creditors of their Employers.  Benefits payable under this Plan shall be payable from the general assets of the Employers and there shall be no trust fund or other assets secured for the payment of such benefits.  In its discretion, an Employer may purchase or set aside assets, including annuity policies or through use of a grantor trust, to provide for the payment of benefits hereunder but such assets shall in all cases remain assets of the Employer and subject to the claims of the Employer’s creditors. This Plan constitutes a mere promise by the Employers to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

VIII.	Beneficiaries and Survivors.

A Participant’s beneficiary or survivor under Article IV of this Plan shall be the same as the person(s) designated as such pursuant to or under the provisions of the ESPP Plan, unless the employee has designated in writing and filed with the Committee a different beneficiary for this Plan.

IX.	Amendments, Claims Procedure

(a)

In General. The Committee may amend the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan as provided in Article X with regard to persons expecting to receive benefits in the future. The benefit, if any, payable to or with respect to a Participant as of the effective date of such amendment or the effective date of such termination shall not be, without the knowing and voluntary written consent of the Participant (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on the Participant under IRC § 409A), diminished or delayed by such amendment or termination.

(b)

After a Change-in-Control. Notwithstanding the provisions of Article IX(a), after the occurrence of a Change-in-Control, the Committee’s authority to amend the Plan or terminate the Plan as provided in section (a) shall be subject to the following limitations.

(i)

Existing Participants. During the two year period following the date a Change-in-Control with respect to TCF Financial occurs, the Committee may only amend the Plan or terminate this Plan as applied to Participants who are Participants immediately preceding the date of the Change-in-Control if:

(1)

all benefits payable to or with respect to persons who were Participants as of the Change-in-Control (including benefits earned before and benefits earned after the Change-in-Control) have been paid in full prior to the adoption of the amendment or termination, or

(2)

eighty (80) percent of all the Participants determined as of the date of the Change-in-Control give knowing and voluntary written consent to such amendment or termination (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on any Participant under IRC § 409A).

(ii)

New Participants. After the occurrence of a Change-in-Control, as applied to Participants who are not Participants immediately preceding the date of the Change-in-Control, the Committee may amend or terminate the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficiently by it without notice to any person affected by this Plan and may likewise terminate this Plan, subject to the same restrictions as IX(a).

(c)

Claims Procedures. If a Participant, or beneficiary or survivor thereof, wishes to make a claim for benefits or disagrees with a determination of the Committee, such person may file a claim and make such appeals in the same manner as permitted under the ESPP Plan. The claims shall then be processed as provided for claims under the ESPP Plan, except that all determinations which would be made by the “Company” under such Plans shall be made by the Committee instead.

X.	Plan Termination.

The Committee in its discretion may terminate the Plan and may accelerate distribution of Participant account balances to such time as the Committee shall determine notwithstanding the provisions of Article IV(d) in accordance with one of the following:

(i)

The Plan may be terminated within 12 months of a corporate dissolution of TCF Financial taxed under IRC § 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of—

(1)	The calendar year in which the plan termination and liquidation occurs;
(2)	The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or
(3)	The first calendar year in which the payment is administratively practicable.

(ii)

The Plan may be terminated pursuant to irrevocable action taken by the Employer within the 30 days preceding or the 12 months following a Change in Control event with respect to TCF Financial. However, any such termination within the 12 months after such a Change in Control shall require the consent of 80% of the participants as required in Article IX (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on any Participant under IRC § 409A). For purposes of this paragraph this Plan will be treated as terminated only if all plans sponsored by the Affiliated Group immediately after the time of the Change in Control that are required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c)) are terminated, so that each Participant in the Plan and all participants under substantially similar arrangements who experienced the Change in Control event are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date the Employer irrevocably takes all necessary action to terminate and liquidate all of such plans. Solely for purposes of this paragraph (ii), the Employer with the discretion to terminate the Plan is the service recipient that is primarily liable immediately after the Change in Control event for the payment of the deferred compensation.

(iii)	The Plan may be terminated for any other reason, provided that:

(1)	the termination does not occur proximate to a downturn in the financial health of the Affiliated Group;

(2)

all plans sponsored by the Affiliated Group that would be required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c) if the same Employee had deferrals of compensation under all of the plans are terminated and liquidated with respect to all Participants;

(3)	no payments other than those otherwise payable under the terms of the Plan if the termination had not occurred are made within 12 months of the termination of the Plan,

(4)	all payments are made within 24 months of the termination of the Plan, and

(5)

no member of the Affiliated Group adopts a new plan that would be aggregated with any of the terminated plans under Treasury Regulation § 1.409A-1(c) at any time for a period of three years following the date of termination of the Plan.

(iv)	Such other events and conditions as the Commissioner may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

XI.	Miscellaneous.

(a)

Notices under this Plan to the Employer, TCF Financial or the Committee shall be sent by Certified Mail, Return Receipt Requested to: Compensation Committee, TCF Financial Corporation, c/o General Counsel, TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391. Notices under this Plan to Eligible Employees or their beneficiaries or survivors shall be sent by Certified Mail to the last known address for such person(s) on the books and records of the Employer, by Certified Mail.

(b)

Nothing in this Plan shall change a Participant’s status to anything other than an employee “at will” or otherwise enlarge or modify such Employee’s employment rights or benefits other than as provided herein.

(c)

Nothing in this Plan shall abridge a Participant’s rights, or such Employee’s beneficiary’s or survivor’s rights, of participation in the ESPP Plan except to the extent the Eligible Employee agrees to such restrictions.

(d)

Expenses of administering the Plan shall be borne by the Employers in proportion to their share of Participants in this Plan, provided that an Employees’ Accounts may reflect deemed transaction costs of acquiring or selling TCF Financial Stock.

(e)	A Participant’s benefits under this Plan may not be assigned, transferred, pledged or otherwise hypothecated by said Employee or the beneficiary or survivor thereof.

XII.	Number of Shares under the Plan/Adjustments for Certain Changes in Capitalization

As of December 31, 2006, 140,862 shares of TCF Financial Stock were credited to Participant accounts.  On and after January 1, 2006, no more than an additional ~~1,000,000~~2,000,000 shares of TCF Financial Stock may be credited to Participant accounts, except that any share credits to a Participant which are forfeited pursuant to Article (V) may again be credited under the Plan.

If the Company shall at any time increase or decrease the number of its outstanding shares of Company common stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Company common stock, or through a stock split, subdivision, consolidation, combination, reclassification, or re-capitalization involving the Company common stock, then the numbers, rights and privileges of the shares of Company common stock that are and may be credited under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and non-assessable at the time of such occurrence.

APPENDIX A RE: IRS NOTICE 2000-56

Notwithstanding anything to the contrary in the Plan or any trust agreement for any related grantor trust established by an Employer (the “Trust”), TCF Financial stock or other assets contributed to the Trust by TCF Financial or any other Employer for the benefit of employees or service providers of TCF Financial or such Employer are subject to the claims of creditors (in the event of insolvency) of both TCF Financial and such Employer.  In addition, such stock and assets are subject to the claims of creditors (in the event of insolvency) of any Employer from which benefits are due to a participant or beneficiary under the terms of the Plan. Nothing in this Appendix, however, shall relieve any Employer of its obligation to pay any benefits due from the Employer to a participant or beneficiary under the terms of the Plan.

Notwithstanding anything to the contrary in the Plan or Trust, any TCF Financial stock or other assets not transferred to an Employer’s employees or their beneficiaries will revert to TCF Financial upon termination of the Trust.

APPENDIX B

DISTRIBUTION PROCEDURES

Timing of Distribution (Lump Sum).

•	Lump Sum – payable during the 90 day period commencing six months after the employee’s Separation from Service.

Form of Distribution – Stock or Cash

All distributions from a TCF Stock Account are in the form of TCF Financial Stock plus cash for any fractional share, less tax withholding.  Distributions from a Diversified Account shall be in the form of cash.

Tax Withholding

The minimum required income tax withholding will be automatically deducted from each distribution unless the employee elects otherwise no less than 30 days prior to distribution.  The withholding will be deducted first from the Diversified Plan Account balances, then from the TCF Financial Stock Account balances.  Alternatively, participants may pay the withholding by check in lieu of a deduction from the distribution if they so elect at least 30 days prior to distribution if they elect at least 30 days prior to distribution.

Distributions will be sent by U.S. Mail to the recipient’s home address on file with the TCF Legal Department unless the recipient has provided other delivery instructions in writing.  If the recipient has a stock brokerage account, distributions can be sent to it electronically.

These procedures are subject to interpretation and application by the Committee, whose interpretation is final.

APPENDIX II

TCF PERFORMANCE-BASED COMPENSATION POLICY FOR

COVERED EXECUTIVE OFFICERS

(As ~~Re-~~approved effective January 1, 2011~~09~~)

1.

Purpose. The purpose of the TCF Performance-Based Compensation Policy for Covered Executive Officers (the “Policy”) is to establish one or more performance goals for payment of incentive compensation (other than stock options and performance stock awarded under the TCF Financial Incentive Stock Program) and the maximum amount of such incentive compensation that may be paid to certain executive officers. It is the intention of TCF Financial Corporation (the “Corporation”) that incentive compensation awarded to each covered Executive Officer (as defined below) pursuant to the Policy for the taxable year commencing January 1, 1996 and each taxable year thereafter be deductible by the Corporation for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations published relating thereto (the “Regulations”).

2.

Covered Executive Officers. This Policy shall apply to the Chief Executive Officer of the Corporation and the other individuals who, on the last day of the applicable taxable year, were among the four highest compensated executive officers (other than the Chief Executive Officer) of the Corporation. Whether an individual is among the four highest compensated executive officers shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

3.

Incentive Compensation Award/Establishment of Performance Goals. An incentive compensation award to a Covered Executive Officer pursuant to this Policy may be paid in the form of cash, stock, or restricted stock, or any combination thereof. Payment of incentive compensation awards to a Covered Executive Officer under this Policy will be contingent upon the attainment of the performance goal or goals in the Performance Period established for such Covered Executive Officer by the Committee as provided herein. The Committee shall approve such awards and shall retain the discretion to reduce, defer or eliminate the incentive compensation award payable to a Covered Executive Officer, notwithstanding attainment of any performance goal.

Each year the Committee shall select the individuals, if any, to be Covered Executive Officers for that year in addition to the Chief Executive Officer and shall establish in writing one or more performance goals to be attained (which performance goals may be stated as alternative performance goals) for a Performance Period for each Covered Executive Officer on or before the latest date permitted under Section 162(m) of the Code (currently the last day of the first quarter of the calendar year where the Performance Period is the calendar year), the Regulations  or in ruling or advisory opinions published by the Internal Revenue Service (the “IRS”). Performance goals may be based on any one or more of the following business criteria (as defined in paragraph 4 below) as the Committee may select:

• Net Income

• Cash Net Income

• Earnings Per Share (“EPS”)

• Cash EPS

• Return on Average Assets (“ROA”)

• Return on Average Equity (“ROE”)

• Return on Average Common Equity (“ROCE”)

• Return on Tangible Equity (“ROTE”)

The maximum amount or value of an incentive compensation award for any Performance Period to the Chief Executive Officer shall not exceed two percent (2%) of the Corporation’s Net Income for the Performance Period, reduced by any cash performance-based award for the same Performance Period under the TCF Financial Stock Incentive Program.  The maximum amount or value of an incentive compensation award for any Performance Period to any other Covered Executive Officer shall not exceed one percent (1%) of the Corporation’s Net Income for the Performance Period, reduced by any monetary performance unit award for the same Performance Period under the TCF Financial Stock Incentive Program.

4.	Definitions. For purposes of this Policy and for determining whether a particular goal was attained, the following terms shall have the meanings given them below:

(a)  The term “Net Income” shall mean the Corporation’s or Business Unit’s after-tax net income for the applicable Performance Period as reported in the Corporation’s or Business Unit’s consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event a significant merger or acquisition is made effective during the Performance Period, the effect on operations attributable to such acquisition with respect to the portion of the Performance Period following the effective date of such merger or acquisition; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles (“GAAP”);  and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation’s or Business Unit’s financial statements in accordance with GAAP (any reference herein to the Corporation’s financial statements shall be deemed to include any footnotes thereto as well as management’s discussion and analysis).  Notwithstanding the foregoing, in determining the Corporation’s Net Income for a Performance Period the Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (5) provided that the effect of doing so would be to reduce the amount of incentive payable to a Covered Executive Officer for such Performance Period.

(b)  The term “Performance Period” shall mean a calendar year, commencing January 1 and ending December 31 or such other period as designated by the Committee which is permissible under the Code and Regulations, including but not limited to calendar quarter(s) or multiple years.

(c)  The term “Return on Average Equity” shall mean the Net Income of the Corporation, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from ASC 320, formerly SFAS 115) for the Performance Period.

(d)  The term “Return on Average Common Equity” shall mean the Net Income available to common stockholders of the Corporation divided by the Corporation’s Average Total Common Equity for the Performance Period.

(~~d~~e)  The term “Return on Average Assets” shall mean the Net Income of the Corporation before income (loss) attributable to non-controlling interests, divided by the Corporation’s average total assets ~~(adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115)~~ for the Performance Period.

(~~e~~f)  The term “Business Unit ROA” means the Net Income before income (loss) attributable to non-controlling interests of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s average total assets ~~(adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115)~~ for the Performance Period.

(~~f~~g)  The term “Business Unit ROE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(h)  The term “Business Unit ROCE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(~~g~~i)  The term “Return on Tangible Equity” shall mean the Net Income available to common stockholders of the Corporation plus the after tax effects of amortization or other adjustments to intangible assets ~~other than mortgage servicing rights~~ acquired in business combinations, ~~less dividends on preferred stock held by an~~

~~unaffiliated third party,~~ divided by the Corporation’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets ~~(adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115 and intangible assets other than mortgage servicing rights)~~ for the Performance Period.

(~~h~~j)  The term “Business Unit Return on Tangible Equity” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, plus the after tax effects of amortization or other adjustments to intangible assets ~~other than mortgage servicing rights~~ acquired in business combinations, ~~less dividends on preferred stock held by an unaffiliated third party,~~ divided by the business unit’s or subsidiary’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets ~~Corporation’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115 and intangible assets other than mortgage servicing rights)~~ for the Performance Period.

(~~i~~k)  The term “Earnings Per Share” shall mean the Net Income available to common stockholders of the Corporation divided by the Corporation’s weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation’s basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP (as adjusted to eliminate the effect of shares issued in mergers or acquisitions identified in Sections 4.(a)(1) and (2) above where those Sections also resulted in adjustments to Net Income) for the Performance Period.

(~~j~~l)  The term “Average Total Common Equity” shall mean the common equity of the Corporation or Business Unit, adjusted to eliminate the effect of mergers or acquisitions completed during the Performance Period where those mergers or acquisitions resulted in adjustments to Net Income under Sections 4.(a)(1), (2) or (3) above.

(~~k~~m)  The term “Cash Earnings per Share” shall mean Earnings per Share, as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets ~~other than mortgage servicing rights~~ acquired in business combinations.

5.	Calculations. Calculations made pursuant to this Policy shall be made in accordance with procedures reasonably designed to implement its terms.

6.

Applicability of Certain Provisions of Other Plans. An incentive compensation award paid in stock or restricted stock pursuant to this Policy shall be governed by the provisions (other than provisions with respect to the computation of such award) of the plan under which the award was made. Deferral of an incentive compensation award paid in cash under this Policy may be made pursuant to the provisions of the Corporation’s deferred compensation plan, subject to any restrictions under applicable law.

7.

Effective Date; Amendment and Termination. This ~~Re-~~approved Policy shall be effective as of January 1, 2011~~09~~; and shall be ~~was re-~~ approved by the stockholders of the Corporation at the 2011~~09~~ stockholders annual meeting. The Committee may at any time terminate or suspend this Policy, or amend or modify this Policy to include any provision that, in the opinion of counsel, would be required by Section 162(m) of the Code, the Regulations, or any other regulations promulgated under the Code, or rulings or advisory opinions published by the IRS.

APPENDIX III

Amended and Restated

TCF Financial Incentive Stock Program

(As amended and restated effective ~~October 20, 2008~~January 1, 2011)

1.                                       Purpose; Program Renewal.

The purpose of the TCF Financial Incentive Stock Program (the “Program”) is to attract and retain outstanding individuals as officers and other employees of TCF Financial Corporation (the “Company”) and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire common shares of the Company, par value $.01 per share (the “Common Shares”), or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided (the “Benefits”).

This Program is a renewal of the TCF Financial 1995 Incentive Stock Program (the “Prior Program”).

2.                                       Administration.

The Program will be administered by a committee (the “Committee”) of at least two persons which shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of “disinterested persons” as defined in Rule 16b-3 of the Securities and Exchange Commission and “independent directors” as defined under the rules of the New York Stock Exchange as the Board of Directors may from time to time designate.  In addition, if necessary for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), membership on the Committee shall be limited to individuals who qualify as “outside directors” under that Section.  The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program.  A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Program may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members.

3.                           Participants.

Participants in the Program will consist of such officers and other employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder.  The Committee’s designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year.  The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and (iv) other compensation provided to participants.

4.                                  Types of Benefits.

Benefits under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock Awards; and (e) Performance Units or Performance Stock, all as described below and pursuant to the Plans set forth in paragraphs 6-10 hereof.  Notwithstanding the foregoing, the Committee may not award more than 400,000 shares [800,000 shares after giving effect to a two-for-one stock split on September 3, 2004 (the “Company 2004 Stock Split”)] in the aggregate in the form of Incentive Stock Options, Non-qualified Stock Options and Stock Appreciation Rights combined in any one calendar year to any individual participant, and the Committee may not award more than 350,000 shares [700,000 shares after giving effect to the Company 2004 Stock Split] of Performance Stock in any one calendar year to any individual participant.  The Committee may not award monetary value of Performance

Units greater than two percent (2%) of the Corporation’s net income (as defined below) to the Chief Executive Officer in any one calendar year, or one percent (1%) of the Corporation’s net income (as defined below) in any one calendar year to any other individual participant, in each case reduced by the monetary value of any cash awards under the TCF Performance-Based Compensation Policy.  Any Benefits awarded under the Program shall be evidenced by a written agreement (an “Award Agreement”) containing such terms and conditions as the Committee may determine, including but not limited to vesting of Benefits.

5.                                       Shares Reserved Under the Program.

There is hereby reserved for issuance under the Program, subject to subsequent adjustments under paragraph 17, 6,917,478 shares.  If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder or under the Prior Program without the issuance of unrestricted Common Shares or payment of cash thereunder, the shares subject to or reserved for such Benefit may again be used for new options, rights or awards of any sort authorized under this Program.

6.                                       Incentive Stock Option Plan.

Incentive Stock Options will consist of options to purchase Common Shares at purchase prices not less than one hundred percent (100%) of the Fair Market Value (as defined in paragraph 16 below) of such Common Shares on the date of grant.  Incentive Stock Options will not be exercisable more than ten (10) years after the date of grant.  In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death.  If the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option.  The aggregate fair market value (determined as of the time the Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.  An Incentive Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

7.                                       Non-qualified Stock Option Plan.

Non-qualified Stock Options will consist of options to purchase Common Shares at purchase prices not less than eighty-five percent (85%) of the Fair Market Value of such Common Shares on the date of grant.  Non-qualified Stock Options will be exercisable over not more than ten (10) years after the date of grant.  Unless otherwise provided in the applicable Award Agreement, in the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  Unless otherwise provided in the applicable Award Agreement, if the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  Unless otherwise provided in the applicable Award Agreement, in the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death.  Unless otherwise provided in the applicable Award Agreement, if the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise a

Non-qualified Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option.  A Non-qualified Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

8.                                       Stock Appreciation Rights Plan.

The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Stock Option granted hereunder or under the Prior Stock Option Programs.  Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

(a)           A Stock Appreciation Right may be granted with respect to a Stock Option at the time of its grant or at any time thereafter.

(b)           Subject to paragraph 8(d) below, Stock Appreciation Rights will permit the holder to surrender any related Stock Option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

(i)            The excess of the Fair Market Value on the date of such election of one Common Share over the option price multiplied by

(ii)           The number of shares covered by such option or portion thereof which is so surrendered.

(c)           A Stock Appreciation Right granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

(d)           The Committee shall have the discretion to satisfy a participant’s right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the delivery of Common Shares valued as of the date of the participant’s election.

(e)           In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the Stock Option or portion thereof surrendered.

9.                                       Restricted Stock Awards Plan.

Restricted Stock Awards will consist of Common Shares transferred to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries.  Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant’s employment within specified periods.  Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a Restricted Stock Award granted to a participant who is subject to Section 16 of the Securities Exchange Act may be sold or otherwise disposed of only after six (6) months from the grant date of the award (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

10.                                 Performance Units Plan

(I)          Performance Units shall consist of monetary units granted to participants which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than five (5) years. The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets (“ROA”), Business Unit ROA, Return on Average Equity (“ROE”), Return on Average Common Equity (“ROCE”), Business Unit ROE, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”) or Cash

EPS, as defined below.  In the event the minimum corporate goal established by the Committee is not achieved at the conclusion of a period, no amount shall be paid to or vested in the participant.  In the event the maximum corporate goal is achieved, one hundred percent (100%) of the monetary value of the Performance Units shall be paid to or vested in the participants, unless the Committee in its discretion elects to reduce the amount of the payment.  Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement.  Payment of an award earned may be in cash or in Common Shares (valued as of the date on which certificates for such Common Shares are issued to the participant) or in a combination of both, and may be made when earned, or vested and deferred, as the Committee in its sole discretion determines.  Deferred awards shall earn interest on the terms and at a rate determined by the Committee.  The number of shares reserved for issuance hereunder shall be reduced by the largest whole number obtained by dividing the monetary value of the units at the commencement of the performance period by the Fair Market Value of a Common Share at such time, provided that such number of shares may again become available for issuance under this Program as is provided in paragraph 5 hereof.

(II)         Performance Stock awards are intended to qualify as performance-based compensation for purposes of Code section 162(m).  Performance Stock shall consist of common shares granted to participants which may be vested in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than ten (10) years.  The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets (“ROA”), Business Unit ROA, Return on Average Equity (“ROE”), Return on Average Common Equity (“ROCE”), Business Unit ROE, Business Unit ROCE, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”) or Cash EPS, as defined below:

(a)     The term “Net Income” shall mean the Corporation’s or Business Unit’s after-tax net income for the applicable Performance Period as reported in the Corporation’s or Business Unit’s consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event a significant merger or acquisition is made effective during the Performance Period, the effect on operations attributable to such acquisition with respect to the portion of the Performance Period following the effective date of such merger or acquisition; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles (“GAAP”);  and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation’s or Business Unit’s financial statements in accordance with GAAP (any reference herein to the Corporation’s financial statements shall be deemed to include any footnotes thereto as well as management’s discussion and analysis).  Notwithstanding the foregoing, in determining the Corporation’s Net Income for a Performance Period the Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (5) provided that the effect of doing so would be to reduce the amount of incentive payable to a Covered Executive Officer for such Performance Period.

(b)     The term “Performance Period” shall mean a calendar year, commencing January 1 and ending December 31 or such other period as designated by the Committee which is permissible under the Code and Regulations, including but not limited to calendar quarter(s) or multiple years.

(c)     The term “Return on Average Equity” shall mean the Net Income of the Corporation, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from ASC 320, formerly SFAS 115) for the Performance Period.

(d)     The term “Return on Average Common Equity” shall mean the Net Income available to common stockholders of the Corporation, divided by the Corporation’s Average Total Common Equity for the Performance Period.

(~~d~~e)   The term “Return on Average Assets” shall mean the Net Income of the Corporation before income (loss) attributable to non-controlling interests, divided by the Corporation’s average total assets ~~(adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115)~~ for the Performance Period.

(~~e~~f)    The term “Business Unit ROA” means the Net Income before income (loss) attributable to non-controlling interests of a Business Unit or subsidiary managed by a Covered Executive Officer, divided by the Business Unit’s or subsidiary’s average total assets ~~(adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115)~~ for the Performance Period.

(~~f~~g)   The term “Business Unit ROE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(h)     The term “Business Unit ROCE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(~~g~~i)    The term “Return on Tangible Equity” shall mean the Net Income available to common stockholders of the Corporation plus the after tax effects of amortization or other adjustments to intangible assets ~~other than mortgage servicing rights~~ acquired in business combinations, ~~less dividends on preferred stock held by an unaffiliated third party,~~ divided by the Corporation’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets ~~(adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115 and intangible assets other than mortgage servicing rights)~~ for the Performance Period.

(~~h~~j)    The term “Business Unit Return on Tangible Equity” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, plus the after tax effects of amortization or other adjustments to intangible assets ~~other than mortgage servicing rights~~ acquired in business combinations, ~~less dividends on preferred stock held by an unaffiliated third party,~~ divided by the business unit’s or subsidiary’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets ~~Corporation’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115 and intangible assets other than mortgage servicing rights)~~ for the Performance Period.

(~~i~~k)    The term “Earnings Per Share” shall mean the Net Income available to common stockholders of the Corporation divided by the Corporation’s weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation’s basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP (as adjusted to eliminate the effect of shares issued in mergers or acquisitions identified in Sections 4.(a)(1) and (2) above where those Sections also resulted in adjustments to Net Income) for the Performance Period.

(~~j~~l)     The term “Average Total Common Equity” shall mean the common equity of the Corporation or Business Unit, adjusted to eliminate the effect of mergers or acquisitions completed during the Performance Period where those mergers or acquisitions resulted in adjustments to Net Income under Sections ~~4.~~(a)(1), (a)(2), or (a)(3) above.

(~~k~~m)  The term “Cash Earnings per Share” shall mean Earnings per Share, as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets ~~other than mortgage servicing rights~~ acquired in business combinations.

The Committee shall establish the goal(s) for each award of Performance Units or Performance Stock in writing on or before the last date permitted under Section 162(m) of the Code.  The Committee shall also select the employees to whom the Performance Stock shall be awarded, who shall all be “key employees” as determined by the Committee.  The Committee shall also establish in objective terms the method for computing the number of shares vested to the employee if the goal is achieved.

The maximum amount or value of an incentive compensation award for any Performance Period to the Chief Executive Officer shall not exceed two percent (2%) of the Corporation’s Net Income for the Performance Period, reduced by any cash performance-based award for the same Performance Period under the TCF Performance-Based Compensation Policy.  The maximum amount or value of an incentive compensation award for any Performance Period to any other Covered Executive Officer shall not exceed one percent (1%) of the Corporation’s Net Income for the Performance Period, reduced by any monetary performance unit award for the same Performance Period under the TCF Performance-Based Compensation Policy.

11.                                 Nontransferability.

Each Stock Option and Stock Appreciation Right granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant.  A participant’s interest in a Performance Unit shall not be transferable until payment or delivery of the award is made.  Notwithstanding the foregoing, the Committee may in its discretion award Non-qualified Stock Options which are transferable at the discretion of the participant to whom they are awarded.

12.                                 Other Provisions.

The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate including, without limitation, provisions for the purchase of Common Shares under Stock Options under the Program in installments, provisions for the payment of the purchase price of shares under Stock Options under the Program by delivery of other Common Shares of the Company which have been owned for at least six months having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to apply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Program.

The Committee may, in its discretion, permit payment of the purchase price of shares under Stock Options under the Program by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions:  (a) the exercise of a Non-qualified Stock Option; (b) the lapse of restrictions on Common Shares received as a Restricted Stock Award; or (c) the receipt or exercise of any other Benefit; by paying cash for such amount or by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Benefit or (iii) to deliver other previously acquired Common Shares of the Company, and, in each case, having a Fair Market Value approximately equal to the amount to be withheld.

13.                                 Term of Program and Amendment, Modification, Cancellation or Acceleration of Benefits.

No Benefit shall be granted more than ten (10) years after April 21, 2004, the date of the approval of this Program by the stockholders; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of Common Shares issuable under this Program without stockholder approval for such increase; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all Stock Options and Stock Appreciation Rights then outstanding under this Program or the Prior Program to be exercisable, any or all then outstanding Restricted Stock awards (but not Performance Stock awards) to be vested, and any or all then outstanding Performance Units to have been earned, whether or not such options, rights, awards or units are then otherwise exercisable, vested or earned, unless the Committee has provided otherwise in the Award Agreement evidencing the Benefit awarded in order for the Benefit to qualify for special treatment under Section 162(m) of the Code.

14.                                 No Further Awards Under Prior Program.

No options or other awards shall be granted under the Prior Program on or after the date of stockholder approval of this Program.

15.                                 Taxes.

The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under this Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. In no event shall the Company withhold any amount for the payment of tax in excess of the minimum statutory withholding rates for Federal and state tax purposes.

16.                                 Definitions.

Fair Market Value.  The term “Fair Market Value” of the Company’s Common Shares means as of any applicable date the average of the high and low sales prices for the Company’s Common Shares on such date, as reported on the New York Stock Exchange or, if no such prices shall have been so reported on such date, on the next preceding date upon which prices are so reported.

Subsidiary.  The term “subsidiary” for all purposes other than the Incentive Stock Option Plan described in paragraph 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company.  For Incentive Stock Option Plan purposes the term “subsidiary” shall be defined as provided in Section 424(f) of the Code.

Change in Control.  A “Change in Control” shall be deemed to have occurred if:

(a)           any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities.  For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities; or

(b)           during any period of two (2) consecutive years (not including any period prior to the date on which the Program was approved by the Company’s Board of Directors) there shall cease to be a majority of the Board comprised as follows:  individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(c)           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

Notwithstanding the foregoing, the Committee may provide a different definition of Change in Control in the Award Agreement establishing the terms and conditions of any award, provided that any such definition is not more generous to the grantee under such Award Agreement than the foregoing definition.

Stock Options.  The term “Stock Options” shall mean Incentive Stock Options and Non-qualified Stock Options under the Program and, if the context includes the Prior Stock Option Programs, options granted under the Prior Stock Option Programs.

Disability.  The term “disability” for all purposes of this Program shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.

Retirement.  The term “retirement” for all purposes of the Program shall be determined by the Committee in such manner as the Committee may deem equitable or required by law.

17.                                 Adjustment Provisions.

If the Company shall at any time after approval of this Program by the stockholders change the number of issued Common Shares without new consideration to the Company (such as by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate  structure of TCF Financial or in the Common Shares, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which is significant for purposes of this Agreement), the total number of shares reserved for issuance under this Program, the maximum limit on awards to any person in any year in paragraph 4 hereof, and the number of shares covered by each outstanding Benefit shall be automatically adjusted so that the limitations, the aggregate consideration payable to the Company, and the value of each such Benefit shall not be changed.

Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Unless otherwise provided in the applicable Award Agreement, subject to the six month holding requirements of paragraphs 6, 7, 8(c) and 9 but notwithstanding any other provision of this Program or the Prior Stock Option Programs, upon the occurrence of a Change in Control:

(a)           All Stock Options then outstanding under this Program shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

(b)           All Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

(c)           All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied and all such Awards shall vest as of the date of the Change in Control; and

(d)           All Performance Units then outstanding shall be deemed to have been fully earned as determined by the Committee and to be immediately payable, in cash, as of the date of the Change in Control and shall be paid within thirty (30) days thereafter and all shares of Performance Stock then outstanding shall be fully vested and immediately distributable in the form of shares of common stock.

18.                                 Amendment and Termination of Program.

The Committee may amend this Program from time to time or terminate this Program at any time, but no such action shall reduce the then existing amount of any participant’s Benefit or adversely change the terms and conditions thereof without the participant’s consent, increase the number of authorized shares under this Program or cause a performance-based award to fail to qualify under Code Section 162(m).  No amendment of this Program shall result in any Committee member losing his or her status as a “disinterested person” as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the program losing its status as a protected plan under said Rule 16b-3.

19.                                 Stockholder Approval.

The Prior Program was adopted by the Board of Directors and approved by the stockholders in 1995.  This Program was adopted by the Board of Directors of the Company in ~~October 2008~~January 2011, effective upon obtaining stockholder approval at the ~~2009~~ 2011 Annual Stockholders Meeting.  This Program and any Benefit granted thereunder shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Program by the Board of Directors.

APPENDIX IV

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TCF FINANCIAL CORPORATION

(INCORPORATED APRIL 28, 1987)

Pursuant to Sections 242 and 245 of the

General Corporation Law of Delaware

(As amended through April ~~23,2008~~27, 2011

The date of filing of its original Certificate of Incorporation with the Secretary of State was April 28, 1987 with Restated Certificates of Incorporation filed on June 29, 1987, August 11, 1987, ~~and~~May 7, 1998 and April 23, 2008. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of TCF Financial Corporation and approved by the stockholders pursuant to Sections 242 and 245 of the General Corporation Law of Delaware (the “Delaware Corporation Law”).  This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s certificate of incorporation as heretofore amended or supplemented.

TCF Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

ARTICLE 1.                                                          CORPORATE TITLE

The name of the Corporation is TCF Financial Corporation.

ARTICLE 2.                                                          ADDRESS

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3.                                                          PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.

ARTICLE 4.                                                          CAPITAL STOCK

A.                AUTHORIZED SHARES

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is three hundred ten million (310,000,000) shares, $.01 par value, divided into two classes of which two hundred eighty million (280,000,000) shares shall be Common Stock (hereinafter the “Common Stock”) and thirty million (30,000,000) shares shall be Preferred Stock (hereinafter the “Preferred Stock”).  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without a separate vote of the holders of Preferred Stock as a class.

B.                 COMMON STOCK

Subject to the rights of the holders of shares of any series of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock or any series thereof herein or in a resolution of the Board of Directors establishing such series or by law:

(1)               the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of the Corporation’s capital stock.

(2)               Each share of Common stock shall be entitled to one vote for the election of directors and on all other matters requiring stockholder action.

C.                 PREFERRED STOCK

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

(1)               The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, without limitation, more than one vote, less than one vote or one vote per share and the ability to vote separately as a class or together with all or some of the other classes or series of capital stock on all or certain of the matters to be voted on by the stockholders of the Corporation), or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, including, but not limited to, the following:

(a)                the designation and number of shares constituting such series;

(b)               the dividend rate or rates of such series, if any, or the manner of determining such rate or rates, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock and whether such dividends shall be cumulative or non-cumulative, and, if cumulative, from which date or dates;

(c)                whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(d)               the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(e)                whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the time, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(f)                the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise, and if so entitled, the number of votes to which such holder is entitled, with respect to the election of directors or otherwise;

(g)               the restrictions, if any, on the issue or reissue of any additional series of Preferred Stock; and

(h)               the rights, if any, of the holders of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up.

(2)               Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of that series, and in case the number of shares of any series shall be so decreased the shares constituting the decrease shall resume that status which they had prior to the adoption of the resolution originally fixing the number of shares.

ARTICLE 5.                                                          ~~ACQUISITION OF STOCK~~  [Omitted]

ARTICLE 6.                                                          ~~INCORPORATOR~~  [Omitted]

ARTICLE 7.                                                          BOARD OF DIRECTORS

A.                NUMBER OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of a board of directors (the “Board of Directors”).  The authorized number of directors shall consist of not fewer than seven nor more than twenty-five directors. Within such limits, the exact number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Continuing Directors ~~(as defined hereinafter in Article 8)~~.

“Continuing Director” shall mean (a) if an “interested stockholder” (as defined in Section 203 of the Delaware Corporation Law, as the same shall be in effect from time to time) exists, any member of the Board of Directors of the Corporation who is not an interested stockholder or an “affiliate” or an “associate” (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as the same shall be in effect from time to time) of an interested stockholder and who was a member of the Board of Directors immediately prior to the time that an interested stockholder became an interested stockholder, and any successor to a Continuing Director who is not an interested stockholder or an affiliate or associate of an interested stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors; and (b) if an interested stockholder does not exist, any member of the Board of Directors.

B.                 ELECTION OF DIRECTORS

Except as otherwise designated pursuant to the provisions of Article 4 relating to the rights of the holders of any class or series of Preferred Stock, the directors of the Corporation shall be elected at the annual meeting of the stockholders.  Notwithstanding the foregoing, directors currently serving the Corporation as members of its classified board of directors shall continue to the completion of their respective terms, at which time election of successors will take place on an annual basis.  Current Class III directors shall continue to serve until the annual meeting of the stockholders in 2008, current Class I Directors shall continue to serve until the 2009 meeting, and current Class II directors shall continue to serve until the 2010 meeting.  Commencing with the annual meeting of stockholders in 2010, all directors shall be elected annually and the Corporation will not have a classified board.  Each director shall hold office until the director’s successor is elected and qualified, or until the director’s earlier resignation, disqualification, or removal from office.

C.                 NEWLY CREATED DIRECTORSHIPS AND VACANCIES

Except as otherwise designated pursuant to the provisions of Article 4 relating to the rights of the holders of any class or series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the Continuing Directors (as defined ~~hereinafter~~ in Article ~~8~~7.A), or if there be no Continuing Directors, by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the Continuing Directors, the directors, or the sole remaining director so to act, by the stockholders at the next election of directors; PROVIDED THAT, if the holders of any class or classes of stock or series thereof of the Corporation, voting separately, are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.  Directors so chosen shall hold office until the director’s successor is elected and qualified or until the director’s earlier resignation, disqualification or removal from office.  A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the Board of Directors, to serve until the director’s successor is elected and qualified or until the director’s earlier resignation, disqualification or removal from office.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D.                REMOVAL

A director may be removed only for cause, as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders (and not by written consent), the notice of which meeting expressly states such purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director’s duty to the Corporation and such adjudication is no longer subject to direct appeal.

ARTICLE 8.                                                          ~~CERTAIN BUSINESS COMBINATIONS~~[Omitted]

~~A.                HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS~~

~~In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or the provisions of this Certificate of Incorporation, and except as otherwise expressly provided in Paragraph B of this Article 8, a Business Combination (as hereinafter defined) with, or upon a proposal by, a Related Person (as hereinafter defined) shall be approved only upon the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock (as hereinafter defined) of the Corporation voting together as a single class, excluding all shares of Voting Stock beneficially owned or controlled by a Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law or regulation, or that a lesser percentage may be specified, by law or regulation.~~

~~B.                 WHEN HIGHER VOTE IS NOT REQUIRED~~

~~The provisions of Paragraph A of this Article 8 shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law, regulation or any other provision of this Certificate of Incorporation, if all of the conditions specified in any one of the following Subparagraphs (1), (2), or (3) are met:~~

~~(1)               Approval by directors. The Business Combination has been approved by a vote of a majority of the Continuing Directors (as hereinafter defined); or~~

~~(2)               Combination with subsidiary. The Business Combination is solely between the Corporation and a direct or indirect subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in Paragraph C(2)(e) of this Article 8; or~~

~~(3)               Price and procedural conditions. The proposed Business Combination will be consummated within three years after the date the Related Person became a Related Person (the “Determination Date”) and all of the following conditions have been met:~~

~~(a)                The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of Common Stock in such Business Combination by holders thereof shall be at least equal to the highest of the following: (i) the highest per share price (with appropriate adjustments for recapitalizations, reclassifications (including stock splits and reverse stock splits), and stock dividends), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Related Person for any shares of Common Stock acquired by it, including those shares acquired by the Related Person before the Determination Date, or (ii) the fair market value of the common stock of the Corporation (as determined by the Continuing Directors) on the date the Business Combination is first proposed (the “Announcement Date”).~~

~~(b)               The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of any class or series of Preferred Stock in such Business Combination by holders thereof shall be at least equal to the~~

~~higher of the following: (i) the highest per share price (with appropriate adjustments for recapitalizations, reclassifications (including stock splits and reverse stock splits), and stock dividends), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Related Person for any shares of such class or series of Preferred Stock acquired by it, including those shares acquired by the Related Person before the Determination Date; (ii) the fair market value of such class or series of Preferred Stock of the Corporation (as determined by a majority of the Continuing Directors) on the Announcement Date; and (iii) the highest preferential amount per share of such class or series of Preferred Stock to which the holders thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event).~~

~~(c)                The consideration to be received by holders of a particular class or series of outstanding Common or Preferred Stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.~~

~~(d)               No Extraordinary Event (as hereinafter defined) occurs after the Related Person has become a Related Person and prior to the consummation of the Business Combination.~~

~~(e)                A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions, although such proxy or information statement need be filed with the Securities and Exchange Commission only if a filing is required by such Act or subsequent provisions) and shall contain at the front thereof in a prominent place the recommendations, if any, of a majority of the Continuing Directors as to the advisability or inadvisability of the Business Combination and of any investment banking firm selected by a majority of the Continuing Directors as to the fairness of the Business Combination from the point of view of the stockholders of the Corporation other than the Related Person.~~

~~C.                 CERTAIN DEFINITIONS~~

~~For purposes of this Article 8, and such other Articles of this Certificate of Incorporation that specifically incorporate by reference the definitions contained in this Article 8:~~

~~(1)               “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as the same shall be in effect from time to time.~~

~~(2)               “Business Combination” shall mean any of the following transactions, when entered into by the Corporation or a direct or indirect subsidiary of the Corporation with, or upon a proposal by, a Related Person:~~

~~(a)                the acquisition, merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation; or~~

~~(b)               the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any direct or indirect subsidiary of the Corporation having an aggregate fair market value of $10,000,000 or more; or~~

~~(c)                the issuance or transfer by the Corporation or any direct or indirect subsidiary of the Corporation (in one or a series of transactions) of securities of this Corporation or that subsidiary having an aggregate fair market value of $10,000,000 or more; or~~

~~(d)               the adoption of a plan or proposal for the liquidation or dissolution of the Corporation or any direct or indirect subsidiary of the Corporation; or~~

~~(e)                any reclassification of securities (including a stock split or reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of, a Related Person in any class or series of capital stock of the Corporation or any direct or indirect subsidiary of the Corporation; or~~

~~(f)                any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing or any amendment or repeal of this Article 8.~~

~~(3)               “Continuing Director” shall mean (a) if a Related Person exists, any member of the Board of Directors of the Corporation who is not a Related Person or an Affiliate or Associate of a Related Person and who was a member of the Board of Directors immediately prior to the time that a Related Person became a Related Person, and any successor to a Continuing Director who is not a Related Person or an Affiliate or Associate of a Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors; and (b) if a Related Person does not exist, any member of the Board of Directors.~~

~~(4)               “Extraordinary Event” shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of the Continuing Directors:~~

~~(a)                any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding Preferred Stock;~~

~~or~~

~~(b)               any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); or~~

~~(c)                any failure to increase the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including a stock split or reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or~~

~~(d)               the receipt by the Related Person, after the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any direct or indirect subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.~~

~~(5)               The term “person” shall mean any individual, corporation, partnership, bank, association, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of “persons” acting or agreeing to act together for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, including any group of “persons” seeking to combine or pool their voting or other interests in the equity securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement whether written or otherwise.~~

~~(6)               “Related Person” shall mean any person (other than the Corporation, a direct or indirect subsidiary of the Corporation, or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a direct or indirect subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as the same shall be in effect from time to time) of more than ten percent (10%) of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such person.~~

~~(7)               “Voting Stock” shall mean all outstanding shares of the Common or Preferred Stock of the Corporation entitled to vote generally in the election of directors.~~

~~(8)               In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash” as used in Paragraphs B(3)(a) and B(3)(b) of this Article 8 shall include the~~

~~shares of Common Stock and/or the shares of any other class of Preferred Stock retained by the holders of such shares.~~

~~(9)               A majority of the Continuing Directors shall have the power to make all determinations with respect to this Article 8, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such Continuing Directors shall be conclusive and binding.~~

~~D.                NO EFFECT ON FIDUCIARY OBLIGATIONS OF RELATED PERSONS~~

~~Nothing contained in this Article 8 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.~~

ARTICLE 9.                                                          ACTION BY WRITTEN CONSENT

Except for the removal of a director pursuant to Article 7 hereof, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of the Corporation entitled to vote thereon.

ARTICLE 10.                                                    SPECIAL MEETINGS

Special meetings of the stockholders may only be called by a majority of the Continuing Directors (as defined in Article ~~8~~7.A).

ARTICLE 11.                                                    BYLAWS

Bylaws may be adopted, amended or repealed by (i) the affirmative vote of the holders of ~~at least eighty percent (80%) of the total votes eligible~~a majority of the stock of the Corporation entitled to ~~be cast at a stockholders~~’vote at a stockholders’ meeting duly called and held or (ii) a resolution adopted by the Board of Directors, including a majority of the Continuing Directors (as defined in Article ~~8~~7.A).

ARTICLE 12.                                                    LIMITATION OF DIRECTORS’ LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit.  If the Delaware Corporation Law is amended after the formation of this Corporation to permit the further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Corporation Law, as so amended.  Any repeal or modification of this Article 12 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE 13.                                                    INDEMNIFICATION

A.                Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a subsidiary thereof or is or was serving at the request of the Corporation, as a director, officer, partner, member or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, member or trustee or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereinafter be amended (but, in the case of any such amendment to the Delaware Corporation Law, the right to indemnification shall be retroactive only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law prior to such amendment permitted the Corporation to provide), against all expense, liability, and loss (including, without limitation, attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement thereof) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Paragraph B hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph A shall be a contract right and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph A or otherwise. Such right to indemnification and the payment of expenses incurred in defending a proceeding in advance of the final disposition may be conferred upon any person who is or was an employee or agent of the Corporation or a subsidiary thereof or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, if, and to the extent, authorized by the Bylaws or the Board of Directors, and shall inure to the benefit or his or her heirs, executors and administrators.

B.                 If a claim under Paragraph A of this Article 13 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereinafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including, without limitation, its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including without limitation, its Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

C.                 The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 13 shall not be exclusive of any other right to which any person may have or hereinafter acquire under any statute, provision of this Certificate of Incorporation or by the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

D.                The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

E.                 Any repeal or modification of the foregoing provisions of this Article 13 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

F.                 If this Article 13 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to any expense (including attorneys’ fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article 13 that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE 14.                                                    AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by law. ~~Notwithstanding the foregoing and in addition to any separate requirements contained in this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the total votes eligible to be cast at a legal meeting shall be required to amend, repeal or adopt any provisions inconsistent with, Articles 5, 7, 8, 9, 10, 11, 12, 13, and this Article 14.~~

THE UNDERSIGNED, being the Chief Executive Officer of the Corporation, does hereby certify that this Amended and Restated Certificate of Incorporation restates and integrates and further amends the Corporation’s previous Restated Certificate of Incorporation, as amended, and that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the Delaware Corporation Law, and does hereby make and file this Amended and Restated Certificate of Incorporation.

Dated: April ~~23, 2008~~27, 2011.

~~/s/ Lynn A. Nagorske~~
~~Lynn~~William A. ~~Nagorske~~Cooper

Chairman of the Board of Directors
and Chief Executive Officer

Attest:	~~/s/ Gregory J. Pulles~~
~~Gregory J. Pulles~~
Joseph T. Green
Secretary

M29918-P04471 You are receiving this communication because you hold shares in TCF Financial Corporation. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. This Notice also constitutes notice of the 2011 Annual Meeting of Stockholders. TCF FINANCIAL CORPORATION *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on April 27, 2011. TCF FINANCIAL CORPORATION 200 LAKE STREET EAST MAIL CODE EX0-03-A WAYZATA, MN 55391-1693 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual For holders as of: February 28, 2011 Date: April 27, 2011 Time: 10:00 a.m. local time Location: Marriott Minneapolis West 9960 Wayzata Boulevard St. Louis Park, Minnesota Directions to Attend Meeting in Person: * From I-169, exit on Betty Crocker Drive/Shelard Parkway * Go west and follow Shelard Parkway 3/4 mile to hotel located on left Attending The Meeting: If you plan to attend the Meeting, please bring a valid photo identification.

M29919-P04471 How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you plan to attend the Meeting, please bring a valid photo identification. At the Meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information available that is printed in the box marked by the arrow (located on the following page) and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this email address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 13, 2011 to facilitate timely delivery. How to View Online: Have the information available that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or EMAIL Copy: If you want to receive a paper or email copy of these documents, or of similar documents for future stockholder meetings, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY EMAIL*: sendmaterial@proxyvote.com * If requesting materials by email, please send a blank email with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Before You Vote How to Access the Proxy Materials NOTICE AND PROXY STATEMENT ANNUAL REPORT Proxy Materials Available to VIEW or RECEIVE: . XXXX XXXX XXXX . XXXX XXXX XXXX

Voting Items M29920-P04471 01) Raymond L. Barton 02) Peter Bell 03) William F. Bieber 04) Theodore J. Bigos 05) William A. Cooper 06) Thomas A. Cusick 07) Luella G. Goldberg 08) Karen L. Grandstrand 1. Election of fifteen Directors, each to serve a one-year term Nominees: The Board of Directors recommends you vote FOR the following proposals: 09) George G. Johnson 10) Vance K. Opperman 11) Gregory J. Pulles 12) Gerald A. Schwalbach 13) Ralph Strangis 14) Barry N. Winslow 15) Richard A. Zona 2. Approve an increase in the number of authorized shares reserved for issuance under the TCF Employees Stock Purchase Plan - Supplemental Plan The Board of Directors recommends you vote FOR the following proposals: 3. Approve revised and additional performance criteria under the TCF Performance-Based Compensation Policy 4. Approve revised and additional performance criteria under the TCF Financial Incentive Stock Program The Board of Directors recommends you vote Annual (1 year) on the following proposal: 8. Advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for 2011 The Board of Directors recommends you vote FOR the following proposal: 5. Approve an Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements 7. Advisory (non-binding) vote on the frequency of the stockholder advisory vote on executive compensation as disclosed in the proxy statement 6. Advisory (non-binding) vote on executive compensation as disclosed in the proxy statement

M29921-P04471

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TCF FINANCIAL CORPORATION M29916-P04471 For Against Abstain TCF FINANCIAL CORPORATION 200 LAKE STREET EAST MAIL CODE EX0-03-A WAYZATA, MN 55391-1693 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain For address change and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2011. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ATTENDING THE ANNUAL MEETING If you plan to attend the Meeting, please bring a valid photo identification. To view or print a copy of the proxy statement or Annual Report, go to www.proxyvote.com. Vote on Directors 01) Raymond L. Barton 02) Peter Bell 03) William F. Bieber 04) Theodore J. Bigos 05) William A. Cooper 06) Thomas A. Cusick 07) Luella G. Goldberg 08) Karen L. Grandstrand 1. Election of fifteen Directors, each to serve a one-year term Nominees: The Board of Directors recommends that you vote FOR the following: 09) George G. Johnson 10) Vance K. Opperman 11) Gregory J. Pulles 12) Gerald A. Schwalbach 13) Ralph Strangis 14) Barry N. Winslow 15) Richard A. Zona 2. Approve an increase in the number of authorized shares reserved for issuance under the TCF Employees Stock Purchase Plan - Supplemental Plan Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: 3. Approve revised and additional performance criteria under the TCF Performance-Based Compensation Policy 4. Approve revised and additional performance criteria under the TCF Financial Incentive Stock Program The Board of Directors recommends you vote Annual (1 year) on the following proposal: 8. Advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for 2011 The Board of Directors recommends you vote FOR the following proposal: 5. Approve an Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements 7. Advisory (non-binding) vote on the frequency of the stockholder advisory vote on executive compensation as disclosed in the proxy statement 6. Advisory (non-binding) vote on executive compensation as disclosed in the proxy statement (NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer or person.) Annual (1 Year) Biennial (2Years) Triennial (3 Years) Abstain 0 0 0 For Against Abstain PRELIMINARY COPY - SUBJECT TO COMPLETION, FEBRUARY 25, 2011

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M29917-P04471 Dear Stockholder, You are invited to attend TCF Financial Corporation's Annual Meeting of Stockholders, which will be held at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 27, 2011, at 10:00 a.m. local time. At the Annual Meeting you will be asked to vote on the eight proposals listed on the back of this card. Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote the shares by telephone or by Internet. Of course, you may also vote by mail by returning this completed proxy card in the postage-paid envelope provided (follow the instructions on the reverse side). Internet or telephone voting actually costs TCF less than proxy card voting by mail, so I encourage you to consider it! If you received more than one proxy card, please vote each card. Remember, you can vote in person at the Annual Meeting even if you do so now. Sincerely, William A. Cooper Chairman and Chief Executive Officer THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS April 27, 2011 The stockholder(s) hereby appoint(s) Thomas F. Jasper and Neil W. Brown, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TCF Financial Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. local time on Wednesday, April 27, 2011 (the "Meeting"), at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, and any adjournment or postponement thereof. If there are shares of stock allocated to the stockholder(s) in the TCF Employees Stock Purchase Plan ("ESPP"), Mercer, the ESPP Trustee, is instructed to vote all of such shares at the Meeting, and any adjournment thereof, pursuant to the instructions in the preceding paragraph. These ESPP share instructions are effective only if received no later than April 22, 2011. The Advisory Committee for the ESPP will vote all shares in the ESPP for which instructions are not received by April 22, 2011. This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and for each proposal, except the advisory vote on the frequency of the stockholder advisory vote on executive compensation for which this proxy will be voted Annual. If any of the following items arise, the proxies will vote in their own discretion: (a) any other business which the Board of Directors did not know at least 60 days before the date of the Meeting would be presented at the Meeting; (b) approval of minutes of the prior annual stockholders meeting; (c) election of any person as a Director in place of a nominee who is unable to serve or who for good cause will not serve; and (d) matters incident to the conduct of the Meeting. The stockholder can revoke this proxy after voting it (see proxy statement). PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE TCF FINANCIAL CORPORATION CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE